================================================================================

                                  $415,000,000


                                CREDIT AGREEMENT


                                     among


                             COLTEC INDUSTRIES INC,


                                 VARIOUS BANKS,


                                 THE CO-AGENTS,


                                     and

                            BANKERS TRUST COMPANY,
                           as Administrative Agent

                      __________________________________

                         Dated as of March 24, 1992
                                     and
                 Amended and Restated as of January 11, 1994

                      __________________________________


================================================================================

                            TABLE OF CONTENTS

                                                                   PAGE
                                                                   ----
Section 1.  Amount and Terms of Credit............................   1
      1.01  The Commitments.......................................   1
      1.02  Minimum Amount of Each Borrowing......................   4
      1.03  Notice of Borrowing...................................   5
      1.04  Disbursement of Funds.................................   6
      1.05  Notes.................................................   7
      1.06  Conversions...........................................   8
      1.07  Pro Rata Borrowings...................................   8
      1.08  Interest..............................................   9
      1.09  Interest Periods......................................  10
      1.10  Increased Costs, Illegality, etc......................  11
      1.11  Compensation..........................................  14
      1.12  Replacement of Banks..................................  14
      1.13  Change of Lending Office..............................  15

Section 2.  Letters of Credit.....................................  16
      2.01  Letters of Credit.....................................  16
      2.02  Minimum Stated Amount.................................  18
      2.03  Letter of Credit Requests.............................  18
      2.04  Letter of Credit Participations.......................  18
      2.05  Agreement to Repay Letter of Credit Drawings..........  22
      2.06  Increased Costs.......................................  23

Section 3.  Commitment Commission; Fees; Reductions of Commitment.  24
      3.01  Fees..................................................  24
      3.02  Voluntary Termination of Unutilized Commitments.......  25
      3.03  Mandatory Reduction of Commitments....................  26

Section 4.  Prepayments; Payments; Taxes..........................  32
      4.01  Voluntary Prepayments.................................  32
      4.02  Mandatory Repayments and Commitment Reductions........  33
      4.03  Method and Place of Payment...........................  34
      4.04  Net Payments..........................................  34


                                      (i)

                                                                   PAGE
                                                                   ----
Section 5.  Conditions Precedent To The Restatement Effective
            Date..................................................  37
      5.01  Execution of Agreement; Notes.........................  37
      5.02  Officer's Certificate.................................  37
      5.03  Opinions of Counsel...................................  37
      5.04  Corporate Documents; Proceedings......................  38
      5.05 Employee Benefit Plans; Shareholders' Agreements; Management Agreements; Employment Agreements;
            Collective Bargaining Agreements; Debt Agreements;
            Tax Sharing Agreements................................  39
      5.06  Subsidiaries Guaranty.................................  39
      5.07  Company Pledge Agreement..............................  39
      5.08  Subsidiaries Pledge Agreement.........................  40
      5.09  Security Agreements...................................  40
      5.10  Mortgages; Title Insurance; Surveys; etc..............  40
      5.11  Adverse Change, etc...................................  41
      5.12  Litigation............................................  42
      5.13  Solvency Certificate; Environmental Analyses;
            Insurance Analyses....................................  42
      5.14  Repayment of Certain Original Loans; Payment of
            Fees, Etc.............................................  42
      5.15  Balance Sheet.........................................  43
      5.16  Existing Indebtedness.................................  43
      5.17  Credit Parties' Acknowledgement.......................  44

Section 6.  Conditions Precedent To All Credit Events.............  44
      6.01  No Default; Representations and Warranties............  44
      6.02  Notice of Borrowing; Letter of Credit Request.........  44

Section 7.  Representations, Warranties and Agreements............  45
      7.01  Corporate Status......................................  46
      7.02  Corporate Power and Authority.........................  46
      7.03  No Violation..........................................  46
      7.04  Governmental Approvals................................  47
      7.05  Financial Statements; Financial Condition; Undisclosed
             Liabilities; Projections; etc........................  47
      7.06  Litigation............................................  49
      7.07  True and Complete Disclosure..........................  49
      7.08  Use of Proceeds; Margin Regulations...................  49
      7.09  Tax Returns and Payments..............................  50
      7.10  Compliance with ERISA.................................  50
      7.11  The Security Documents................................  51
      7.12  Representations and Warranties in Credit Documents....  52


                                      (ii)

                                                                   PAGE
                                                                   ----
      7.13  Properties............................................  52
      7.14  Capitalization........................................  53
      7.15  Subsidiaries..........................................  53
      7.16  Compliance with Statutes, etc.........................  54
      7.17  Investment Company Act................................  54
      7.18  Public Utility Holding Company Act....................  54
      7.19  Environmental Matters.................................  54
      7.20  Labor Relations.......................................  55
      7.21  Patents, Licenses, Franchises and Formulas............  56
      7.22  Indebtedness..........................................  56
      7.23  Restrictions on or Relating to Subsidiaries...........  56
      7.24  Transaction...........................................  56
      7.25  Debarment or Suspension...............................  57

Section 8.  Affirmative Covenants.................................  57
      8.01  Information Covenants.................................  57
      8.02  Books, Records and Inspections........................  61
      8.03  Maintenance of Property, Insurance....................  61
      8.04  Corporate Franchises..................................  62
      8.05  Compliance with Statutes, etc.........................  62
      8.06  Compliance with Environmental Laws....................  62
      8.07  ERISA.................................................  63
      8.08  End of Fiscal Years; Fiscal Quarters..................  64
      8.09  Performance of Obligations............................  65
      8.10  Payment of Taxes......................................  65
      8.11  Foreign Subsidiaries Security.........................  65
      8.12  Ownership of Subsidiaries.............................  66
      8.13  Revised Forms 441S....................................  67
      8.14  Permitted Transactions................................  67
      8.15  Additional Security; Further Assurances...............  70

Section 9.  Negative Covenants....................................  73
      9.01  Liens.................................................  73
      9.02  Consolidation, Merger, Purchase or Sale of
            Assets, etc...........................................  76
      9.03  Dividends.............................................  80
      9.04  Indebtedness..........................................  80
      9.05  Advances, Investments and Loans.......................  82
      9.06  Transactions with Affiliates..........................  85
      9.07  Capital Expenditures..................................  86
      9.08  Current Ratio.........................................  86
      9.09  Interest Coverage Ratio...............................  86
      9.10 Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incor-


                                     (iii)

                                                                   PAGE
                                                                   ----
            poration, By-Laws and Certain Other
            Agreements; etc.......................................  87
      9.11  Limitation on Certain Restrictions on Subsidiaries....  88
      9.12  Limitation on Issuance of Capital Stock...............  89
      9.13  Business..............................................  90
      9.14  Limitation on Creation of Subsidiaries................  90

Section 10.  Events of Default....................................  91
      10.01  Payments.............................................  91
      10.02  Representations, etc.................................  91
      10.03  Covenants............................................  91
      10.04  Default Under Other Agreements.......................  91
      10.05  Bankruptcy, etc......................................  92
      10.06  ERISA................................................  92
      10.07  Security Documents...................................  93
      10.08  Guaranties...........................................  93
      10.09  Judgments............................................  94
      10.10  Change of Control....................................  94
      10.11  Debarment or Suspension..............................  94

Section 11.  Definitions And Accounting Terms.....................  95
      11.01  Defined Terms........................................  95

Section 12.  The Agents........................................... 132
      12.01  Appointment.......................................... 132
      12.02  Nature of Duties..................................... 132
      12.03  Lack of Reliance on the Agents....................... 133
      12.04  Certain Rights of the Agents......................... 133
      12.05  Reliance............................................. 134
      12.06  Indemnification...................................... 134
      12.07  The Agents in Their Individual Capacity.............. 134
      12.08  Holders.............................................. 134
      12.09  Certain Notices...................................... 135
      12.10  Resignation by the Agents............................ 135

Section 13.  Miscellaneous........................................ 136
      13.01  Payment of Expenses, etc............................. 136
      13.02  Right of Setoff...................................... 137
      13.03  Notices.............................................. 137
      13.04  Benefit of Agreement................................. 138
      13.05  No Waiver; Remedies Cumulative....................... 140
      13.06  Payments Pro Rata.................................... 140
      13.07  Calculations; Computations........................... 141
      13.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE;
             WAIVER OF JURY TRIAL................................. 142


                                      (iv)

                                                                   PAGE
                                                                   ----
      13.09  Counterparts......................................... 143
      13.10  Effectiveness; Funding by New and Continuing Banks... 143
      13.11  Headings Descriptive................................. 144
      13.12  Amendment or Waiver.................................. 144
      13.13  Survival............................................. 146
      13.14  Domicile of Loans.................................... 146
      13.15  Confidentiality...................................... 146
      13.16  Post-Closing Actions................................. 147
      13.17  Security Agreement Collateral; Exchange of
             Intercompany Notes................................... 148
      13.18  Interest............................................. 149
      13.19  Addition of New Banks; Conversion of Original
             Loans of Continuing Banks; Termination of
             Commitments of Non-Continuing Banks;
             Resignation of Existing Agents....................... 151

ANNEX A           New Banks

SCHEDULE I        Commitments
SCHEDULE II       Existing Letters of Credit
SCHEDULE III      Real Property
SCHEDULE IV       Taxes
SCHEDULE V        Subsidiaries
SCHEDULE VI       Existing Indebtedness
SCHEDULE VII      Insurance
SCHEDULE VIII     Existing Liens
SCHEDULE IX       Bank Addresses
SCHEDULE X        Restrictions on Subsidiaries

EXHIBIT A         Notice of Borrowing
EXHIBIT B-1       Revolving Note
EXHIBIT B-2       Swingline Note
EXHIBIT C         Letter of Credit Request
EXHIBIT D-1       Form of Opinion of Shearman & Sterling
EXHIBIT D-2       Form of Opinion of Reed, Smith, Shaw &
                    McClay
EXHIBIT D-3       Form of Opinion of General Counsel to the
                    Company
EXHIBIT E         Officers' Certificate
EXHIBIT F         Form of Solvency Certificate
EXHIBIT G         Form of Flash Report
EXHIBIT H         Form of Budget
EXHIBIT I         Subordination Provisions
EXHIBIT J         Assignment and Assumption Agreement


                                      (v)

EXHIBIT K         Credit Parties' Acknowledgement
EXHIBIT L         Outstanding Letters of Credit


                                      (vi)

            CREDIT AGREEMENT, dated as of March 24, 1992 and Amended and Restated as of January 11, 1994, among COLTEC INDUSTRIES INC, a corporation organized and existing under the laws of the State of Pennsylvania (the "Company"), the various Banks from time to time party hereto, the various Co-Agents, and BANKERS TRUST COMPANY, as Administrative Agent (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).


                             W I T N E S S E T H :


            WHEREAS, the Company, the Existing Banks, the Existing Agents and Bankers Trust Company, as Administrative Agent, are party to a Credit Agreement, dated as of March 24, 1992 (as the same has been amended, modified or supplemented to, but not including, the Restatement Effective Date, the "Original Credit Agreement");

            WHEREAS, the parties hereto wish to amend the Original Credit Agreement as herein provided.


            NOW, THEREFORE, the parties hereto agree that the Original Credit Agreement shall be and hereby is amended and restated in its entirety as follows:

            Section 1.  AMOUNT AND TERMS OF CREDIT.

            1.01 THE COMMITMENTS. (a) Subject to and upon the terms and conditions set forth herein, each Bank severally agrees, (A) in the case of each Continuing Bank, to convert, on the Restatement Effective Date, Original Loans made by such Continuing Bank to the Company pursuant to the Original Credit Agreement and outstanding on the Restatement Effective Date in that aggregate principal amount as is equal to the lesser of (x) the aggregate principal amount of such Original Loans made by such Continuing Bank and so outstanding or (y) such Continuing Bank's Percentage (immediately after giving effect to the occurrence of the Restatement Effective Date) of the aggregate principal amount of Original Loans made by all Existing Banks and outstanding on the Restatement Effective Date and immediately before giving effect thereto, into a Borrowing of Revolving Loans hereunder (as so converted, together with all Revolving Loans made pursuant to the following clauses (B) and (C), the "Revolving Loans" and each, a "Revolving Loan"), (B) in the case of each Bank, to make, on the Restatement Effective

Date, Revolving Loans to the Company in that amount as is equal to the Percentage of such Bank (determined on the Restatement Effective Date and after giving effect thereto) of the aggregate principal amount of Original Loans made by the Existing Banks and outstanding on the Restatement Effective Date less, in the case of each Continuing Bank, the aggregate principal amount of Revolving Loans to be made by it by way of conversion on the Restatement Effective Date pursuant to preceding clause (A), and (C) in the case of each Bank, at any time and from time to time on and after the Restatement Effective Date and prior to the Final Maturity Date, to make one or more additional Revolving Loans to the Company, all of which Revolving Loans made pursuant to preceding clauses (A), (B) and (C) (i) shall, at the option of the Company, be Base Rate Loans or Eurodollar Rate Loans, PROVIDED that (x) except as otherwise specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type and (y) no more than one Borrowing of Eurodollar Rate Loans (which Borrowing of Eurodollar Rate Loans must be made on the Restatement Effective Date and must have an Interest Period of one month and which may be maintained as a single Borrowing of Eurodollar Rate Loans for an additional Interest Period of one month) may be incurred prior to the earlier of (1) the 60th day after the Restatement Effective Date and (2) that date (the "Syndication Date") upon which the Administrative Agent determines in its sole discretion (and notifies the Company) that the primary syndication (and the resultant addition of institutions as Banks pursuant to Section 13.04) has been completed, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when added to the product of (x) such Bank's Adjusted Percentage and (y) the sum of (A) all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, (B) all Non-Facility Letter of Credit Outstandings (exclusive of Non-Facility Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (C) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Commitment of such Bank at such time, and (iv) shall not exceed for all Banks at any time outstanding that aggregate principal amount which, when added to (x) the amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, (y) the amount of all Non-Facility Letter of Credit Outstandings (exclusive of Non-Facility Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (z) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, exceeds an amount equal to the Total Commitment at such time.

            (b) Subject to and upon the terms and conditions herein set forth, BTCo in its individual capacity agrees (A) to convert, on the Restatement Effective Date, the Original Swingline Loans made by BTCo to the Company pursuant to the Original Credit Agreement and outstanding on the Restatement Effective Date into a Borrowing of Swingline Loans hereunder (as so converted, together with all Swingline Loans made pursuant to the following clause (B), the "Swingline Loans" and each, a "Swingline Loan") and (B) to make at any time and from time to time after the Restatement Effective Date and prior to the Swingline Expiry Date, a loan or loans to the Company (each a "Swingline Loan," and collectively, the "Swingline Loans"), which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans made by Non-Defaulting Banks then outstanding, Letter of Credit Outstandings at such time and Non-Facility Letter of Credit Outstandings at such time, an amount equal to the Adjusted Total Commitment then in effect (after giving effect to any reductions to the Adjusted Total Commitment on such date) and (iv) shall not exceed at any time outstanding the Maximum Swingline Amount.

            (c) On any Business Day, BTCo may, in its sole discretion, give notice to the Banks that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (PROVIDED that such notice shall be deemed to have been automatically given upon the occurrence of an Event of Default under
Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall, to the maximum extent permitted by applicable law, be made on the immediately succeeding Business Day from all Banks (without giving effect to any reductions thereto pursuant to the last paragraph of Section 10) PRO RATA on the basis of their respective Adjusted Percentages (determined before giving effect to any termination of the Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly to BTCo to repay BTCo for such outstanding Swingline Loans. Each such Bank hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by BTCo, to the maximum extent permitted by applicable law, notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in Section 5 or 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing and (v) any reduction in the Total Commitment or the Adjusted Total Commitment after any such Swingline Loans were made. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding of the type referred to in Section
10.05 with respect to the Company), then each such Bank hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Company on or after such date and prior to such purchase) from BTCo such participations in the outstanding Swingline Loans as shall be necessary to cause such Banks to share in such Swingline Loans ratably based upon their respective Adjusted Percentages (determined before giving effect to any termination of the Commitments pursuant to the last paragraph of Section 10), PROVIDED that (x) all interest payable on the Swingline Loans shall be for the account of BTCo until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Bank shall be required to pay BTCo interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder.

            1.02 MINIMUM AMOUNT OF EACH BORROWING. The aggregate principal amount of each Borrowing of Revolving Loans shall not be less than $5,000,000 and, if greater, shall be in an integral multiple of $1,000,000; PROVIDED that Borrowings of Revolving Loans made as Base Rate Loans may be made in integral multiples of $1,000,000. The aggregate principal amount of each Borrowing of Swingline Loans shall be in integral multiples of $1,000,000. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than ten Borrowings of Eurodollar Rate Loans.

            1.03 NOTICE OF BORROWING. (a) Whenever the Company desires to make a Borrowing hereunder (excluding Borrowings of Swingline Loans and Mandatory Borrowings), it shall give the Administrative Agent at its Notice Office at least two Business Days' prior telex, telecopy or telephonic notice (confirmed in writing) of each Base Rate Loan and at least three Business Days' prior telex, telecopy or telephonic notice (confirmed in writing) of each Eurodollar Rate Loan to be made hereunder, PROVIDED that any such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York time) on such day. Each such notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Company substantially in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Loans to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Rate Loans and, if Eurodollar Rate Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly, and in any event within one Business Day of receipt of such Notice of Borrowing, give each Bank notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

            (b)(i) Whenever the Company desires to make a Borrowing of Swingline Loans hereunder, it shall give BTCo not later than 10:00 a.m. (New York time) on the date that a Swingline Loan is to be made, written notice or telephonic notice confirmed in writing of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing.

            (ii) Without in any way limiting the obligation of the Company to confirm in writing any telephonic notice of such Borrowing of Swingline Loans, BTCo may act without lia-bility upon the basis of telephonic notice of such Borrowing believed by BTCo in good faith to be from a President, an Executive Vice President, a Senior Vice President, a Vice President, a Treasurer or an Assistant Treasurer of the Company prior to receipt of written confirmation. In each such case, the Company hereby waives the right to dispute BTCo's record of the terms of such telephonic notice of such Borrowing of Swingline Loans absent manifest error.

         (iii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(c), with the Company irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 1.01(c) to the maximum extent permitted by applicable law.

            1.04 DISBURSEMENT OF FUNDS. Except as otherwise specifically provided in the immediately succeeding sentence, no later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than 2:00 P.M. (New York time) on the date specified pursuant to Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified in
Section 1.01(c)), each Bank will make available its PRO RATA portion of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, BTCo shall make available the full amount thereof). All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will make available to the Company at the Payment Office the aggregate of the amounts so made available by the Banks. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent such Bank's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Company and the Company shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the Company, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Company until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Bank, the cost to the Administrative Agent of acquiring overnight Federal funds and (ii) if recovered from the Company, the rate of interest applicable to the respective Borrowing, as determined pursuant to
Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the Company may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

            1.05 NOTES. (a) The Company's obligation to pay the principal of, and interest on, the Loans made by each Bank shall be evidenced (i) if Revolving Loans, by a promissory note duly executed and delivered by the Company substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes"), and (ii) if Swingline Loans, by a promissory note duly executed and delivered by the Company substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (the "Swingline Note").

            (b) The Revolving Note issued to each Bank shall (i) be executed by the Company, (ii) be payable to the order of such Bank and be dated the Restatement Effective Date, (iii) be in a stated principal amount equal to the Commitment of such Bank and be payable in the principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Rate Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in
Section 4.02 and (vii) be entitled to the benefits of this Agreement and the Subsidiaries Guaranty and be secured by the Security Documents.

            (c) The Swingline Note issued to BTCo shall (i) be executed by the Company, (ii) be payable to the order of BTCo and be dated the Restatement Effective Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the outstanding Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby and (vi) be entitled to the benefits of this Agreement and the Subsidiaries Guaranty and be secured by the Security Documents.

            (d) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the Company's obligations in respect of such Loans.

            1.06 CONVERSIONS. The Company shall have the option to convert, on any Business Day occurring on or after the earlier of (1) the 60th day after the Restatement Effective Date and (2) the Syndication Date, all or a portion equal to at least $5,000,000 of the outstanding principal amount of the Loans (other than Swingline Loans, which may not be converted pursuant to this Section 1.06) made pursuant to one or more Borrowings of one or more Types of Loans into a Borrowing of another Type of Loan, PROVIDED that (i) except as otherwise provided in Section 1.10(b) or 4.02(b), Eurodollar Rate Loans may be converted into Loans of another Type only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Rate Loans shall reduce the outstanding principal amount of such Eurodollar Rate Loans made pursuant to a single Borrowing to less than $5,000,000, (ii) Base Rate Loans may only be converted into Eurodollar Rate Loans if no Default or Event of Default is in existence on the date of the conversion, (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Rate Loans than is permitted under Section 1.02. Each such conversion shall be effected by the Company by giving the Administrative Agent at its Notice Office prior to 11:00 A.M. (New York time) at least three Business Days' prior notice (each a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing(s) pursuant to which such Loans were made and, if to be converted into Eurodollar Rate Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans.

            1.07 PRO RATA BORROWINGS. All Borrowings of Revolving Loans under this Agreement shall be incurred from the Banks PRO RATA on the basis of their Commitments; PROVIDED that all Borrowings of Revolving Loans made pursuant to a Mandatory Borrowing shall be incurred from the Banks PRO RATA on the basis of their Adjusted Percentages. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder regardless of the failure of any other Bank to make its Loans hereunder.

            1.08 INTEREST. (a) The Company agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Company until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall be equal to the Base Rate in effect from time to time.

            (b) The Company agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Rate Loan from the date the proceeds thereof are made available to the Company until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Quoted Rate for such Interest Period.

            (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of (x) 2-1/4% per annum in excess of the Base Rate in effect from time to time and (y) the rate which is 2% in excess of the rate then borne by such Loans, in each case with such interest to be payable on demand.

            (d)   Accrued (and theretofore unpaid) interest shall be payable
(i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Rate Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment (on the amount repaid), on any conversion pursuant to Section 1.10(b) or 4.02(b) (on the amount converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

            (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Quoted Rate for each Interest Period applicable to Eurodollar Rate Loans and shall promptly notify the Company and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

            1.09 INTEREST PERIODS. At the time it gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Rate Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Rate Loan (in the case of any subsequent Interest Period), the Company shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Rate Loan, which Interest Period shall, at the option of the Company, be a one, two, three or six month period, PROVIDED that:

            (i) all Eurodollar Rate Loans comprising a Borrowing shall at all times have the same Interest Period;

           (ii) the initial Interest Period for any Eurodollar Rate Loan shall commence on the date of Borrowing of such Loan (including the date of any conversion thereto from a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

          (iii) if any Interest Period relating to a Eurodollar Rate Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

           (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED, HOWEVER, that if any Interest
      Period for a Eurodollar Rate Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (v) no Interest Period may be selected at any time when any Default or Event of Default is then in existence;

           (vi) no Interest Period shall be selected which extends beyond the Final Maturity Date;

          (vii) no Interest Period shall extend beyond any date upon which a Scheduled Reduction is to be made if, after giving effect to the selection of such Interest Period, the aggregate amount of Revolving Loans maintained as Eurodollar Rate Loans with Interest Periods ending after such date of Scheduled Reduction would exceed the Total Commitment after giving effect to the reduction thereto resulting from such Scheduled Reduction; and

         (viii) no Interest Period shall be greater than one month for any Borrowing of Eurodollar Rate Loans prior to the earlier of (i) the 60th day following the Restatement Effective Date and (ii) the Syndication Date.

            If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Rate Loans, the Company has failed to elect a new Interest Period to be applicable to such Eurodollar Rate Loans as provided above, the Company shall be deemed to have elected to convert such Eurodollar Rate Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

            1.10 INCREASED COSTS, ILLEGALITY, ETC. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

            (i) on any Interest Determination Date that, by reason of any changes arising after the Restatement Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Quoted Rate; or

           (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Rate Loan because of (x) any change since the Restatement Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payments to any Bank of the principal of or interest on the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank imposed by the jurisdiction in which its principal office or applicable lending office is located) or (B) a change in official reserve requirements (but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Quoted Rate) and/or (y) other circumstances affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market; or

          (iii) at any time, that the making or continuance of any Eurodollar Rate Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Restatement Effective Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Company and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Rate Loans shall no longer be available until such time as the Administrative Agent notifies the Company and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist (which notice the Administrative Agent shall provide promptly after obtaining actual knowledge that such circumstances no longer exist), and any Notice of Borrowing or Notice of Conversion given by the Company with respect to Eurodollar Rate Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Company, (y) in the case of clause (ii) above, the Company shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Company by such Bank shall, absent manifest error, be final and conclusive on and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Company shall take one of the actions spec-ified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

            (b) At any time that any Eurodollar Rate Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Company may (and in the case of a Eurodollar Rate Loan affected by the circumstances described in Section 1.10(a)(iii) shall) either (i) if the affected Eurodollar Rate Loan is then being made initially or pursuant to a conversion, by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Company was notified by the affected Bank or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii), cancel the respective Borrowing, or
(ii) if the affected Eurodollar Rate Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Bank to convert such Eurodollar Rate Loan into a Base Rate Loan, PROVIDED that, if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

            (c) If at any time after the Restatement Effective Date, the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law, and including without limitation changes in those announced or published prior to the Restatement Effective Date) concerning capital adequacy, or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Commitments hereunder or its obligations hereunder, then the Company shall pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, PROVIDED that such Bank's determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this
Section 1.10(c), will give prompt written notice thereof to the Company, which notice shall show the basis for calculation of such additional amounts, although the failure to give any such notice (unless the respective Bank has in-tentionally withheld or delayed such notice, in which case the respective Bank shall not be entitled to receive additional amounts pursuant to this
Section 1.10(c) for periods occurring prior to the 180th day before the giving of such notice) shall not release or diminish any of the Company's obligations to pay additional amounts pursuant to this Section 1.10(c).

            1.11 COMPENSATION. The Company shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Rate Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Company or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.02) or conversion of any of its Eurodollar Rate Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by the Company; or (iv) as a consequence of (x) any other default by the Company to repay its Loans when required by the terms of this Agreement or any Note held by such Bank or (y) any election made pursuant to
Section 1.10(b).

            1.12  REPLACEMENT OF BANKS.  (x) If any Bank becomes a
Defaulting Bank or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings, (y) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or
Section 4.04 with respect to any Bank which results in such Bank charging to the Company increased costs in excess of those being generally charged by the other Banks, or (z) as provided in Section 13.12(b) in the case of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Company shall have the right, if no Default or Event of Default then exists, to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferees, none of which shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") reasonably acceptable to the Administrative Agent, PROVIDED that (i) at the time of any replacement pursuant to this Section 1.12, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said
Section 13.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01 and (y) BTCo an amount equal to such Replaced Bank's Adjusted Percentage (for this purpose, determined as if the adjustment described in clause (y) of the immediately succeeding sentence had been made with respect to such Replaced
Bank) of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank, and
(ii) all obligations of the Company due and owing to the Replaced Bank at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the Company, (x) the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Bank and (y) the Adjusted Percentages of the Banks shall be automatically adjusted at such time to give effect to such replacement (and to give effect to the replacement of a Defaulting Bank with one or more Non-Defaulting Banks).

            1.13 CHANGE OF LENDING OFFICE. Each Bank agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to such Bank, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of

Credit affected by such event, PROVIDED that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage as a result thereof, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.13 shall affect or postpone any of the obligations of the Company or the right of any Bank provided in Sections 1.10, 2.06 and 4.04.

            Section 2.  LETTERS OF CREDIT.

            2.01 LETTERS OF CREDIT. (a) Subject to and upon the terms and conditions set forth herein, the Company may request that any Issuing Bank issue, at any time and from time to time on and after the Restatement Effective Date and prior to the Final Maturity Date, (x) for the account of the Company and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Indebtedness of the Company or any of its Domestic Subsidiaries, an irrevocable standby letter of credit in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank in support of said L/C Supportable Indebtedness (each such standby letter of credit, a "Standby Letter of Credit") and (y) for the account of the Company and for the benefit of sellers of goods to the Company or any of its Subsidiaries, an irrevocable sight documentary letter of credit in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank, in support of commercial transactions of the Company and its Subsidiaries in the ordinary course of business (each such documentary letter of credit, a "Trade Letter of Credit" and each such Trade Letter of Credit, each Standby Letter of Credit and each letter of credit described in the last sentence of this
Section 2.01(a), a "Letter of Credit"). It is hereby acknowledged and agreed that each Letter of Credit described in Part A of Schedule II (the "Included Letters of Credit") shall constitute a "Standby Letter of Credit" and a "Letter of Credit" for purposes of this Agreement.

            (b) Each Issuing Bank may agree, in its sole discretion, that it will, and BTCo hereby agrees that, in the event a requested Letter of Credit is not issued by one of the other Issuing Banks, it will (subject to the terms and conditions contained herein), at any time and from time to time on or after the Restatement Effective Date and prior to the Final Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Company one or more Letters of Credit (in such form as is acceptable to such Issuing Bank) (x) in the case of Standby

Letters of Credit, in support of such L/C Supportable Indebtedness of the Company or any of its Subsidiaries as is permitted to remain outstanding without giving rise to a Default or Event of Default hereunder and (y) in the case of Trade Letters of Credit, in support of sellers of goods as referenced in Section 2.01(a), PROVIDED that the respective Issuing Bank shall be under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

            (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Bank as of the date hereof and which such Issuing Bank in good faith deems material to it; or

          (ii) such Issuing Bank shall have received notice from any Bank prior to the issuance of such Letter of Credit of the type described in the second sentence of Section 2.03(b).

            (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the sum of (A) the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time plus (B) the Non-Facility Letter of Credit Outstandings (exclusive of Non-Facility Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed either (x) $100,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans made by Non-Defaulting Banks and Swingline Loans then outstanding, an amount equal to the Adjusted Total Commitment then in effect (after giving effect to any reductions to the Adjusted Total Commitment on such date), (ii) the aggregate Stated Amount of all Existing Letters of Credit shall not exceed $85,000,000 and (iii) each Letter of Credit shall by its terms terminate on or before the earlier of (x) (A) in the case of Standby Letters of Credit, the date which occurs 12 months after the date of the issuance thereof (although any such Standby Letter of Credit may be renewable for successive periods of up to 12 months, but not beyond the Final Maturity Date, on terms acceptable to the Issuing Bank) and (B) in the case of Trade Letters of Credit, the date which occurs 180 days after the date of issuance thereof or (y) the Final Maturity Date.

            2.02 MINIMUM STATED AMOUNT. The Stated Amount of each Letter of Credit shall be not less $250,000 or such lesser amount as may be acceptable to the Issuing Bank issuing such Letter of Credit.

            2.03 LETTER OF CREDIT REQUESTS. (a) Whenever the Company desires that a Letter of Credit be issued for its account, the Company shall give the Administrative Agent and the respective Issuing Bank at least ten Business Days' written notice thereof (or such lesser notice as may be acceptable to such Issuing Bank). Each notice shall be substantially in the form of Exhibit C (each a "Letter of Credit Request"). The Administrative Agent shall promptly transmit copies of each Letter of Credit Request to each Bank.

            (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Company that such Letter of Credit may be issued in accordance with, and will not violate the requirements of,
Section 2.01(c). Unless the respective Issuing Bank has received notice from the Administrative Agent before it issues a Letter of Credit that one or more of the applicable conditions specified in Section 5 or Section 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(c), then such Issuing Bank may issue the requested Letter of Credit for the account of the Company in accordance with such Issuing Bank's usual and customary practices. Upon its issuance of, or its entering into an amendment with respect to, any Letter of Credit, the respective Issuing Bank shall promptly notify the Administrative Agent of such issuance or amendment and deliver to the Administrative Agent a copy of such Letter of Credit or amendment, as the case may be. Promptly thereafter, the Administrative Agent shall notify each Bank of such issuance or amendment, which notice shall be accompanied by a copy of the Letter of Credit issued, or the amendment entered into, as the case may be, by such Issuing Bank.

            2.04 LETTER OF CREDIT PARTICIPATIONS. (a) Immediately upon the issuance by any Issuing Bank of any Letter of

Credit (or upon the Restatement Effective Date with respect to the Included Letters of Credit), such Issuing Bank shall be deemed to have sold and transferred to each Bank, other than such Issuing Bank (each such Bank, in its capacity as transferee under this Section 2.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Adjusted Percentage in such Letter of Credit, in each substitute letter of credit, each drawing made thereunder and the obligations of the Company under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Commitments of the Banks pursuant to Section 1.12 or 13.04 or in the Adjusted Percentages of the Banks as a result of the occurrence of a Bank Default, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Adjusted Percentages of the assignor and assignee Bank.

            (b) In determining whether to pay under any Letter of Credit, no Issuing Bank shall have any obligation relative to the other Banks other than to determine that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to the Company or any Bank. Any reimbursement payment made by the Company shall be without prejudice to, and shall not constitute a waiver of, any right the Company might have or might acquire as a result of any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit, although the respective Issuing Bank shall have no liability to the Company except to the extent of its gross negligence or willful misconduct in connection therewith.

            (c) In the event that any Issuing Bank makes any payment under any Letter of Credit and the Company shall not have reimbursed such amount in full to the respective Issuing Bank pursuant to Section 2.05(a), the respective Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuing Bank the amount of such Participant's Adjusted Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Administrative Agent at the Payment Office of the Administrative Agent for the account of such Issuing Bank in Dollars such Participant's Adjusted Percentage of the amount of such payment on such Business Day in same day funds and the Administrative Agent will make available to such Issuing Bank at the Payment Office the aggregate of the amounts so made available by the Banks. If and to the extent such Participant shall not have so made its Adjusted Percentage of the amount of such payment available to the Administrative Agent for the account of such Issuing Bank, such Participant agrees to pay to the Administrative Agent for the account of such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Issuing Bank at the overnight Federal Funds rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans for each day thereafter. The failure of any Participant to make available to the Administrative Agent for the account of such Issuing Bank its Adjusted Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank its Adjusted Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of such Issuing Bank such other Participant's Adjusted Percentage of any such payment.

            (d) Whenever any Issuing Bank receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Issuing Bank any payments from the Participants pursuant to clause (c) above, such Issuing Bank shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Participant which has paid its Adjusted Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

            (e) Upon the request of any Participant, each Issuing Bank shall furnish to such Participant copies of any Letter of Credit issued by such Issuing Bank and such other documentation as may reasonably be requested by such Participant.

            (f) The obligations of the Participants to make payments to the Administrative Agent for the account of each Issuing Bank with respect to Letters of Credit issued shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

            (i) any lack of validity or enforceability of this Agreement or any of the Credit Documents;

          (ii) the existence of any claim, setoff, defense or other right which the Company may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Company and the beneficiary named in any such Letter of Credit);

         (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

            (v)   the occurrence of any Default or Event of Default;

PROVIDED, HOWEVER, that any payment made by any Participant to the Administrative Agent for the account of any Issuing Bank shall be made without prejudice to, and shall not constitute a waiver of, any right such Participant might have or might acquire as a result of the payment by the Issuing Bank of any draft or the reimbursement by such Participant thereof, although the respective Issuing Bank shall have no liability to such Participant except to the extent of its gross negligence or willful misconduct in connection therewith.

            2.05 AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS. (a) The Company hereby agrees to reimburse the respective Issuing Bank, by making payment to the Administrative Agent in immediately available funds at the Payment Office (or by making the payment directly to the respective Issuing Bank at such location as may otherwise have been agreed upon by the Company and the respective Issuing Bank), for any payment or disbursement made by such Issuing Bank under any Letter of Credit (each such amount, an "Unpaid Drawing"), immediately after, and in any event on the date of, such payment or disbursement, with interest on the amount so paid or disbursed by such Issuing Bank, to the extent not reimbursed prior to Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Bank was reimbursed by the Company therefor at a rate per annum which shall be (x) unless a Company Bankruptcy Default exists on the date of the respective payment or disbursement, for the period from and including the date of the respective payment or disbursement until the earlier to occur of a Company Bankruptcy Default or the date of receipt by the Company from such Issuing Bank or the Administrative Agent of written or telephonic notice of such payment or disbursement, the Base Rate in effect from time to time and (y) from and including the date of the respective payment or disbursement if a Company Bankruptcy Default then exists or, if a Company Bankruptcy Default does not exist on the date of the respective payment or disbursement, from and including the earlier to occur of the date upon which a Company Bankruptcy Default subsequently occurs or the date of receipt by the Company from such Issuing Bank or the Administrative Agent of written or telephonic notice of such payment or disbursement to but excluding the date such Issuing Bank was reimbursed by the Company therefor, the Base Rate in effect from time to time plus 2-1/4%, in each case with such interest to be payable on demand.

            (b) The obligations of the Company under this Section 2.05 to reimburse such Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Company may have or have had against any Bank (including in its capacity as Issuing Bank or as Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of

Credit (each a "Drawing") to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; PROVIDED, HOWEVER, that any such reimbursement payment made by the Company shall be without prejudice to, and shall not constitute a waiver of, any right the Company might have or might acquire as a result of the payment by the Issuing Bank of any draft or the reimbursement by the Company thereof, although the respective Issuing Bank shall have no liability to the Company except to the extent of its gross negligence or willful misconduct in connection therewith.

            2.06 INCREASED COSTS. If at any time after the Restatement Effective Date, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request (including, without limitation, changes in those announced or published prior to the Restatement Effective
Date) or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Bank or any Participant with any request or directive by any such authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Bank or participated in by any Participant, or (ii) impose on any Issuing Bank or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Issuing Bank or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Bank or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then, upon demand to the Company by any Issuing Bank or any Participant (a copy of which demand shall be sent by such Issuing Bank or such Participant to the Administrative Agent), the Company shall pay to such Issuing Bank or such Participant such additional amount or amounts as will compensate such Bank for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Bank or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to the Company, which notice shall include a certificate submitted to the Company by such Issuing Bank or such Participant (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such

Issuing Bank or such Participant, although failure to give any such notice (unless such Issuing Bank or the respective Participant has intentionally withheld or delayed such notice, in which case such Issuing Bank or the respective Participant, as the case may be, shall not be entitled to receive additional amounts pursuant to this Section 2.06 for periods occurring prior to the 180th day before the giving of such notice) shall not release or diminish the Company's obligations to pay additional amounts pursuant to this
Section 2.06.  The certificate required to be delivered pursuant to this
Section 2.06 shall, absent manifest error, be final, conclusive and binding on the Company.

            Section 3.  COMMITMENT COMMISSION; FEES; REDUCTIONS OF
COMMITMENT.

            3.01 FEES. (a) The Company agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Bank a commitment commission (the "Commitment Commission") for the period from and including the Restatement Effective Date to but excluding the Final Maturity Date (or such earlier date as the Total Commitment shall have been terminated) computed at a rate for each day equal to 3/8 of 1% per annum on the daily average Unutilized Commitment of such Non-Defaulting Bank. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Final Maturity Date or such earlier date upon which the Total Commitment is terminated.

            (b) The Company agrees to pay to the Administrative Agent for distribution to each Bank (based on their respective Adjusted Percentages) a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee") (x) in the case of each Standby Letter of Credit, for the period from and including the date of issuance of such Standby Letter of Credit to but excluding the termination of such Standby Letter of Credit, computed at a rate per annum of 3/4 of 1% less the then applicable Leverage Reduction Discount, if any, on the average daily Stated Amount of such Standby Letter of Credit and (y) in the case of each Trade Letter of Credit, in an amount equal to 3/4 of 1% less the Leverage Reduction Discount, if any, applicable on the date of issuance of such Trade Letter of Credit, of the Stated Amount of such Trade Letter of Credit as of the date of issuance thereof. Accrued Letter of Credit Fees payable with respect to Standby Letters of Credit shall be due and payable quarterly in arrears on each Quarterly Payment Date and Letter of Credit Fees payable with respect to any Trade Letter of Credit shall be due and payable on the date of issuance of such Trade Letter of Credit, and all accrued

Letter of Credit Fees with respect to Standby Letters of Credit shall be due and payable upon the first day after the termination of the Total Commitment upon which no Standby Letters of Credit remains outstanding.

            (c) The Company agrees to pay to each Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit issued by such Issuing Bank for its account hereunder (the "Facing Fee"), (x) in the case of each Standby Letter of Credit, for the period from and including the date of issuance of such Letter of Credit to but excluding the termination of such Letter of Credit, computed at a rate equal to 1/4 of 1% per annum of the daily average Stated Amount of such Standby Letter of Credit and (y) in the case of each Trade Letter of Credit, in an amount equal to 1/4 of 1% of the Stated Amount of such Trade Letter of Credit as of the date of issuance thereof. Accrued Facing Fees shall be due and payable in arrears to each Issuing Bank in respect of each Standby Letter of Credit issued by it on each Quarterly Payment Date and Facing Fees payable with respect to each Trade Letter of Credit shall be due and payable on the date of issuance of such Trade Letter of Credit, and all accrued Facing Fees with respect to Standby Letters of Credit shall be due and payable upon the first day after the termination of the Total Commitment upon which no Standby Letter of Credit remains outstanding.

            (d) The Company hereby agrees to pay directly to each Issuing Bank upon each issuance of, drawing under, and/or amendment of, a Letter of Credit issued by such Issuing Bank such amount as shall at the time of such issuance, drawing or amendment be the administrative charge which such Issuing Bank is customarily charging for issuances of, drawings under or amendments of, letters of credit issued by it or such alternative amounts as may have been agreed upon in writing by the Company and such Issuing Bank.

            (e) The Company shall pay to the Administrative Agent and each Bank, for their respective accounts, such other fees as have been agreed to in writing by the Company and the Administrative Agent.

            3.02 VOLUNTARY TERMINATION OF UNUTILIZED COMMITMENTS. The Company shall have the right, without premium or penalty and upon at least two Business Days' prior notice to the Administrative Agent at its Notice Office, which notice the Administrative Agent shall promptly transmit to each of the Banks, to terminate the Total Unutilized Commitment, in whole or in part, in integral multiples of $5,000,000 in the case of partial reductions to the Total Unutilized Commit-ment, PROVIDED that each such reduction shall apply proportionately to permanently reduce the Commitment of each Bank.

            3.03 MANDATORY REDUCTION OF COMMITMENTS. (a) Subject to the last paragraph of Section 6, the Total Commitment (and the Commitment of each Bank) shall terminate on February 28, 1994 unless the Restatement Effective Date has occurred on or before such date.

            (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Commitment (and the Commitment of each Bank) shall terminate on the Final Maturity Date.

            (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Commitment shall be reduced on each date and in the amount set forth below (each scheduled reduction pursuant to this Section 3.03(c) herein called a "Scheduled Reduction"):


      January 11, 1997................................     $50,000,000

      January 11, 1998................................     $50,000,000


The amount of any Scheduled Reduction may be reduced, at the option of the Company, by the amount of any voluntary commitment reductions made by the Company pursuant to Section 3.02 within one year prior the date of such Scheduled Reduction.

            (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Restatement Effective Date upon which the Company or any of its Subsidiaries receives any proceeds from any incurrence by the Company or any of its Subsidiaries of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred pursuant to Section 9.04, as such Section is in effect on the Restatement Effective Date), the Total Commitment shall be reduced by an amount equal to 100% of the cash proceeds of the respective incurrence (net of underwriting discounts and commissions and other reasonable costs associated therewith).

            (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Restatement Effective Date upon which the Company or any of its Subsidiaries receives proceeds (or, in the case of any such sale the proceeds of which are received by the Company or such Subsidiary in a currency other than Dollars, on the earlier of (x) the date the Company or such Subsidiary is able to convert such currency into Dollars or (y) the date occurring five Business Days after the receipt of such proceeds) from any sale of assets not then constituting Collateral ((i) including capital stock and securities and (ii) excluding (A) sales of inventory in the ordinary course of business and (B) sales of assets (other than inventory referred to in clause (A)) to the extent that the aggregate amount of Net Sale Proceeds from all such sales excluded pursuant to this clause (B) and the analogous clause contained in Section 3.03(f) does not exceed the Retained Amount in any one fiscal year (whether or not such assets constituted Collateral at the time of such sale)), the Total Commitment shall be reduced by an amount equal to 75% of the Net Sale Proceeds therefrom; PROVIDED, that the Company may elect to reduce the Total Commitment pursuant to this Section 3.03(e) prior to the Retained Amount threshold being met and may, pending any mandatory or optional application of Net Sale Proceeds pursuant to Section 4.02(a), use such Net Sale Proceeds for general corporate purposes.

            (f) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Restatement Effective Date upon which the Company or any of its Subsidiaries receives proceeds (or, in the case of any such sale the proceeds of which are received by the Company or such Subsidiary in a currency other than Dollars, on the earlier of (x) the date the Company or such Subsidiary is able to convert such currency into Dollars or (y) the date occurring five Business Days after the receipt of such proceeds) from any sale of assets then constituting Collateral ((i) including capital stock and securities and (ii) excluding (A) sales of inventory in the ordinary course of business and (B) sales of assets (other than inventory referred to in clause (A)) to the extent that the aggregate amount of Net Sale Proceeds from all such sales excluded pursuant to this clause (B) and the analogous clause contained in Section 3.03(e) does not exceed the Retained Amount in any one fiscal year (whether or not such assets constituted Collateral at the time of such sale)), (I) the Total Commitment shall be reduced by an amount equal to the Share of 75% of the Net Sale Proceeds therefrom applicable to the Bank Debt and (II) the Share of 75% of such Net Sale Proceeds applicable to the Existing Senior Debentures shall be applied as a mandatory prepayment of the then outstanding principal of Existing Senior Debentures; PROVIDED, that the Company may elect to apply Net Sale Proceeds pursuant to this Section 3.03(f) prior to the Retained Amount threshold being met and may, pending any mandatory or optional application of Net Sale Proceeds pursuant to this Section 3.03(f) or Section 4.02(a), use such Net Sale Proceeds for general corporate purposes except that the Company may not so use such Net Sale Proceeds directly or indirectly to repay Bank Debt or Existing Senior Debentures in violation of the "equal and ratable" provisions of the Existing Senior Indenture; PROVIDED FURTHER, that if the Existing Senior Debentures will be redeemable, in relevant part, at par (plus any accrued interest) after the giving of the notice hereinafter described in this proviso, then the making of any redemption required by this Section 3.03(f) with respect to the Existing Senior Debentures may be delayed (but not by more than 65 days) beyond the date of prepayment otherwise required by this Section 3.03(f) to the extent necessary to comply with the notice provisions of the Existing Senior Indenture for such repayment; PROVIDED FURTHER, that if the Existing Senior Debentures will not be redeemable, in relevant part, at par (plus any accrued interest) on the date of any required prepayment pursuant to this Section 3.03(f) (and after giving effect to the immediately preceding proviso), then (i) the proceeds which would otherwise be applied to the Existing Senior Debentures shall instead be deposited in a cash collateral account to be established with the Administrative Agent (pursuant to a cash collateral agreement in form and substance satisfactory to the Administrative Agent) to be held (with investments of such Share in Cash Equivalents, and only in Cash Equivalents, to be permitted, and with any investment income on such Share being permitted to be used to pay accrued interest owing on the Existing Senior Debentures in connection with the offers to purchase or redemptions described below and, in addition, which investment income (to the extent positive on a net basis) may be withdrawn by the Company to pay regularly accruing interest on the Existing Senior Debentures), for the benefit of the holders of the Existing Senior Debentures until such time as such amounts are applied or released, at the Company's option, as described in clauses (ii), (iii) or (iv) below, (ii) the Company may (A) distribute to all holders of such Existing Senior Debentures an offer to purchase (the form and terms of which offer to purchase shall conform in all material respects to all requirements of applicable law) on a date (any such date, regardless of whether any Existing Senior Debentures are actually tendered for purchase, is herein called a "Purchase Date") occurring not later than 30 days (or such longer period, if any, as is required by applicable law) after the distribution thereof, an aggregate principal amount of such Existing Senior Debentures the purchase price of which (including any premium payable, but excluding accrued interest) is equal to the Share (without giving effect to any investment income received with respect thereto) applicable to such Existing Senior Debentures of 75% of the Net Sale Proceeds of the respective asset sale or sales at a price that is equal to or greater than par and less than or equal to par plus the redemption premium otherwise applicable to such Existing Senior Debentures on the applicable Purchase Date (in the event that the Existing Senior Debentures are not redeemable on such date the applicable premium shall be the redemption premium which would be in effect on the first date on which such securities will be redeemable), in each case, plus any accrued interest through the Purchase Date (which accrued interest shall be paid with any earnings on the amounts invested as described in clause
(i) above and with additional funds, to the extent needed, provided by the Company), and (B) on the Purchase Date, accept all Existing Senior Debentures (or proportionate amounts thereof in cases where the offer to purchase is oversubscribed, with the effect being that in no event shall there be repurchased on any Purchase Date Existing Senior Debentures at an aggregate purchase price (exclusive of accrued interest) which exceeds the Share of 75% of the Net Sale Proceeds applicable thereto as described in preceding clause
(A)) duly delivered to it in accordance with the terms of such offer to purchase (such securities, the "Tendered Securities") and withdraw, from amounts then on deposit with the Administrative Agent, an amount equal to the Share of 75% of the Net Sale Proceeds of the respective asset sale or asset sales applicable to such Existing Senior Debentures (or such lesser amount as equals the purchase price for the Existing Senior Debentures tendered for purchase) and any investment income on such amounts, which amounts shall be used by the Company (together with its own funds to the extent needed to pay additional interest) to pay all amounts then due and owing by the Company with respect to the purchase of Tendered Securities, (iii) on the Purchase Date (after giving effect to the purchases, if any, of the Existing Senior Debentures effected on such date in accordance with clause (ii) above), so long as no Acceleration Event has occurred and continues to exist with respect to the Existing Senior Debentures in connection with which the offer to purchase was made (and if such an Acceleration Event is in existence, all amounts hereinafter described in this clause (iii) shall instead be delivered by the Administrative Agent, to the extent it has actual knowledge of such Acceleration Event, to the Existing Senior Trustee for application to the Existing Senior Debentures), all amounts remaining on deposit with the Administrative Agent which relate to the Share of such Existing Senior Debentures of 75% of the Net Sale Proceeds from the asset sale or sales with respect to which the Purchase Date has just occurred (together with any remaining investment income thereon not withdrawn pursuant to preceding clause (i) or (ii)), shall be released to the Company and (iv) if, at any time after the Share of the Existing Senior Debentures has been deposited in the cash collateral account described above in this proviso, the Existing Senior Debentures are redeemable, in relevant part, at par or at par plus a redemption premium (plus any accrued interest), then the Company may redeem, in relevant part, that portion of the Existing Senior Debentures the aggregate redemption price of which (together with the redemption premium, but excluding accrued interest) is equal to the Share allocable to the Existing Senior Debentures of 75% of the Net Sale Proceeds of the respective asset sale which is then on deposit in the cash collateral account (but excluding investment income thereon, which may be used, together with monies of the Company, to pay accrued interest in respect of such redemption), in accordance with the terms of the Existing Senior Indenture. For purposes of this Section 3.03(f) and the last sentence of the definition of "Share", proceeds shall be deemed to be applied in accordance with Section 3.03(f) if the Company has (x) complied with the notice provisions of the Existing Senior Indenture in connection with a redemption of the Existing Senior Debentures (for so long as the Company continues to take all actions necessary to effect the specified redemption in accordance with the terms of the Existing Senior Indenture) or (y) deposited such proceeds in the cash collateral account referred to in this Section 3.03(f). Notwithstanding anything to the contrary contained above, if any sale of assets constituting Collateral occurs at any time when an Acceleration Event has occurred and is continuing, or is effected by the Collateral Agent pursuant to the exercise of its remedies under the respective Security Document, then all cash proceeds therefrom shall be retained by the Collateral Agent pursuant to the respective Security Document until applied to the obligations of the Secured Creditors as provided in the respective Security Document or released in accordance with the terms of the respective Security Document (although if any amounts are ultimately released from the respective Security Document, such released amounts shall at such time be required to be utilized to make reductions to the Total Commitment and prepayments as required by this Section 3.03 and by Section 4.02(a)).

            (g) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date, if any, upon which cash proceeds are released to the Company in accordance with clause (iii) contained in
Section 3.03(f) (excluding investment income returned to the Company from time to time which is promptly used by the Company to pay interest then due and payable on the Existing Senior Debentures), the Total Commitment shall be reduced by an amount equal to the cash proceeds so returned to the Company.

            (h) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Restatement Effective Date upon which the Company or any of its Subsidiaries receives any proceeds from the Permitted Receivables Transaction (but excluding proceeds of subsequent sales of receivables pursuant to a Permitted Receivables Transaction after the initial sale of receivables has occurred thereunder, except to the extent that the respective sale of receivables increases the aggregate amount of outstanding receivables sold pursuant to the Permitted Receivables Transaction to an amount in excess of the previous highest amount of outstanding receivables theretofore sold pursuant to the Permitted Receivables Transaction), the Total Commitment shall be reduced by an amount equal to 100% of the net cash proceeds thereof; PROVIDED, HOWEVER, that, so long as no Default or Event of Default exists as of such date, and so long as no Default or Event of Default exists on the date of the application of the proceeds thereof or would exist after giving effect thereto, such net cash proceeds from such Permitted Receivables Transaction may first be used, within 60 days after the date of receipt thereof, to permanently repay outstanding principal of Indebtedness for borrowed money of the Company (other than the Loans) which is at the time permitted to be repaid pursuant to the terms thereof and of this Agreement. Notwithstanding anything to the contrary contained in the immediately preceding sentence, if the Company wishes to apply cash proceeds from such Permitted Receivables Transaction (or any portion thereof) in accordance with the proviso of the immediately preceding sentence, it shall be a condition thereto that, within one Business Day after the date of the consummation of such Permitted Receivables Transaction, the Company shall have furnished a certificate of its chief financial officer certifying that no Default or Event of Default existed on the date of such Permitted Receivables Transaction and setting forth (x) the amount of cash proceeds received from such Permitted Receivables Transaction and (y) the amount the Company intends to apply pursuant to said proviso and the Indebtedness to which the Company intends to apply such amount. As indicated in the proviso to the first sentence of this Section 3.03(h), so long as no Default or Event of Default exists on the date of such Permitted Receivables Transaction, the amount of cash proceeds which would otherwise be required to be applied to reduce the Total Commitment shall be reduced by the sum of the amounts to be applied to other Indebtedness of the

Company in accordance with such proviso, as specified in the officer's certificate described in the immediately preceding sentence. Notwithstanding anything to the contrary contained above, on the date which is 61 days after the date of the receipt of any proceeds from such Permitted Receivables Transaction, the Total Commitment shall be reduced by the amount of any funds which were specified in the respective officer's certificate as intended to be applied pursuant to the proviso to the first sentence of this Section 3.03(h) which have not in fact been so applied on or prior to the 60th day after the date of the receipt thereof.

            (i)   Each reduction to the Total Commitment pursuant to this
Section 3.03 shall be applied proportionately to reduce the Commitment of each Bank.

            Section 4.  PREPAYMENTS; PAYMENTS; TAXES.

            4.01 VOLUNTARY PREPAYMENTS. The Company shall have the right to prepay the Loans, without premium or penalty, in whole or in part from time to time on the following terms and conditions: (i) the Company shall give the Administrative Agent prior to 11:00 A.M. (New York time) at its Notice Office
(x) at least one Business Day's prior written notice (or telephonic notice confirmed in writing) of its intent to prepay Base Rate Loans (or same day notice in the case of Swingline Loans provided such notice is given prior to 11:00 A.M. (New York time) on such Business Day) and (y) at least three Business Days' prior written notice (or telephonic notice confirmed in writing) of its intent to prepay Eurodollar Rate Loans, whether Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Rate Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Banks; (ii) each prepayment shall be in an aggregate principal amount of at least $1,000,000, PROVIDED that if any partial prepayment of Eurodollar Rate Loans made pursuant to any Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than $5,000,000, then such Borrowing may not be continued as a Borrowing of Eurodollar Rate Loans and any election of an Interest Period with respect thereto given by the Company shall have no force or effect (it being understood that such Borrowing shall convert to a Borrowing of Base Rate Loans or be repaid); (iii) prepayments of Eurodollar Rate Loans made pursuant to this Section 4.01 may only be made on the last day of an Interest Period applicable thereto; and (iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans, provided that at the Company's election in connection with any prepayment pursuant to this Section 4.01, any prepayment in respect of Revolving Loans shall not be applied to any Revolving Loan of a Defaulting Bank.

            4.02  MANDATORY REPAYMENTS AND COMMITMENT REDUCTIONS.  (a)  (i)
On any day on which the sum of the aggregate outstanding principal amount of the Revolving Loans made by Non-Defaulting Banks, Swingline Loans and the Letter of Credit Outstandings and Non-Facility Letter of Credit Outstandings exceeds the Adjusted Total Commitment as then in effect, the Company shall prepay principal of Swingline Loans and, after the Swingline Loans have been repaid in full, Revolving Loans of Non-Defaulting Banks in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans of Non-Defaulting Banks, the sum of the Letter of Credit Outstandings and Non-Facility Letter of Credit Outstandings exceeds the Adjusted Total Commitment as then in effect, the Company shall pay to the Administrative Agent at the Payment Office on such date an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Company to the Non-Defaulting Banks hereunder in a cash collateral account to be established by the Administrative Agent.

            (ii) On any day on which the aggregate outstanding principal amount of the Revolving Loans made by any Defaulting Bank exceeds the Commitment of such Defaulting Bank, the Company shall prepay principal of Revolving Loans of such Defaulting Bank in an amount equal to such excess.

            (b)   With respect to each repayment of Loans required by this
Section 4.02, the Company may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Rate Loans, the specific Borrowing or Borrowings pursuant to which made, PROVIDED that: (i) repayments of Eurodollar Rate Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Rate Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) if any repayment of Eurodollar Rate Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than $5,000,000, such Borrowing shall immediately be converted into Base Rate Loans; (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied PRO

RATA among such Loans; and (iv) notwithstanding the provisions of the preceding clause (iii), no prepayment of Revolving Loans made pursuant to
Section 4.02(a)(i) shall be applied to the Revolving Loans of any Defaulting Bank and prepayments pursuant to Section 4.02(a)(ii) shall only be applied to the Revolving Loans of the respective Defaulting Bank. In the absence of a designation by the Company as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

            (c) Notwithstanding anything to the contrary contained elsewhere in this Agreement, all then outstanding Loans shall be repaid in full on the Final Maturity Date.

            4.03 METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

            4.04 NET PAYMENTS. (a) All payments made by the Company hereunder, or by the Company under any Note, will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the immediately succeeding sentence or in the last sentence of Section 4.04(b), any tax imposed on or measured by the net income of a Bank pursuant to the laws of the jurisdiction or any political subdivision or taxing authority thereof or therein in which the principal office or applicable lending office of such Bank is located) and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). If any amounts are payable in respect of Taxes pursuant to the preceding sentence, then the Company shall reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income of such

Bank pursuant to the laws of the jurisdiction or any political subdivision or taxing authority thereof or therein in which the principal office or applicable lending office of such Bank is located and for any withholding of income or similar taxes imposed by the United States of America as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. If any Taxes are so levied or imposed, the Company agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Company will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Company. The Company agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

            (b) Each Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes agrees (i) in the case of any Bank that is a "bank" within the meaning of
Section 881(c)(3)(A) of the Code which constitutes a Bank hereunder on the Restatement Effective Date, on or prior to the Restatement Effective Date, to provide to the Company and the Administrative Agent two accurate and complete original signed copies of Internal Revenue Service Form 4224 or Form 1001 certifying to the Bank's legal entitlement to an exemption from United States withholding tax with respect to payments to be made under this Agreement, (ii) in the case of any Bank that is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, that, to the extent legally entitled to do so, (x) with respect to a Bank that is an assignee or transferee of interest under this Agreement pursuant to Section 13.04 hereof (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), upon the date of such assignment or transfer to such Bank, and (y) with respect to any such Bank, from time to time upon the reasonable request of the Company or the Administrative Agent after the Restatement Effective Date, such Bank will provide to the Company and the Administrative Agent two accurate and complete original signed copies of Internal Revenue Service Form 4224 or Form 1001 (or any successor forms) certifying to such Bank's legal entitlement to an exemption from, or reduction in United States withholding tax with respect to payments to be made under this Agreement and under any Note, (iii) in the case of a Bank other than a Bank described in clause (i) or
(ii) above, on or prior to the Restatement Effective Date, to provide to the Company and the Administrative Agent, on or prior to the Restatement Effective Date, to the extent legally entitled to do so, such other forms as may be required in order to establish the legal entitlement of such Bank to an exemption from withholding with respect to payments under this Agreement and under any Note and (iv) in the case of a Bank described in clause (iii), to the extent legally entitled to do so, (x) with respect to a Bank that is an assignee or transferee of interest under this Agreement pursuant to Section
13.04 hereof (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), upon the date of such assignment or transfer to such Bank, and (y) with respect to any such Bank, from time to time upon the reasonable request of the Company or the Agent after the Restatement Effective Date, to provide to the Company such other forms as may be required in order to establish the legal entitlement of such Bank to an exemption from withholding with respect to payments under this Agreement and under any Note. Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to the immediately succeeding sentence, the Company shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or other similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder (without any obligation to pay the respective Bank additional amounts with respect thereto) for the account of any Bank which has not provided to the Company such forms required to be provided to the Company by a Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes and which has not provided to the Company or the Administrative Agent such forms required to be provided to the Company or the Administrative Agent pursuant to the first sentence of this Section 4.04(b). Notwithstanding anything to the contrary contained in the preceding sentence or in Section 4.04(a), the Company agrees to indemnify each Bank referred to in the previous sentence in the manner set forth in Section 4.04(a) in respect of any amounts deducted or withheld by it as described in the previous sentence as a result of any changes after the Restatement Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof relating to the deducting or withholding of income or similar taxes.

            Section 5. CONDITIONS PRECEDENT TO THE RESTATEMENT EFFECTIVE DATE. The occurrence of the Restatement Effective Date pursuant to Section 13.10, and the obligation of each Bank to maintain and/or make Loans, and the obligation of any Issuing Bank to issue Letters of Credit, in each case on the Restatement Effective Date, is subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

            5.01 EXECUTION OF AGREEMENT; NOTES. On or prior to the Restatement Effective Date (i) this Agreement shall have been executed and delivered as provided in Section 13.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Banks the appropriate Revolving Note executed by the Company, and to BTCo the Swingline Note executed by the Company, in each case in the amount, maturity and as otherwise provided herein.

            5.02  OFFICER'S CERTIFICATE.  On the Restatement  Effective
Date, the Administrative Agent shall have received a certificate dated the Restatement Effective Date signed on behalf of the Company by the President, any Executive Vice President, any Senior Vice President, or any Vice President of the Company stating that all of the conditions in Sections 5.11, 5.12, 5.14, 5.16 and 6.01 have been satisfied on such date, PROVIDED the certificate shall not be required to certify as to the acceptability of any items to the Agents and/or the Required Banks or as to whether the Agents and/or the Required Banks are satisfied with any of the matters described in said Sections.

            5.03 OPINIONS OF COUNSEL. On the Restatement Effective Date, the Administrative Agent shall have received (i) from Shearman & Sterling, special counsel to the Company, from Reed, Smith, Shaw & McClay, special Pennsylvania counsel to the Company, and from Anthony J. diBuono, Esq., General Counsel of the Company, opinions addressed to the Administrative Agent and each of the Banks and dated the Restatement Effective Date, covering the matters set forth in Exhibits D-1, D-2 and D-3, respectively, and such other matters incident to the transactions contemplated herein as the Administrative Agent or any Bank may reasonably request, each of which shall be in form and substance satisfactory to the Administrative Agent and the Required Banks,
(ii) from local counsel reasonably satisfactory to the Administrative Agent, opinions each of which shall be in form and substance satisfactory to the Administrative Agent and the Required Banks and shall cover the perfection and priority of the security interests granted pursuant to the Security Agreements and the Mortgages (except that no opinion need be given with respect to the priority of the lien of any Mortgage) and such other matters incident to the transactions contemplated herein as the Administrative Agent or any Bank may reasonably request and (iii) to the extent any stock of Foreign Subsidiaries organized in Canada is required to be pledged on the Restatement Effective Date which was not pledged prior thereto, from foreign counsel reasonably satisfactory to the Required Banks in Canada, an opinion which shall be in form and substance satisfactory to the Required Banks and shall cover the perfection and priority of the security interests granted pursuant to the Pledge Agreements with respect to the Pledged Stock of Foreign Subsidiaries organized in Canada and such other matters incident to the transactions contemplated herein as the Administrative Agent or any Bank may reasonably request.

            5.04 CORPORATE DOCUMENTS; PROCEEDINGS. (a) On the Restatement Effective Date, the Administrative Agent shall have received a certificate, dated the Restatement Effective Date, signed by the President, any Executive Vice President, any Senior Vice President, or any Vice President of each Credit Party and of each Subsidiary of the Company the stock of which is pledged pursuant to a Pledge Agreement, and attested to by the Secretary or any Assistant Secretary of such Credit Party or other Subsidiary, in the form of Exhibit E with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws or, in the case of Foreign Subsidiaries, other organizational documents of such Credit Party or other Subsidiary and, in the case of each Credit Party, the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be acceptable to the Administrative Agent in its sole discretion.

            (b) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be satisfactory in form and substance to the Administrative Agent and the Required Banks, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

            5.05 EMPLOYEE BENEFIT PLANS; SHAREHOLDERS' AGREEMENTS; MANAGEMENT AGREEMENTS; EMPLOYMENT AGREEMENTS; COLLEC-

TIVE BARGAINING AGREEMENTS; DEBT AGREEMENTS; TAX SHARING AGREEMENTS. On or prior to the Restatement Effective Date, there shall have been delivered, or made available, to the Administrative Agent true and correct copies, certified as true and complete by an appropriate officer of the Company of all amendments to, and, to the extent entered into after, or not delivered on, the Effective Date, any (i) employee benefit plans, or any other similar plans or arrangements for the benefit of employees of the Company or any of its Subsidiaries and any profit sharing plans and deferred compensation plans of the Company or any of its Subsidiaries (collectively, the "Employee Benefit Plans"), (ii) agreements entered into by the Company or any of its Subsidiaries governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to any such entity with respect to their capital stock (collectively, the "Shareholders' Agreements"),
(iii) agreements with members of, or with respect to, the management of the Company or any of its Subsidiaries (collectively, the "Management
Agreements"), (iv) employment agreements entered into by the Company or any of its Subsidiaries or any form of such agreement (collectively, the "Employment Agreements"), (v) collective bargaining agreements applying or relating to any employee of the Company or any of its Subsidiaries (collectively, the "Collective Bargaining Agreements"), (vi) tax sharing, disaffiliation, tax allocation and other similar agreements entered into by the Company and/or any of its Subsidiaries (collectively, the "Tax Sharing Agreements") and (vii) agreements evidencing or relating to the Existing Indebtedness of the Company and its Subsidiaries (collectively, the "Debt Agreements"), in each case, to the extent not previously delivered to the Existing Banks on the Effective Date; all of which Employee Benefit Plans, Shareholders' Agreements,
Management Agreements, Employment Agreements, Collective Bargaining
Agreements, Tax Sharing Agreements and Debt Agreements shall be in form and substance satisfactory to the Administrative Agent and the Required Banks.

            5.06 SUBSIDIARIES GUARANTY. On the Restatement Effective Date, the Subsidiaries Guaranty shall be in full force and effect.

            5.07 COMPANY PLEDGE AGREEMENT. On the Restatement Effective Date, the Collateral Agent, as Pledgee, shall have in its possession all the Pledged Securities referred to in the Company Pledge Agreement then owned by the Company, (x) endorsed in blank in the case of promissory notes constituting Pledged Securities and (y) together with executed and undated stock powers, in the case of capital stock constituting Pledged Securities, and the Company Pledge Agreement shall be in full force and effect.

            5.08  SUBSIDIARIES PLEDGE AGREEMENT.  On the Restatement
Effective Date, the Collateral Agent, as Pledgee shall have in its possession all the Pledged Securities referred to in the Subsidiaries Pledge Agreement then owned by the respective Subsidiary Pledgors, (x) endorsed in blank in the case of promissory notes constituting Pledged Securities and (y) together with executed and undated stock powers, in the case of capital stock constituting Pledged Securities, and the Subsidiaries Pledge Agreement shall be in full force and effect.

            5.09 SECURITY AGREEMENTS. On the Restatement Effective Date, each Security Agreement shall be in full force and effect, and no filings, recordings or registrations (other than those made prior to the Restatement Effective Date or for which financing statements on Form UCC-1 have been executed and delivered to the Collateral Agent on the Restatement Effective
Date) shall be necessary or required to perfect (or maintain the perfection and priority of) the security interests created thereunder.

            5.10 MORTGAGES; TITLE INSURANCE; SURVEYS; ETC. On the Restatement Effective Date, the Collateral Agent shall have received:

            (i) fully executed counterparts of amendments (each a "Mortgage Amendment" and collectively the "Mortgage Amendments") to each of the mortgages and deeds of trust delivered pursuant to the Original Credit Agreement (each an "Original Mortgage" and collectively the "Original Mortgages") in each case in form and substance satisfactory to the Administrative Agent, which Original Mortgages shall cover such of the Real Property owned or leased by the Company or any Domestic Subsidiary as shall be listed in Part A of Schedule III (each an "Original Mortgaged Property" and collectively the "Original Mortgaged Properties"), together with evidence that counterparts of the Mortgage Amendments have been delivered to the title insurance company insuring the Lien of the Original Mortgages for recording in all places to the extent necessary or desirable, in the judgment of the Administrative Agent, effectively to create or maintain a valid and enforceable first priority lien on each Original Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors;

          (ii) endorsements of existing mortgagee title insurance policies in form and substance satisfactory to the Administrative Agent (the "Mortgage Policies") in amounts satisfactory to the Administrative Agent and the Required Banks assuring the Collateral Agent that the Original Mortgages, as amended by the Mortgage Amendments, are valid and enforceable first priority mortgage liens on the respective Original Mortgaged Properties, free and clear of all defects, encumbrances and other Liens except Permitted Encumbrances and the Mortgage Policies shall be in form and substance satisfactory to the Administrative Agent and the Required Banks and shall include, as appropriate, an endorsement for future advances under this Agreement and the Notes and for any other matter that the Administrative Agent or the Required Banks in their discretion may request, shall not include an exception for mechanics' liens, and shall provide for affirmative insurance and such reinsurance as the Administrative Agent or the Required Banks in their discretion may request; and

         (iii) at the request of the Administrative Agent, with respect to any Original Mortgaged Property that in the opinion of the Administrative Agent or the Required Banks, has been substantially improved since the Effective Date, a survey, in form and substance satisfactory to the Administrative Agent and the Required Banks, of such Original Mortgaged Property, dated a recent date acceptable to the Administrative Agent, certified by a licensed professional surveyor.

            5.11 ADVERSE CHANGE, ETC. (a) On the Restatement Effective Date, nothing shall have occurred (and the Banks shall have become aware of no facts or conditions not previously known) which the Administrative Agent or the Required Banks shall reasonably determine has, or could have, a material adverse effect on the rights or remedies of the Banks or the Administrative Agent, or on the ability of the Company or its Subsidiaries to perform their obligations to the Banks or which has, or could have, a materially adverse effect on the business, property, assets, condition (financial or otherwise) or prospects of the Company or of the Company and its Subsidiaries taken as a whole.

            (b) On or prior to the Restatement Effective Date, all necessary governmental (domestic and foreign) and third party approvals in connection with the Transaction and the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods, if any, shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of all or any part of the Transaction or the other transactions contemplated by the Credit Documents and otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon all or any part of the Transaction or the making of the Loans.

            5.12 LITIGATION. On the Restatement Effective Date, no litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement or any documentation executed in connection herewith or the transactions contemplated hereby (including, without limitation, the Transaction), or with respect to any material Indebtedness of the Company or its Subsidiaries which is to remain outstanding after the consummation of the Transaction or which the Administrative Agent or the Required Banks shall reasonably determine could have a materially adverse effect on the business, property, assets, condition (financial or otherwise) or prospects of the Company or of the Company and its Subsidiaries taken as a whole.

            5.13 SOLVENCY CERTIFICATE; ENVIRONMENTAL ANALYSES; INSURANCE ANALYSES. On the Restatement Effective Date, the Banks shall have received
(i) a certificate in the form of Exhibit F, addressed to the Administrative Agent and each of the Banks and dated the Restatement Effective Date, from the Chief Financial Officer of the Company, (ii) updates from Arthur D. Little Inc. of the environmental and hazardous substance analysis reports of Arthur
D. Little Inc. delivered on the Effective Date which shall be in scope, and in form and substance, acceptable to the Administrative Agent and the Required Banks and (iii) evidence of insurance complying with the requirements of
Section 8.03 for the business and properties of the Company and its Subsidiaries, in scope, form and substance satisfactory to the Administrative Agent and the Required Banks and naming the Collateral Agent as additional insured and loss payee and stating that such insurance shall not be cancelled or revised without 30 days prior written notice by the insurer to the Collateral Agent.

            5.14 REPAYMENT OF CERTAIN ORIGINAL LOANS; PAYMENT OF FEES, ETC. On the Restatement Effective Date, the Original Loans of each Existing Bank which are in excess of the Revolving Loans required to be made or maintained by such Bank pursuant to Section 1.01 (after giving effect to the

Restatement Effective Date) shall have been repaid in full in accordance with
Section 13.19(c) hereof. On the Restatement Effective Date, all interest and Fees accrued (and not theretofore paid) under the Original Credit Agreement shall be paid in full, and all other costs, fees and expenses owing to any of the Existing Banks, the Existing Agents or the Administrative Agent under the Original Credit Agreement shall be paid to the extent due. All costs, fees and expenses (including, without limitation, legal fees and expenses) and other compensation contemplated hereby or otherwise agreed and payable to the Continuing Banks, the New Banks or the Administrative Agent shall have been paid to the extent due.

            5.15 BALANCE SHEET. On or prior to the Restatement Effective Date, the Banks shall have received an unaudited PRO FORMA consolidated balance sheet of the Company and its Subsidiaries at November 28, 1993 prepared in accordance with generally accepted accounting principles except as specifically set forth in the notes to such balance sheet (after giving effect to the Transaction), which PRO FORMA balance sheet shall be in form and substance satisfactory to the Administrative Agent and the Required Banks.

            5.16 EXISTING INDEBTEDNESS. On the Restatement Effective Date and after giving effect to the Transaction and the other transactions contemplated hereby, the Existing Indebtedness shall consist only of (i) the Senior Notes, (ii) the Existing Senior Debentures, (iii) the Senior Subordinated Notes, (iv) the Senior Refinancing Notes, (v) the Canadian Government Financing, (vi) the IRB's and (vii) additional Indebtedness (which shall not be incurred in connection with, or in contemplation of, the Transaction) in an aggregate amount not to exceed $10,000,000, the terms and conditions of such additional Indebtedness to be reasonably satisfactory to the Administrative Agent and the Required Banks and (viii) Contingent Obligations relating to Indebtedness and lease payments of the Company and its Subsidiaries in an aggregate amount not to exceed $75,000,000, the terms and conditions of such Contingent Obligations to be reasonably satisfactory to the Administrative Agent and the Required Banks. All material Existing Indebtedness shall remain outstanding immediately after the consummation of the Transaction and the financing therefor without any defaults or events of default existing thereunder or arising as a result of the Transaction and the other transactions contemplated hereby and, as of the Restatement Effective Date, there shall not be any amendments or modifications to the agreements and instruments governing or evidencing such

Indebtedness other than as requested or approved by the Administrative Agent or the Required Banks.

            5.17 CREDIT PARTIES' ACKNOWLEDGEMENT. On the Restatement Effective Date, each Credit Party (other than the Company) shall have executed and delivered to the Administrative Agent an acknowledgement in the form of Exhibit K hereto (the "Credit Parties' Acknowledgement"), whereby such Credit Party acknowledges and agrees to the entering into of the amendment and restatement of this Agreement, and further agrees that after the occurrence of the Restatement Effective Date, all Credit Documents theretofore executed and delivered by such Credit Party shall remain in full force and effect (and shall guaranty or secure, as the case may be, all Obligations pursuant to this Agreement).

            Section 6. CONDITIONS PRECEDENT TO ALL CREDIT EVENTS. The obligation of each Bank to maintain and/or make any Loan (excluding Mandatory Borrowings which shall be made as provided in Section 1.01(c)) and the obligation of any Issuing Bank to issue any Letter of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

            6.01 NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event, unless such representation or warranty expressly indicates that it is being made as of any other specific date (in which case such representation or warranty shall have been true and correct in all material respects as of such specific date).

            6.02 NOTICE OF BORROWING; LETTER OF CREDIT REQUEST. (a) In the case of the incurrence of a Loan (other than Loans maintained on the Restatement Effective Date), prior to the making of each Loan (excluding Swingline Loans), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of any Swingline Loan BTCo shall have received the notice required by Section 1.03(b)(i).

            (b) Prior to the issuance of each Letter of Credit (other than an Included Letter of Credit), the Administrative Agent and the respective Issuing Bank shall have received a

Letter of Credit Request meeting the requirements of Section 2.03.

            The occurrence of the Restatement Effective Date and the acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Company to each of the Banks that all the applicable conditions specified in Sections 5 and 6 exist as of that time (although no representation or warranty is made as to the acceptability of any items to the Administrative Agent and/or the Required Banks or as to whether the Administrative Agent and/or the Required Banks are satisfied with any of the matters described in said Sections). All of the Notes, certificates, legal opinions and other documents and papers referred to in Sections 5 and 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Administrative Agent's Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be satisfactory in form and substance to the Banks.

            Notwithstanding anything to the contrary contained above or in
Section 13.10, if the Restatement Effective Date does not occur on or prior to February 28, 1994, then it shall not thereafter occur (unless the Required Banks agree in writing to an extension of such date), and this Agreement shall cease to be of any further force or effect and the Original Credit Agreement shall continue to be effective, as the same may have been, or may thereafter be, amended, modified or supplemented from time to time.

            Section 7. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. In order to induce the Banks to enter into this Agreement and to maintain and/or make the Loans, and issue (or participate in) the Letters of Credit as provided herein, the Company makes the following representations, warranties and agreements, in each case both before and after giving effect to the consummation of the Transaction, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Restatement Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct on and as of the Restatement Effective Date and on the date of each such Credit Event (both before and after giving effect thereto), unless such representation and warranty expressly indicates that it is being made as of any other specific date (in which case such representation and warranty shall have been true and correct in all material respects as of such specific date):

            7.01 CORPORATE STATUS. The Company and each Subsidiary of the Company (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualifications except for failures to be so qualified which, in the aggregate, would not have a material adverse effect on the business, property, assets, condition (financial or otherwise) or prospects of the Company or of the Company and its Subsidiaries taken as a whole.

            7.02 CORPORATE POWER AND AUTHORITY. Each Credit Party has the corporate power to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

            7.03 NO VIOLATION. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party (including, without limitation, the granting of Liens pursuant to the Security Documents), nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality applicable to the Company or any of its Subsidiaries, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Credit Party or any of its Subsidiaries pursu-ant to the terms of any indenture (including, without limitation, the indentures relating to the Existing Senior Debentures, the Senior Subordinated Notes, the Senior Notes and the Senior Refinancing Notes), mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which any Credit Party or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of any Credit Party or any of its Subsidiaries.

            7.04 GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the Restatement Effective Date or will be made in accordance with Section 13.16 and except that revised Forms 441S must be filed with the United States Department of Defense), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

            7.05 FINANCIAL STATEMENTS; FINANCIAL CONDITION; UNDISCLOSED LIABILITIES; PROJECTIONS; ETC. (a) The consolidated and consolidating balance sheet of the Company and its Consolidated Subsidiaries at October 3, 1993, December 31, 1992, December 31, 1991 and December 31, 1990 and the related consolidated and consolidating statements of earnings and the related consolidated statements of cash flows and shareholders' equity of the Company and its Consolidated Subsidiaries for the nine-month period or fiscal years as the case may be, ended on such dates and furnished to the Banks prior to the Restatement Effective Date present fairly the consolidated and consolidating financial condition of the Company and its Consolidated Subsidiaries at the date of such balance sheet, and the consolidated and consolidating results of the operations and the consolidated cash flows and shareholders' equity of the Company and its Consolidated Subsidiaries for such nine-month period or fiscal year, as the case may be. All such financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently applied. Since October 3, 1993 (but after giving effect to the Transaction), there has been no material adverse change in the business, property, assets, condition (financial or otherwise) or prospects of the Company or of the Company and its Subsidiaries taken as a whole.

            (b) On and as of the Restatement Effective Date, after giving effect to the Transaction and to all Indebtedness (including the Loans and assuming the full utilization of the Total Commitment) being incurred, assumed or maintained and Liens created or maintained by each Credit Party in connection therewith, (a) the sum of the assets, at a fair valuation, of each Credit Party will exceed its debts; (b) no Credit Party has incurred or intends to, or believes that it will, incur debts beyond its ability to pay such debts as such debts mature; and (c) each Credit Party will have sufficient capital with which to conduct its business. For purposes of this
Section 7.05(b) "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

            (c) Except as fully reflected in the financial statements delivered pursuant to Section 7.05(a), there were as of the Restatement Effective Date no liabilities or obligations known to the Company with respect to the Company or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the Company or to the Company and its Subsidiaries taken as a whole. As of the Restatement Effective Date, the Company does not know of any basis for the assertion against the Company or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully reflected in the financial statements delivered pursuant to Section 7.05(a) which, either individually or in the aggregate, could reasonably be expected to be material to the Company, or to the Company and its Subsidiaries taken as a whole.

            (d) On and as of the Restatement Effective Date, the financial projections previously delivered to the Administrative Agent and the Banks (the "Projections") have been prepared on a basis consistent with the financial statements referred to in Section 7.05(a) (other than as set forth in such Projections), and there are no statements or conclusions in any of the Projections which are based upon or include information known to the Company to be misleading or which fail to take into account material information regarding the matters reported therein. On the Restatement

Effective Date, the Company believed that the Projections were reasonable and attainable.

            7.06 LITIGATION. There are no actions, suits or proceedings pending or, to the best knowledge of the Company, threatened (i) with respect to any Credit Document, (ii) with respect to any material Indebtedness of the Company or any of its Subsidiaries or (iii) that are reasonably likely to materially and adversely affect the business, property, assets, condition (financial or otherwise) or prospects of the Company or of the Company and its Subsidiaries taken as a whole.

            7.07 TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Company in writing to any Bank (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Company in writing to any Bank for purposes of or in connection with this Agreement or any transaction contemplated herein will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

            7.08 USE OF PROCEEDS; MARGIN REGULATIONS. (a)(i) Proceeds of Revolving Loans incurred on the Restatement Effective Date shall be used by the Company solely (x) to consummate the Transaction and (y) to pay fees and expenses related to the Transaction and (ii) proceeds of Revolving Loans and Swingline Loans incurred after the Restatement Effective Date shall be used for general corporate purposes, including to finance the working capital needs of Subsidiaries of the Company, PROVIDED that to the extent proceeds of Revolving Loans are used to finance such working capital needs, such proceeds shall be loaned to the respective Subsidiary to the extent permitted by
Section 9.04(f) and in accordance with Section 9.05.

            (b) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regu-lation G, T, U or X of the Board of Governors of the Federal Reserve System.

            7.09 TAX RETURNS AND PAYMENTS. Each of the Company and its Subsidiaries has timely filed or caused to be timely filed with the appropriate taxing authority, all returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of the Company and/or any of its Subsidiaries. The Returns accurately reflect all liability for taxes of the Company and its Subsidiaries for the periods covered thereby. Each of the Company and each of its Subsidiaries has paid all taxes payable by it other than taxes which are not established, and other than those contested in good faith and for which adequate reserves have been established. Except as set forth on Schedule IV, there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Company or its Subsidiaries, threatened by any authority regarding any taxes relating to the Company or any Subsidiary of the Company. Except as set forth in Schedule IV, neither the Company nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Company or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Company or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. None of the Company or any of its Subsidiaries have provided, with respect to themselves or property held by them, any consent under Section 341 of the Code. Neither the Company nor any of its Subsidiaries has incurred, or will incur, any material tax liability in connection with the Transaction.

            7.10 COMPLIANCE WITH ERISA. Each Plan other than a multiemployer plan (as defined below) (a "Pension Plan") is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan as a result of which the Company, any of its Subsidiaries or any of its ERISA Affiliates has a material liability which is currently outstanding; no Pension Plan is insolvent or in reorganization; no Pension Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liability with respect to all other Pension Plans at such time, would, in the aggregate, have a material adverse effect on the business, property, assets, condition (financial or otherwise) or prospects of the Company or of the Company and its Subsidiaries taken as a whole; no Pension Plan has an accumulated or waived funding deficiency, or has applied for an extension of any amortization period within the meaning of
Section 412 of the Code; all contributions required to be made with respect to a Plan have been timely made (other than the quarterly contributions described in Section 302(e) of ERISA or Section 412(m) of the Code); neither the Company nor any Subsidiary nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or
4975 of the Code or expects to incur any material liability under any of the foregoing Sections with respect to any Plan; except with respect to the Midwest Pension Plan, no proceedings have been instituted under Title IV of ERISA to terminate or appoint a trustee to administer any Plan; no condition exists which presents a material risk to the Company or any Subsidiary or any ERISA Affiliate of incurring a material liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; except with respect to the Midwest Pension Plan, neither the Company nor any of its Subsidiaries or its ERISA Affiliates contribute to, or has within the last seven years contributed to, any Plans which are Multiemployer Plans (as defined in Section 4001(a)(3) of ERISA); no lien imposed under the Code or ERISA on the assets of the Company or any Subsidiary or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Company and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) the obligations with respect to which could reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under this Agreement.

            7.11  THE SECURITY DOCUMENTS.  (a)  The provisions of the
Security Agreements are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the respective Credit Parties in the Collateral described therein, and the Security Agreements create a fully perfected first lien on, and security interest in, all right, title and interest of the respective Credit Parties, in all of the Collateral described therein, subject to no Liens other than Permitted Liens. The recordation of the Security Agreements in the United States Patent and Trademark Office, together with filings on Form UCC-1 made pursuant to such Security Agreements, will be effective to perfect the security interest granted to the Collateral Agent in the trademarks and patents covered by such Security Agreements and the filing of such Security Agreements with the United States Copyright Office, together with filings on Form UCC-1 made pursuant to such Security Agreements, will be effective to perfect the security interest granted to the Collateral Agent in the copyrights covered by such Security Agreements. Each of the Credit Parties party to a Security Agreement has good and merchantable title to all Collateral described therein, free and clear of all Liens except those described above in this clause (a).

            (b) So long as the Collateral Agent, as Pledgee, is in possession of the Pledged Securities, the security interests created in favor of such Pledgee for the benefit of the Secured Creditors under the Pledge Agreements constitute first perfected security interests in the Pledged Securities described in the respective Pledge Agreements, subject to no Liens other than Permitted Liens. No filings or recordings are required in order to perfect the security interests created in the Pledged Securities under the Pledge Agreements so long as the Collateral Agent, as Pledgee, is in possession of such Pledged Securities.

            (c) The Mortgages create, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Mortgaged Properties in favor of the Collateral Agent (or such other trustee as may be named therein) for the benefit of the Secured Creditors, superior to and prior to the rights of all third persons (except that the security interest created in the Mortgaged Properties may be subject to the Permitted Encumbrances related thereto) and subject to no other Liens (other than Permitted Liens). Schedule III contains a true and complete list of each Real Property owned or leased by the Company and each Domestic Subsidiary of the Company on the Restatement Effective Date, and the type of interest therein held by the Company and/or the respective Domestic Subsidiary. Except for the improvements referred to in Section 13.16(d), as of the Restatement Effective Date, none of the Mortgaged Properties has been substantially improved since the Effective Date.

            7.12 REPRESENTATIONS AND WARRANTIES IN CREDIT DOCUMENTS. All representations and warranties set forth in the other Credit Documents were true and correct in all material respects at the time as of which such representations and warranties were made or deemed made.

            7.13 PROPERTIES. The Company and each of its Subsidiaries have good and marketable title to all Real Property owned by them and good and merchantable title to all other properties owned by them, in each case, including all property reflected in the consolidated balance sheet of the Company and its Consolidated Subsidiaries as referred to in Section 7.05(a) and in the pro forma balance sheet referred to in Section
5.15 (except as sold or otherwise disposed of since the date of such balance sheets in the ordinary course of business or, in the case of any sale or disposition after the Restatement Effective Date, as otherwise permitted under this Agreement), free and clear of all Liens, other than (i) as referred to in the consolidated balance sheets or in the notes thereto or in the pro forma balance sheet or (ii) Permitted Liens.

            7.14 CAPITALIZATION. On the Restatement Effective Date and after giving effect to the Transaction, the authorized capital stock of the Company shall consist of (i) 100,000,000 shares of Common Stock of the Company (the "Company Common Stock"), $.01 par value per share, and of which at November 28, 1993, 94,943,341 shares of Company Common Stock were issued and 69,766,463 shares were outstanding and (ii) 2,500,000 shares of preferred stock, $.01 par value per share (the "Company Preferred Stock"), of which no shares shall be issued and outstanding. Upon issuance thereof, all such outstanding shares have been or shall be duly and validly issued, are or shall be fully paid and nonassessable and are or shall be free of preemptive rights. The Company does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except for options to purchase 2,260,000 shares and 66,659 shares available to be issued as of December 31, 1993 under the Stock Option and Incentive Plan.

            7.15 SUBSIDIARIES. On the Restatement Effective Date, the corporations listed on Schedule V are the only Subsidiaries of the Company.
Schedule V correctly sets forth, as of the Restatement Effective Date, the percentage ownership (direct and indirect) of the Company in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof. On and after the Restatement Effective Date, all Foreign Subsidiaries of the Company (other than Liard S.A., MA Aviotec Ltee, Delavan European Marketing Company Limited, Delavan Watson Ltd., H.T. Watson Limited and Spray Fabrications Ltd. which shall be owned by Wholly-Owned Subsidiaries of the Company which constitute Foreign Subsidiaries and Coltec International,

Inc., which shall be owned by the Company) are or shall be owned by Credit Parties which Credit Parties are both Wholly-Owned Subsidiaries of the Company and Domestic Subsidiaries of the Company.

            7.16 COMPLIANCE WITH STATUTES, ETC. Each of the Company and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as would not, in the aggregate, have a material adverse effect on the business, property, assets, condition (financial or otherwise) or prospects of the Company or of the Company and its Subsidiaries taken as a whole.

            7.17 INVESTMENT COMPANY ACT. Neither the Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            7.18 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Company nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            7.19 ENVIRONMENTAL MATTERS. (a) The Company and each of its Subsidiaries have complied with, and on the date of such Credit Event are in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no past, pending or threatened Environmental Claims against the Company or any of its Subsidiaries or any Real Property currently owned or operated by the Company or any of its Subsidiaries or, to the best knowledge of the Company, against any Real Property formerly owned or operated by the Company or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences on any Real Property owned or operated by the Company or any of its Subsidiaries or, to the best knowledge of the Company, on any property adjoining or in the vicinity of any such Real Property, or any Real Property formerly owned or operated by the Company or any of its Subsidiaries, that could reasonably be expected (i) to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or any such Real Property, or (ii) to cause such Real Property to be subject to any restrictions on the owner-ship, occupancy, use or transferability of such Real Property under any applicable Environmental Law.

            (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property currently owned or operated by the Company or any of its Subsidiaries, or to the best knowledge of the Company, on to or from any Real Property formerly owned or operated by the Company or any of its Subsidiaries, where such generation, use, treatment or storage has violated or could reasonably be expected to violate any applicable Environmental Law. Hazardous Materials have not been Released on or from any Real Property currently owned or operated by the Company or any of its Subsidiaries where such Release has violated or could reasonably be expected to violate any applicable Environmental Law, or to the best knowledge of the Company, on or from any Real Property formerly owned or operated by the Company or any of its Subsidiaries. There are no underground storage tanks located on any Real Property currently owned or operated by the Company or any of its Domestic Subsidiaries.

            (c) Notwithstanding anything to the contrary in this Section 7.19, the representations made in this Section 7.19 shall only be untrue if the aggregate effect of all failures and noncompliances of the types described above could reasonably be expected to have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Company or of the Company and its Subsidiaries taken as a whole.

            7.20 LABOR RELATIONS. Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on the Company or on the Company and its Subsidiaries taken as a whole. There is (i) no significant unfair labor practice complaint pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage is pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries and (iii) to the best knowledge of the Company, no union representation question existing with respect to the employees of the Company or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a material adverse effect on the business, property, assets, condition (financial or otherwise) or prospects of the Company or of the Company and its Subsidiaries taken as a whole.

            7.21 PATENTS, LICENSES, FRANCHISES AND FORMULAS. Each of the Company and its Subsidiaries own all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would result in a material adverse effect on the business, property, assets, condition (financial or otherwise) or prospects of the Company or of the Company and its Subsidiaries taken as a whole.

            7.22 INDEBTEDNESS. Schedule VI sets forth a true and complete list of all Indebtedness (other than any Indebtedness representing trade payables) of the Company and each of its Subsidiaries as of the Restatement Effective Date and which is to remain outstanding after giving effect to the Transaction (excluding the Loans, the Letters of Credit and any other Obligations, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof (and the aggregate amount of any undrawn commitments with respect thereto) and the name of the respective borrower and any other entity which directly or indirectly guarantees such debt.

            7.23 RESTRICTIONS ON OR RELATING TO SUBSIDIARIES. There does not exist any encumbrance or restriction on the ability of (a) any Subsidiary of the Company to pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Company or any Subsidiary of the Company, or to pay any Indebtedness owed to the Company or a Subsidiary of the Company, (b) any Subsidiary of the Company to make loans or advances to the Company or any of the Company's Subsidiaries or (c) the Company or any of its Subsidiaries to transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement or the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or a Subsidiary of the Company and (iv) as described in Schedule X.

            7.24 TRANSACTION. All consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities and third parties required in order to consummate the Transaction, or otherwise required in connection with the Transaction, shall have been obtained, given, filed or taken (except as will be obtained, given, filed or taken in accordance with Section 13.16) and are or will be in full force and effect. All actions pursuant to or in furtherance of the Transaction have been and will be taken in compliance with all applicable laws.

            7.25 DEBARMENT OR SUSPENSION. No event has occurred or condition exists which could reasonably be expected to result in the debarment or suspension of the Company or any of its Subsidiaries from any government contracting.

            Section 8. AFFIRMATIVE COVENANTS. The Company covenants and agrees that on and after the Restatement Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other obligations incurred hereunder and thereunder, are paid in full:

            8.01  INFORMATION COVENANTS.  The Company will furnish to each
Bank:

            (a) MONTHLY REPORTS. Within 30 days after the end of each fiscal month of the Company other than the last such month of any fiscal quarter of the Company, a flash report as at the end of such month in substantially the form attached hereto as Exhibit G.

            (b) QUARTERLY FINANCIAL STATEMENTS. Within 45 days after the close of the first three quarterly accounting periods in each fiscal year of the Company, (i) the consolidated and consolidating balance sheets of the Company and its Consolidated Subsidiaries as at the end of such quarterly period, (ii) the related consolidated and consolidating statement of earnings for the elapsed portion of the fiscal year ended with the last day of such quarterly period, (iii) the related consolidated statement of earnings for such quarterly period and (iv) the related consolidated statements of shareholders equity and cash flows for the elapsed portion of the fiscal year ended with the last day of such quar-terly period, in each case with respect to the consolidated statements setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the chief financial officer of the Company, subject to normal year-end audit adjustments.

            (c) ANNUAL FINANCIAL STATEMENTS. Within 90 days after the close of each fiscal year of the Company, (i) the consolidated and consolidating balance sheets of the Company and its Consolidated Subsidiaries as at the end of such fiscal year, (ii) the related consolidated and consolidating statements of earnings for such fiscal year and (iii) the related consolidated statements of shareholders equity and cash flows for such fiscal year, in each case with respect to the consolidated statements setting forth comparative figures for the preceding fiscal year and certified by the chief financial officer of the Company and by independent certified public accountants of recognized national standing reasonably acceptable to the Required Banks, together with an unqualified report of such accounting firm and a letter stating that in the course of its regular audit of the financial statements of the Company, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default arising under Sections 9.04, 9.05 or 9.07 through 9.09, inclusive, in so far as such Sections relate to accounting matters or require computations to be made which are ordinarily made by accountants which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

            (d) MANAGEMENT LETTERS. Promptly after the Company's receipt thereof, a copy of any "management letter" received by the Company from its certified public accountants.

            (e) BUDGETS. As soon as available and in any event within 45 days following the first day of each fiscal year of the Company, a budget substantially in the form attached hereto as Exhibit H, accompanied by the statement of the chief financial officer of the Company to the effect that, to the best of his knowledge, the budget is a reasonable estimate for the period covered thereby.

            (f) OFFICER'S CERTIFICATES. At the time of the delivery of the Section 8.01(b) or (c) Financial Statements, a certificate of the chief financial officer of the Company to the effect that, to the best of his knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether the Company was in compliance with the provisions of Sections 3.03, 9.03, 9.04, 9.05, 9.07, 9.08, 9.09 and 9.10, at the end of such fiscal period.

            (g) NOTICE OF DEFAULT OR LITIGATION, ETC. Promptly, and in any event within three Business Days after an officer (holding the office of Vice President or higher) of the Company or any of its Subsidiaries or any Group President of a division obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default, (ii) any litigation or governmental investigation or proceeding pending (x) against the Company or any of the Subsidiaries which could reasonably be expected to materially and adversely affect the business, property, assets, condition (financial or otherwise) or prospects of the Company, any Material Subsidiary of the Company or of the Company and its Subsidiaries taken as a whole, (y) with respect to any material Indebtedness of the Company or any of its Subsidiaries or (z) with respect to any Credit Document, (iii) any adverse judgment rendered against the Company, or any of its Subsidiaries, which imposes punitive damages or otherwise providing for a recovery of $350,000 or more which is not fully covered by insurance and (iv) any other event which could reasonably be expected to materially and adversely affect the business, property, assets, condition (financial or otherwise) or prospects of the Company or of the Company and the Subsidiaries taken as a whole.

            (h) OTHER REPORTS AND FILINGS. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which the Company or any of its Subsidiaries shall file with the Securities and Exchange Commission or any successor thereto (other than any documents incorporated by reference in any such filing) or deliver to holders of its material Indebtedness pursuant to the terms of the documentation governing such Indebtedness (other than any such information otherwise provided to the Banks pursuant to this

      Section 8.01) (or any trustee, agent or other representative therefor).

            (i) ENVIRONMENTAL MATTERS. Promptly upon, and in any event within three Business Days after an officer of the Company or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters: (i) any pending or threatened Environmental Claim against the Company or any of its Subsidiaries or any Real Property owned or at any time operated by the Company or any of its Subsidiaries; (ii) any condition or occurrence on or arising from any Real Property owned or at any time operated by the Company or any of its Subsidiaries that (a) results in material noncompliance by the Company or any of its Subsidiaries with any applicable Environmental Law, or (b) could reasonably be expected to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or any such Real Property; (iii) any condition or occurrence on any Real Property owned or at any time operated by the Company or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law; and (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or at any time operated by the Company or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Company's or such Subsidiary's response thereto. In addition, the Company will provide the Banks with copies of all communications with any government or governmental agency relating to Environmental Laws, all communications with any person relating to Environmental Claims, and such detailed reports of any Environmental Claim as may reasonably be requested by the Banks. Notwithstanding the foregoing, the Company will only be required to provide the Banks with notice of or with copies of communications described in the immediately preceding sentence which are not material on or prior to the tenth day after the close of the fiscal quarter in which such communications were received.

            (j) ANNUAL MEETINGS WITH BANKS. Within 90 days after the close of each fiscal year of the Company, the Company shall hold a meeting with respect to which all of the Banks shall have received reasonable advance notice, and to which all the Banks shall be invited to attend, at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Company and the budgets presented for the current fiscal year of the Company.

            (k) OUTSTANDING LETTERS OF CREDIT. At the time of the delivery of the Section 8.01(b) or (c) Financial Statements, a summary of all outstanding letters of credit issued for the account of the Company or any of its Subsidiaries (including, without limitation, all Letters of Credit (including Included Letters of Credit) issued or deemed issued hereunder), substantially in the form attached hereto as Exhibit L.

            (l) OTHER INFORMATION. From time to time, such other information or documents (financial or otherwise) as any Bank may reasonably request.

            8.02 BOOKS, RECORDS AND INSPECTIONS. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with United States generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Subsidiaries to, permit, upon reasonable notice to the Company or such Subsidiary, officers and designated representatives of the Administrative Agent or any Bank to visit and inspect, under guidance of officers of the Company or such Subsidiary, any of the properties of the Company or such Subsidiary, and to examine the books of account of the Company or such Subsidiary and discuss the affairs, finances and accounts of the Company or such Subsidiary with, and be advised as to the same by, its and their officers, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any Bank may request.

            8.03 MAINTENANCE OF PROPERTY, INSURANCE. Schedule VII sets forth a true and complete listing of all insurance maintained by the Company and its Subsidiaries as of the Restatement Effective Date. The Company will, and will cause each of its Subsidiaries to, (i) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, (ii) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice for companies similarly sit-uated, and (iii) furnish to each Bank, upon written request, full information as to the insurance carried. At any time that insurance at levels described in
Schedule VII is not being maintained by the Company or any Subsidiary of the Company, the Company will notify the Banks in writing within two Business Days thereof and, if thereafter notified by the Required Banks to do so, the Company or any such Subsidiary, as the case may be, shall obtain insurance at such levels at least equal to those set forth on Schedule VII to the extent then generally available. The provisions of this Section 8.03 shall be deemed to be supplemental to, but not duplicative of, the provisions of any of the Security Documents that require the maintenance of insurance.

            8.04 CORPORATE FRANCHISES. The Company will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence, and all rights, franchises, licenses and patents which are material to the Company or the Company and its Subsidiaries taken as a whole; PROVIDED, HOWEVER, that nothing in this Section 8.04 shall prevent (i) Immaterial Dissolutions, (ii) the withdrawal by the Company or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Company or of the Company and its Subsidiaries taken as a whole or
(iii) the termination, lapse or non-renewal by the Company or any of its Subsidiaries of any of their respective rights, franchises, licenses or patents, so long as the respective termination, lapse or non-renewal could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole.

            8.05 COMPLIANCE WITH STATUTES, ETC. The Company will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, property, assets, condition (financial or otherwise) or prospects of the Company or of the Company and its Subsidiaries taken as a whole.

            8.06 COMPLIANCE WITH ENVIRONMENTAL LAWS. (a) The Company will comply, and will cause each of its Subsidiaries to comply, in all material respects, with all Environmental Laws applicable to ownership or use of the Real Property, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Properties free and clear of any Liens imposed pursuant to such Environmental Laws. Neither the Company nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property owned, leased or operated by the Company or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from such Real Property except in compliance with all applicable Environmental Laws and required in connection with the business or operations of the Company, or the operation, use and maintenance of such Real Property. The Company and its Subsidiaries shall not dispose of any Hazardous Materials offsite except in compliance with all applicable Environmental Laws.

            (b) At the written request of the Administrative Agent or the Required Banks, which request shall specify in reasonable detail the basis therefor, at any time but no more often than one time per year for any Real Property, the Company will provide, at the Company's sole cost and expense, an environmental site assessment report concerning any Real Property, owned, operated or leased by the Company or any of its Subsidiaries, prepared by an environmental consulting firm approved by the Administrative Agent or the Required Banks, as the case may be, which approval shall not be unreasonably withheld, indicating the presence or absence of Hazardous Materials and the potential cost of any removal, remedial or corrective action in connection with any such Hazardous Materials on such Real Property, PROVIDED, HOWEVER, no such request may be made unless the Administrative Agent or the Required Banks reasonably believe that (i) the Company or any of its Subsidiaries is in material non-compliance with any Environmental Law or (ii) a Default or Event of Default is in existence. If the Company fails to provide the same sixty (60) days after such request was made, the Administrative Agent may order the same, and the Company shall grant and hereby grants to the Administrative Agent and the Banks and their agents access to such Real Property and specifically grants to the Administrative Agent and the Banks an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment all at the Company expense.

            8.07 ERISA. As soon as possible and, in any event, within 15 days after the Company or any Subsidiary of the Company or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Company will deliver to each of the Banks a certificate of the chief financial officer of the Company setting forth details as to such occurrence and such action, if any, which the Company, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Company, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto, except that with respect to the PBGC and Plan participants, only notices that are within the possession of the Company, such Subsidiary or such ERISA Affiliate must be delivered: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred by a Pension Plan for a given Plan year after the expiration of the period of time under Section 412(c)(10) of the Code during which contributions to such Plan may be made for such year or an application is likely to be or has been made in respect of such Pension Plan to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Pension Plan; that a contribution (other than a quarterly contribution described in Section 302(e) of ERISA or Section 412(m) of the Code) required to be made to a Plan has not been timely made; that a Plan has been or is likely to be terminated under Title IV of ERISA (other than pursuant to Section 4041(b) of ERISA), reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Pension Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings under Title IV of ERISA are reasonably likely to be or have been instituted to terminate or appoint a trustee to administer a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Company, any Subsidiary or any ERISA Affiliate will or is likely to incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971 or 4975 of the Code or Section 409 or 502(i) or 502(l) of ERISA. If requested by any Bank the Company will deliver to each Bank so requesting a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of any other material notices received by the Company or any Subsidiary or any ERISA Affiliate from any government agency with respect to any Plan shall be delivered to the Banks no later than 10 days after the date such notice has been received by the Company or the Subsidiary or the ERISA Affiliate, as applicable.

            8.08 END OF FISCAL YEARS; FISCAL QUARTERS. The Company shall cause (i) each of its, and each of its Subsidiaries', fiscal years and fourth fiscal quarter to end on December 31, and (ii) each of its, and each of its Subsidiaries', first three fiscal quarters to end on or within seven calendar days of March 31, June 30 and September 30 determined in a manner consistent with the past practices of the Company and its Subsidiaries.

            8.09 PERFORMANCE OF OBLIGATIONS. The Company will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound and each other agreement or contract to which it is a party, except such non-performances as could not in the aggregate reasonably be expected to have a material adverse effect on the business, property, assets, condition (financial or otherwise) or prospects of the Company or of the Company and its Subsidiaries taken as a whole.

            8.10 PAYMENT OF TAXES. The Company will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, on a timely basis, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Company or any of its Subsidiaries; PROVIDED that neither the Company nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings or the taking of other proper actions if it has maintained adequate reserves (in the good faith judgment of management of the Company or the respective Subsidiary, as the case may be) with respect thereto in accordance with generally accepted accounting principles.

          8.11 FOREIGN SUBSIDIARIES SECURITY. If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Company acceptable to the Administrative Agent and the Required Banks does not within 30 days after a request from the Administrative Agent or the Required Banks deliver written opin-ions, in form and substance satisfactory to the Administrative Agent and the Required Banks, with respect to any Foreign Subsidiary that (i) a pledge (x) of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote and (y) of any promissory note issued by such Foreign Subsidiary to the Company or any Subsidiary Pledgor,
(ii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the Subsidiaries Security Agreement and (iii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiaries Guaranty, in any such case would cause the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's
United States parent for Federal income tax purposes, then in the case of a failure to deliver the opinion described in clause (i)(x) or (y) above, that portion of such Foreign Subsidiary's outstanding capital stock or any promissory notes so issued by such Foreign Subsidiary, as the case may be, in each case not theretofore pledged pursuant to a Pledge Agreement shall be pledged to the Collateral Agent for the benefit of the Secured Creditors (including the holders of the Existing Senior Debentures, but only to the extent required by the "equal and ratable" provisions of the Existing Senior Indenture) pursuant to the applicable Pledge Agreement (or another pledge agreement in substantially similar form, if needed), and in the case of a failure to deliver the opinion described in clause (ii) above, such Foreign Subsidiary shall execute and deliver a security agreement (each a "Foreign Subsidiary Security Agreement" and, collectively, the "Foreign Subsidiary Security Agreements") securing the Obligations of the Company under the Credit Documents and under any Interest Rate Protection or Other Hedging Agreements or, in the event a Foreign Subsidiaries Guaranty shall have been executed by such Foreign Subsidiary, the obligations of such Foreign Subsidiary thereunder and, in either case, but only to the extent required by the "equal and ratable" provisions of the Existing Senior Indenture, the obligations of the Company under the Existing Senior Indenture, and in the case of a failure to deliver the opinion described in clause (iii) above, such Foreign Subsidiary shall execute and deliver a guaranty (each a "Foreign Subsidiary Guaranty" and, collectively, the "Foreign Subsidiary Guaranties") of the Obligations of the Company under the Credit Documents and under any Interest Rate Protection or Other Hedging Agreements, in each case with all documents delivered pursuant to this Section
8.11 to be in form and substance satisfactory to the Administrative Agent and the Required Banks.

            8.12 OWNERSHIP OF SUBSIDIARIES. On and after the Restatement Effective Date the Company shall own, directly or indirectly, 100% of the capital stock of each of its Subsidiaries other than Garlock Bearings Inc, Garlock de Mexico, S.A. de C.V., Garlock Pty Limited and Louis Mulas Sucs, S.A. de C.V.

            8.13 REVISED FORMS 441S. Within ten Business Days after the Restatement Effective Date, the Company shall have filed revised Forms 441S with the Department of Defense as required by, and in accordance with, all applicable law and following such filing, the Company shall not have received any notice or other indication from the Department of Defense to the effect that any material rights of the Company or any of its Subsidiaries with respect to classified contracts of the government will be affected or impaired by the transactions contemplated hereby.

            8.14 PERMITTED TRANSACTIONS. (a) Subject to the remaining provisions of this Section 8.14 applicable thereto and the requirements contained in the definition of Permitted Acquisition or Permitted Investment, as the case may be, the Company may from time to time after the Restatement Effective Date effect Permitted Transactions, so long as (x) with respect to each Permitted Transaction, (A) the aggregate principal amount of Permitted Acquired Debt from all Permitted Acquisitions incurred in any fiscal year of the Company plus the aggregate amount of cash expended in such fiscal year to effect such Permitted Transaction shall not exceed $75,000,000, (B) the aggregate principal amount of outstanding Permitted Acquired Debt from all Permitted Acquisitions shall not exceed the amount permitted to remain outstanding pursuant to Section 9.04(h), (C) no Event of Default is in existence at the time of the consummation of such Permitted Transaction or would exist after giving effect thereto, (D) the Company shall have given the Administrative Agent and the Banks at least 10 days (or 30 days in the case of the first Permitted Transaction after the Restatement Effective Date) prior notice of any Permitted Transaction and (E) so long as any Existing Senior Debentures shall remain outstanding, the Banks shall have received an opinion from counsel, and in form and substance, satisfactory to the Administrative Agent, to the effect that such Permitted Transaction and the security arrangements described in Section 8.14(b) below with respect to such Permitted Transaction, do not violate any term or provision of the Existing Senior Debentures and (y) with respect to Permitted Investments, the aggregate amount of cash used in connection with Permitted Investments made after the Restatement Effective Date shall not exceed $15,000,000.

            (b) Before making the first Permitted Transaction after the Restatement Effective Date, the Company shall have caused Permitted Acquisition Holdco and Permitted Acquisition Sub-Holdco to be formed (and all capital stock of each pledged pursuant to the Company Pledge Agreement, in the case of the capital stock of Permitted Acquisition Holdco, or the Pledge Agreement executed and delivered by Permitted Acquisition Holdco, in the case of the capital stock of Permitted Acquisition Sub-Holdco), and each of Permitted Acquisition Holdco and Permitted Acquisition Sub-Holdco shall have executed and delivered (x) the Subsidiaries Guaranty (by an amendment thereto pursuant to which they become a party thereto) or a substantially similar guaranty to the Subsidiaries Guaranty, in either case with the documentation to be in form and substance satisfactory to the Administrative Agent, and (y) a pledge agreement substantially similar to the Subsidiaries Pledge Agreement, except that neither such pledge agreement shall secure any of the obligations with respect to the Existing Senior Debentures, with such pledge agreements to be in form and substance satisfactory to the Administrative Agent. At the time of each Permitted Transaction involving the creation or acquisition of a Domestic Subsidiary, or the acquisition of capital stock of any Person incorporated in the United States or a State or territory thereof, all capital stock thereof acquired in connection with such Permitted Transaction shall be directly owned by Permitted Acquisition Holdco and pledged for the benefit of the Secured Creditors (excluding the holders of Existing Senior Debt) pursuant to the Pledge Agreement executed and delivered by Permitted Acquisition Holdco, and in the case of each acquisition of a Foreign Subsidiary or the acquisition of capital stock of any Person organized outside the United States and the States and territories thereof, all capital stock thereof acquired in connection with such Permitted Transaction shall be directly owned by Permitted Acquisition Sub-Holdco and pledged (except that not more than 66% of the total combined voting power of all classes of capital stock of any Foreign Subsidiary acquired in connection with any such Permitted Transaction shall be required to be so pledged, except to the extent otherwise required in accordance with Section 8.11) to the Collateral Agent for the benefit the Secured Creditors (excluding the holders of Existing Senior Debentures) pursuant to the Pledge Agreement executed and delivered by Permitted Acquisition Sub-Holdco. The Company shall take all actions necessary so that neither Permitted Acquisition Holdco nor any of its Subsidiaries at any time constitutes a "Restricted Subsidiary" under, and as defined in, the Existing Senior Indenture. Notwithstanding the foregoing, when no Existing Senior Debentures shall remain outstanding, the Company shall not be required to form Permitted Acquisition Holdco or Permitted Acquisition Sub-Holdco, or if such corporations shall have already been formed, Permitted Acquisition Holdco and Permitted Acquisition Sub-Holdco shall not be required to own the capital stock of Subsidiaries created or acquired in connection with Permitted Transactions, PROVIDED, that at the time of each Permitted Transaction involving the creation or acquisition of a Domestic Subsidiary, or the acquisition of capital stock of any Person incorporated in the United States or a State or Territory thereof, all capital stock thereof acquired in connection with such Permitted Transaction shall be directly owned by the Company or a Domestic Subsidiary and shall be pledged for the benefit of the Secured Creditors pursuant to a Pledge Agreement executed and delivered by the Company or the Domestic Subsidiary of the Company directly owning such capital stock, and in the case of each acquisition of a Foreign Subsidiary or the acquisition of capital stock of any Person organized outside the United States and the States and territories thereof by the Company or a Domestic Subsidiary, all capital stock thereof acquired in connection with such Permitted Transaction shall be pledged (except that not more than 66% of the total combined voting power of all classes of capital stock of such Foreign Subsidiary shall be required to be so pledged, except to the extent otherwise required in accordance with Section 8.11) to the Collateral Agent for the benefit of the Secured Creditors pursuant to a Pledge Agreement executed and delivered by the Company or the Subsidiary of the Company directly owning such capital stock.

            (c) The Company shall cause each Domestic Subsidiary which is formed to effect, or is acquired pursuant to, a Permitted Acquisition to execute and deliver, within 10 days after the respective Permitted Acquisition, the Subsidiaries Guaranty or a substantially similar guaranty, in either case with the documentation to be in form and substance satisfactory to the Administrative Agent and if at any time requested by the Administrative Agent or Required Banks, the Company shall cause the respective Domestic Subsidiary to enter into such security documentation as may be required pursuant to Section 8.15(b). Foreign Subsidiaries acquired or established pursuant to Permitted Acquisitions shall only be required to enter into guaranties or additional security documents to the extent required by Section 8.11.

            (d) Notwithstanding anything to the contrary contained above, no Permitted Acquisition and no Permitted Investment involving the acquisition by the Company and its Subsidiaries of a Person which, after giving effect to such Permitted Investment, would constitute a "Subsidiary" of the

Company may be effected unless (w) recalculations are made by the Company of compliance with the covenants contained in Sections 9.08 and 9.09 for the period of four consecutive fiscal quarters most recently ended prior to the date of such Permitted Transaction, on a PRO FORMA basis as if the respective Permitted Transaction had occurred on the first day of such period, and such recalculations shall show that all such covenants would have been complied with if the Permitted Transaction had occurred on the first day of such period, (x) the Company in good faith believes, based on calculations made by the Company, on a PRO FORMA basis after giving effect to the respective Permitted Transaction, that the financial covenants contained in Sections 9.08 and 9.09 will continue to be met for the one year period following the date of the consummation of the respective Permitted Transaction, (y) the Administrative Agent and the Required Banks shall have been satisfied in their reasonable discretion that the proposed Permitted Transaction could not reasonably be expected to result in materially increased tax, ERISA or environmental liabilities with respect to the Company or any of its Subsidiaries, provided that, so long as the notice referred to in Section 8.14(a)(D) has been given and so long as the Company has furnished to each Bank which has requested information as to the liabilities of the type described in this clause (y), if any Bank has not notified the Company or the Administrative Agent on or prior to the 4th day prior to the consummation of a Permitted Transaction that such Bank has not yet been satisfied that the proposed Permitted Transaction could not reasonably be expected to result in materially increased tax, ERISA or environmental liabilities with respect to the Company or any Subsidiary of the Company, then such Bank shall be deemed for purposes of this clause (y) to be so satisfied and (z) prior to the consummation of the respective Permitted Transaction, the Company shall furnish the Administrative Agent and the Banks with an officer's certificate executed by the chief financial officer of the Company, certifying to the best of his knowledge as to compliance with the requirements of preceding clauses
(w), (x) and (y) and containing the PRO FORMA calculations required by preceding clauses (w) and (x). The consummation of each Permitted Transaction shall be deemed to be a representation and warranty by the Company that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including without limitation, Sections 6 and 10.

            8.15 ADDITIONAL SECURITY; FURTHER ASSURANCES. (a) The Company shall, and agrees to cause each of its applicable

Domestic Subsidiaries to, grant to the Collateral Agent, for the benefit of the Secured Creditors (but with respect to the holders of Indebtedness under the Existing Senior Debentures, only to the extent such security is required to be granted pursuant to the "equal and ratable" provisions thereof), upon the request of the Required Banks, security interests in such Real Property acquired or, in the opinion of the Required Banks, substantially improved, after the Restatement Effective Date and not already constituting Collateral pursuant to the Mortgages or pursuant to Additional Mortgages theretofore executed and delivered pursuant to this Section 8.15 as may be requested from time to time by the Required Banks (except that security interests shall not be required to be granted with respect to Real Property located in New York) and to take, or cause such Domestic Subsidiary to take, all actions requested by the Required Banks (including without limitation, the filing of UCC-1's and the obtaining of Mortgage Policies and title surveys) in connection with the granting of such security interests.

            (b) The Company further agrees to cause each Domestic Subsidiary acquired or established by it pursuant to a Permitted Acquisition to grant to the Collateral Agent, for the benefit of the Secured Creditors (but excluding the holders of Existing Senior Debentures), upon the request of the Administrative Agent or the Required Banks, security interests in such property of such Domestic Subsidiaries (whether real, personal or otherwise, except that such Domestic Subsidiary shall not be required to execute or deliver Additional Mortgages with respect to Real Property located in New
York) as may be requested by the Administrative Agent or the Required Banks and to take, or cause such Subsidiary to take, all actions requested by the Administrative Agent or the Required Banks (including without limitation, the obtaining of UCC-11's, the filing of UCC-1's and the obtaining of Mortgage Policies and title surveys) in connection with the granting of such security interests.

            (c) All security interests required to be granted pursuant to this Section 8.15 shall be granted pursuant to such security documentation (which shall be substantially similar to the analogous Security Documents already executed and delivered by other Subsidiaries, with such changes as are required so that the obligations relating to the Existing Senior Debentures are not secured thereunder, except to the extent required in the case of requested security granted pursuant to Section 8.15(a)) satisfactory in form and substance to the Administrative Agent and shall (except as otherwise consented to by the Required Banks) constitute valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no Liens except Permitted Liens. The Additional Security Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Collateral Agent for the benefit of the respective Secured Creditors, required to be granted pursuant to the respective Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall be paid in full by the Company. At the time of the execution and delivery of the Additional Security Documents, the Company shall cause to be delivered to the Collateral Agent such opinions of counsel, Mortgage Policies, surveys and other related documents as may be reasonably requested by the Collateral Agent or the Required Banks to assure themselves that this
Section 8.15 has been complied with.

            (d) The Company agrees that each action required by Section 8.15(a), (b) or (c) with respect to the Additional Collateral shall be completed as soon as possible but in no event later than 30 days after such action is requested to be taken by the Administrative Agent or the Required Banks, as the case may be.

            (e) In the event that the Administrative Agent or the Required Banks at any time after the Restatement Effective Date determine in their sole discretion (whether as a result of a position taken by an applicable bank regulatory agency or official, or otherwise) that real estate appraisals satisfying the requirements set forth in 12 C.F.R., Part 34-Subpart C, or any successor or similar statute, rule, regulation, guideline or order (any such appraisal a "Required Appraisal") are or were required to be obtained, or should be obtained, in connection with any Mortgaged Property or Mortgaged Properties, then, within 60 days after receiving written notice thereof from the Administrative Agent or the Required Banks, as the case may be, the Company shall cause such Required Appraisal to be delivered, at the expense of the Company, to the Agents which Required Appraisal, and the respective appraiser, shall be satisfactory to the Administrative Agent.

            (f) Within 45 days following the Restatement Effective Date, the Company shall, and/or shall cause its applicable Subsidiaries to, with respect to each additional Pledge Agreement, if any, delivered on the Restatement Effective Date to the extent relating to the pledge of the stock of a Foreign Subsidiary (other than the Canadian Subsidiaries and the stock of Foreign Subsidiaries pledged on the Effective Date), (i) enter into such modifications or supplements to such Pledge Agreement (or such replacement or supplemental Pledge Agreements) as the Collateral Agent shall deem reasonably necessary or advisable after consulting with local counsel in the jurisdiction in which the respective Foreign Subsidiary is organized, and (ii) to the extent permitted by applicable law, take all actions reasonably necessary or appropriate (in the judgment of the Collateral Agent after consulting with local counsel in the jurisdiction in which the respective Foreign Subsidiary is organized) to create, preserve, perfect and protect the security interest granted to the Collateral Agent pursuant to such Pledge Agreement (including, without limitation, effecting amendments to the respective Foreign Subsidiary's organizational documents if deemed reasonably necessary or appropriate by the Collateral Agent). Each of the Banks hereby authorizes and directs the Collateral Agent to enter into the modifications and supplements referred to in clause (i) of the second preceding sentence. The Company shall pay, or reimburse the Collateral Agent for, all expenses (including, without limitation, of local counsel) incurred pursuant to this clause (f).

            (g) In the event that at any time after the Restatement Effective Date, Holdings shall cease to constitute an Inactive Subsidiary, the Company shall cause Holdings to become a party to each of the Subsidiaries Guaranty, the Subsidiaries Pledge Agreement and the Subsidiaries Security Agreement.

            Section 9. NEGATIVE COVENANTS. The Company hereby covenants that on and after the Restatement Effective Date and until the Total Commitments and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

            9.01 LIENS. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Company or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Company or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute;
PROVIDED that the provisions of this Section 9.01 shall not prevent the creation, incurrence, assump-tion or existence of the following (liens described below are herein referred to as "Permitted Liens"):

            (i) inchoate Liens for taxes, assessments and governmental charges or claims not yet due or being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with United States generally accepted accounting principles;

          (ii) Liens in respect of property or assets of the Company or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as landlords', carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and which Liens or the obligations secured thereby are not overdue for a period of more than 60 days or are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

         (iii) Liens in existence on the Restatement Effective Date which are listed, and the property subject thereto described, in Schedule VIII, but only to the respective date, if any, set forth in such
      Schedule VIII for the removal and termination of any such Liens;

          (iv)    Permitted Encumbrances;

            (v) Liens created by or pursuant to this Agreement (including, without limitation, in connection with Trade Letters of Credit) or the other Credit Documents;

          (vi) Liens placed upon equipment or machinery used in the ordinary course of the business of the Company or any of its Subsidiaries at the time of acquisition thereof by the Company or any such Subsidiary to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, provided that (x) the aggregate principal amount of all Indebtedness secured by Liens permitted by this clause
      (vi) does not exceed at any one time outstanding $15,000,000 and (y) in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Company or any such Subsidiary;

         (vii) leases or subleases granted to other Persons in the ordinary course of business and not materially interfering with the conduct of the business of Company or any of its Subsidiaries, to the extent permitted by Section 9.02(xiv);

         (viii) Liens upon assets subject to Capitalized Lease Obligations to the extent permitted by Section 9.07, provided that the amount of such Capitalized Lease Obligations incurred in any one fiscal year shall not exceed $15,000,000, and PROVIDED that such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of a Credit Party or any Subsidiary of a Credit Party;

           (ix) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances arising in the ordinary course of business and not materially interfering with the conduct of the business of the Company or any of its Subsidiaries;

            (x) Liens arising from precautionary UCC financing statement filings regarding operating leases;

           (xi) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with (x) workers' compensation, unemployment insurance and other types of social security or (y) to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business, PROVIDED that the aggregate amount of cash and fair market value of other property encumbered by Liens described in clause (y) hereof, at any time in existence shall not exceed $100,000,000 in the aggregate;

          (xii) Liens on property or assets of any Subsidiary (but not on the capital stock of such Subsidiary) acquired pursuant to, or newly formed by the Company in order to make, a Permitted Acquisition and securing Permitted Acquired Debt relating thereto, PROVIDED that such Lien does not encumber any assets or properties of the Company or any Subsidiary other than the assets and properties of such Subsidiary acquired pursuant to the Permitted Acquisition;

         (xiii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom's duties in connection with the importation of goods;

          (xiv) Liens encumbering property or assets of the Company or any of its Subsidiaries under construction which arose in the ordinary course of business from progress or partial payments by a customer of the Company or any of its Subsidiaries relating to such property or assets so long as such Liens do not attach to any property or assets of the Company or any of its Subsidiaries other than such property or assets under construction;

           (xv) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Subsidiaries prior to the Restatement Effective Date;

          (xvi) purchase money Liens securing trade payables to the extent such Liens arise in the ordinary course of business of the Company and its Subsidiaries consistent with past practices and the respective trade payables do not constitute Indebtedness (determined without regard to clause (iii) of the definition of Indebtedness to the extent the Liens relating thereto are only those described in this clause (xvi));

         (xvii) Liens on accounts receivable of the Company and its Subsidiaries in connection with the Permitted Receivables Transaction;

        (xviii)   any Lien arising from judgments or decrees in circumstances not constituting any Event of Default under Section 10.09;

          (xix) any interest or title of a lessor or sublessor and any restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject;

           (xx) Liens in favor of issuers of documentary Non-Facility Letters of Credit on documents and goods covered thereby; and

          (xxi) Liens not otherwise permitted by the foregoing clauses (i) through (xx) securing any Indebtedness of the Company and/or its Subsidiaries permitted under Section 9.04(j), provided that the aggregate principal amount of Indebtedness on a consolidated basis secured by Liens permitted by this clause (xxi) shall not exceed $5,000,000 at any time outstanding.

            9.02  CONSOLIDATION, MERGER, PURCHASE OR SALE OF ASSETS, ETC.
The Company will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or enter into any partnerships, joint ventures or sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, except that:

            (i) Capital Expenditures by the Company and its Subsidiaries shall be permitted to the extent not in violation of Section 9.07;

           (ii) each of the Company and its Subsidiaries may, in the ordinary course of business, sell, lease or otherwise dispose of any assets which, in the reasonable judgment of such Person, have become uneconomic, obsolete or worn out;

          (iii)   investments may be made to the extent permitted by Section
      9.05;

           (iv) each of the Company and its Subsidiaries may lease (as lessee) real or personal property in the ordinary course of business in accordance with the past practices of the Company and its Subsidiaries prior to the Restatement Effective Date (so long as such lease does not create Capitalized Lease Obligations);

            (v) each of the Company and its Subsidiaries may make sales of inventory in the ordinary course of business;

           (vi) the Company or any of its Subsidiaries shall be permitted to sell property and assets not otherwise permitted to be sold pursuant to another clause of this Section 9.02, so long as (A) each such sale is for fair market value (as determined in good faith by, in the case of any such sale for less than $1,000,000, the Company and in the case of all other sales, the Board of Directors of the Company), (B) each such sale results in consideration consisting of cash, PROVIDED that in each fiscal year of the Company, up to an aggregate amount of $10,000,000 of such consideration may be evidenced by one or more promissory note(s) which have been duly pledged pursuant to the applicable Pledge Agreement (if the respective seller is party to a Pledge Agreement), (C) the Net Sale Proceeds therefrom are applied in accordance with, and to the extent required by, Section 3.03(e) or 3.03(f), and (D) sales of capital stock of Subsidiaries of the Company shall not be permitted unless (i) no Indebtedness is owed to, or by, such Subsidiary or any of its Subsidiaries by or from, as the case may be, the Company or any other Subsidiary of the Company, (ii) all capital stock of such Subsidiary and any of its Subsidiaries owned by the Company or any of its other Subsidiaries shall be sold as a result of such sale and (iii) the respective Subsidiary whose capital stock is being sold is not a Material Subsidiary before giving effect to such sale;

          (vii) the Company may make Permitted Transactions in accordance with the requirements of Section 8.14;

         (viii)   Immaterial Dissolutions shall be permitted;

           (ix) (A) any Wholly-Owned Subsidiary of the Company which owns all of the stock of another Subsidiary of the Company may transfer all of the stock of such Subsidiary to the Company or any other Wholly-Owned Subsidiary of the Company and (B) the Company may transfer all of the stock of Coltec International Inc to CII Holdings Inc., PROVIDED that in each case (x) the Administrative Agent consents to such transfer and the manner of effecting such transfer and (y) all actions which in the opinion of the Collateral Agent are necessary or desirable to maintain the perfection and priority of the security interest of the Collateral Agent in the stock to be transferred are effected simultaneously with such transfer;

            (x)   the Permitted Receivables Transaction shall be permitted;

           (xi) each of the Company and its Subsidiaries may terminate any lease of real or personal property to which it is a party as lessee or lessor;

          (xii) any Wholly-Owned Subsidiary of the Company may be merged or consolidated with or into, or be liquidated into, the Company or any other Wholly-Owned Subsidiary of the Company, or all or any part of its business, properties and assets may be conveyed, leased, sold, or otherwise transferred to the Company or any other Wholly-Owned Subsidiary of the Company, PROVIDED that (u) no Default or Event of Default exists or would exist after giving effect thereto, (v) no Foreign Subsidiary may be the surviving corporation of any such merger or consolidation (other than a merger or consolidation with another Foreign Subsidiary), (w) no businesses, properties or assets may be transferred to Foreign Subsidiaries (other than a transfer by another Foreign Subsidiary to a Foreign Subsidiary), (x) in the case of the merger or consolidation of any Wholly-Owned Subsidiary with and into the Company, the Company shall be the surviving corporation, (y) neither party to any such merger or consolidation shall have material contingent liabilities (as determined in good faith by management of the Company prior to the effectiveness of such merger or consolidation) and (z) all actions taken to effect same shall be reasonably satisfactory to the Administrative Agent and the Administrative Agent shall have received a certificate signed by the president or any vice president of the Company certifying copies of any documentation prepared in connection therewith and such documentation shall be satisfactory in form and substance to the Administrative Agent;

         (xiii) dispositions of assets pursuant to involuntary takings or confiscations by any governmental authority or agency through the exercise of eminent domain or otherwise shall be permitted;

          (xiv) the Company and its Subsidiaries may enter into leases or subleases (as lessor) of real or personal property so long as (i) each such lease or sublease is for fair market value (as reasonably determined by the management of the Company), (ii) has a term of not more than ten years and (iii) the aggregate amount of lease payments under all such leases or subleases is not in excess of $5,000,000 per year;

           (xv) the Company and its Subsidiaries may license patents, trademarks, copyrights and know-how to any Person, so long as each such license is for fair market value (as reasonably determined by the management of the Company); and

          (xvi) so long as there shall exist no Default or Event of Default (both before and after giving effect thereto), to the extent not otherwise permitted under clause (xv) above, the Company and its Subsidiaries may share with any Person the right to use patents, trademarks, copyrights and know-how in the ordinary course of business and so long as the Company and its Subsidiaries retain and protect the right to use all or any portion of such patents, trademarks, copyrights and know-how to the extent necessary to the conduct of their business (as determined in good faith by management of the Company).

In the event the Required Banks waive the provisions of this Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold (other than to the Company or a Subsidiary of the Company) as permitted by this Section 9.02, such Collateral shall be sold free and clear of the Liens created by the Security Documents, in each case, to the extent provided in the Security Documents entered into with respect to such Collateral, and to the extent provided in such Security Documents, the Administrative Agent and Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

            9.03 DIVIDENDS. The Company shall not, and shall not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Company or any of its Subsidiaries, except that (i) any Subsidiary may pay Dividends to the Company or any Wholly-Owned Subsidiary of the Company, (ii) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), any Subsidiary of the Company which is not a Wholly-Owned Subsidiary may pay cash dividends in respect of its capital stock so long as such dividends are paid to all shareholders PRO RATA based upon their proportionate equity interests in such Subsidiary at the time in question in accordance with the corporate and other charter documents governing such Subsidiary, and (iii) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), (A) the Company shall be permitted to purchase shares of Company Common Stock and (B) after the last day of any fiscal quarter and at any time during the immediately succeeding fiscal quarter, the Company may pay cash dividends to all holders of Company Common Stock on a PRO RATA basis, PROVIDED that the sum of (x) the aggregate amount expended by the Company pursuant to clauses (A) and (B) (collectively, the "Restricted Payments") plus (y) the Permitted Prepayment Amount, shall not exceed the Permitted Use Amount in any one fiscal year of the Company.

            9.04 INDEBTEDNESS. The Company will not, and the Company will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

            (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

            (b) Indebtedness existing on the Restatement Effective Date shall be permitted to the extent the same is listed on Schedule VI, PROVIDED that (i) no refinancing or renewals of such Indebtedness shall be permitted unless (x) such refinancing or renewal shall be upon the same terms and conditions as in effect for the respective issue on the Restatement Effective Date or (y) in the case of any refinancing or renewal of the Existing Senior Debentures, such refinancing or renewal shall be on the same terms and conditions as the Senior Notes, and in the case of each of clause (x) and (y), with such changes or modifications as would constitute a Permitted Amendment, (ii) any refinancing or renewal shall not be in excess of the respective amounts set forth on Schedule VI (as such amounts may have been reduced after the Restatement Effective Date through repayments other than with proceeds of the respective refinancing) and (iii) no refinancing or renewals of such Indebtedness shall be permitted to the extent such Indebtedness is repaid with the proceeds of the Permitted Receivables Transaction in accordance with Section 3.03(h);

            (c)   accrued expenses;

            (d) Indebtedness in amounts, and subject to Liens, permitted under Section 9.01(vi) and (viii);

            (e) Indebtedness under any Interest Rate Protection or Other Hedging Agreements;

            (f) Indebtedness of the Company and its Subsidiaries as permitted by Section 9.05;

            (g) Indebtedness consisting of, without duplication, Non-Facility Letters of Credit and reimbursement obligations with respect thereto, so long as the aggregate amount thereof (A) as of the Restatement Effective Date, when added to the Letter of Credit Outstandings at such time, does not exceed $85,000,000 and (B) at any time outstanding does not exceed either of (x) when added to the Letter of Credit Outstandings at such time, $100,000,000 or (y) when added to the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding and the Letter of Credit Outstandings at such time, the Total Commitment then in effect;

            (h) Permitted Acquired Debt (in each case, so long as the only obligor with respect thereto is the respective Subsidiary whose capital stock is acquired pursuant to, or which is formed to effect, the respective Permitted Transaction) in an aggregate amount outstanding for all such Subsidiaries at any one time not to exceed $75,000,000;

            (i) Indebtedness of Foreign Subsidiaries of the Company in an aggregate amount outstanding at any one time not to exceed $15,000,000;

            (j)   Indebtedness of the Company not otherwise permitted by this
      Section 9.04 ("Additional Indebtedness") in an aggregate amount not to exceed $100,000,000 at any one time outstanding, provided that (i) no Default or Event of Default exists or would exist both before and immediately after giving effect to the incurrence of such Indebtedness,
      (ii) immediately after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Interest Coverage Ratio of the Company is greater than 2.5:1.0 for the period of four consecutive fiscal quarters of the Company (taken as one accounting period) last ended prior to the date of the incurrence of such Indebtedness (each of the foregoing, a "Calculation Period") on a Pro Forma Basis as if the respective incurrence had occurred on the first day of such Calculation Period and (iii) such Indebtedness shall be unsecured, provided that a portion of such Indebtedness may be secured solely by Liens permitted under Section 9.01(xxi);

            (k) Indebtedness of the Company or any of its Subsidiaries in connection with the Permitted Receivables Transaction;

            (l) Canadian Government Financing incurred after the Restatement Effective Date in an aggregate principal amount outstanding at any one time not in excess of $30,000,000, provided that the terms and conditions of such Indebtedness are not materially different from the terms and conditions of the Canadian Government Financing in effect on the Restatement Effective Date;

            (m) Contingent Obligations in respect of indemnities and purchase price adjustments incurred in connection with asset sales, to the extent customary in connection with the respective type of asset sale; and

            (n) Contingent Obligations in respect of leasehold interests assigned by the Company or any of its Subsidiaries to any other Person in connection with asset sales (i) to the extent arising from the use, control or operation of the property subject to such leasehold interests by the Company or any of its Subsidiaries prior to the transfer thereof, and (ii) in respect of rental payments in connection with such leasehold interests, provided that the aggregate amount thereof in respect of rental payments shall not exceed an amount equal to $3,000,000 payable in any fiscal year of the Company.

            9.05 ADVANCES, INVESTMENTS AND LOANS. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, except that the following shall be permitted:

            (i) the Company and its Subsidiaries may acquire and hold accounts receivable owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

           (ii) the Company and its Subsidiaries may acquire and hold cash and Cash Equivalents;

          (iii) the Company may make loans to its Domestic Subsidiaries which are Subsidiary Guarantors and Wholly-Owned Subsidiaries (A) resulting from the operation of the Company's cash management system in the ordinary course of business and consistent with the Company's practice prior to the Restatement Effective Date and (B) in addition to those described in preceding clause (A), so long as the aggregate amount of loans at any time outstanding pursuant to this clause (B) (calculated without regard to any write-downs or write-offs thereof) does not exceed $30,000,000, PROVIDED that all loans pursuant to this clause (iii) shall be evidenced by one or more promissory notes in form and substance satisfactory to the Administrative Agent which are pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Company Pledge Agreement;

           (iv) Subsidiaries of the Company may make loans to the Company (including through operation of the cash management system described in preceding clause (iii)), PROVIDED that such loans shall be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent, in each case containing the subordination provisions contained in Exhibit I and, in the case of loans made by Domestic Subsidiaries, such promissory notes shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement executed and delivered by such Subsidiary;

            (v) the Company, its Domestic Subsidiaries and the Canadian Subsidiaries may make loans, advances or capital contributions to Foreign Subsidiaries of the Company in an aggregate amount not to exceed $20,000,000 at any one time outstanding (determined without regard to write-offs or write-downs of such loans, advances or contributions), PROVIDED, that any such loan or advance shall be evidenced by a promissory note which shall be in form and substance satisfactory to the Administrative Agent and to the extent any such Person receives capital stock in connection with any such capital contribution, such capital stock shall be pledged to the Collateral Agent for the benefit of the Secured Creditors in accordance with, and to the extent provided by, the applicable Pledge Agreement;

          (vi) the Canadian Subsidiaries may make loans to other Canadian Subsidiaries;

         (vii) Foreign Subsidiaries (other than the Canadian Subsidiaries) of the Company may make loans to one or more other Foreign Subsidiaries of the Company;

        (viii) the Company and its Subsidiaries may enter into Interest Rate Protection or Other Hedging Agreements;

          (ix) the Company or any of its Subsidiaries may make or maintain travel, relocation and other expense advances to employees for business related activities of the Company or any of its Subsidiaries in the ordinary course of business and consistent with past practice;

           (x) the Company and its Subsidiaries may acquire capital stock of Wholly-Owned Subsidiaries as a result of Permitted Acquisitions;

          (xi) the Company may (x) accept promissory notes of employees as payment, in whole or in part, for the exercise by such employees of stock options, PROVIDED that, except as provided in clause (y) below, no cash shall be loaned by the Company in connection with any such extension of credit and (y) so long as no Default or Event of Default is in existence, make cash loans to employees in connection with the payment of taxes by such employees which taxes are required to be paid in connection with the exercise by such employees of stock options or the exercise of rights under the Stock Option and Incentive Plan or any similar employee benefit plan so long as the aggregate amount of all such loans made during any fiscal year does not exceed the Permitted Employee Loan Amount for such fiscal year, and PROVIDED FURTHER, that in the case of each of clauses (x) and (y) above, the promissory note evidencing each such extension of credit shall be pledged to the Collateral

      Agent for the benefit of the Secured Creditors pursuant to the Company Pledge Agreement;

         (xii) the Company or any of its Subsidiaries may hold any stock or securities of, or any other interest in, any Person to the extent that such was acquired as a dividend (without the payment of any consideration) on an existing ownership interest;

        (xiii) the Company may purchase or redeem Existing Senior Debentures, Senior Notes and Senior Refinancing Notes in accordance with the requirements of Section 9.10(i);

         (xiv) the Company and its Subsidiaries may make Capital Expenditures to the extent permitted by Section 9.07;

          (xv) the Company and its Subsidiaries may accept promissory notes in connection with sales of property and assets to the extent permitted by Section 9.02(vi);

         (xvi) acquisitions of stock and capital contributions to effect the transactions described in Section 9.02(ix) to the extent 9.02(ix) is complied with shall be permitted;

        (xvii) the Company and its Subsidiaries may contribute to any Person in which the Company and its Subsidiaries own more than 15% of the equity interests, (i) assets constituting patents, trademarks, copyrights and know-how, so long as the Company and its Subsidiaries retain and protect the right to use all or any portion of such patents, trademarks, copyrights and know-how to the extent necessary to the conduct of their business (as determined in good faith by management of the Company) and (ii) other non-cash assets with an aggregate fair market value (as determined in good faith by management of the Company) not to exceed $2,000,000 in any fiscal year of the Company;

       (xviii)    the Company and its Subsidiaries may consummate Permitted
      Transactions to the extent permitted by Section 8.14;

         (xix) the Company may make advances, investments and loans not otherwise permitted by this Section 9.05 in an amount not to exceed $15,000,000 at any one time outstanding.

            9.06 TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions with any

Affiliate (excluding, for this purpose, any Wholly-Owned Subsidiaries of the Company) of the Company or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that (i) loans, advances and investments may be incurred and made among the Company and its Subsidiaries and Affiliates to the extent expressly permitted by Sections 9.02(ix), 9.04 and 9.05, (ii) the Company may perform its obligations under the Registration Rights Agreement, and (iii) the Company may perform its obligations pursuant to the Tax Sharing Agreements. Without limiting the foregoing, in no event shall any management or similar fees be paid by the Company or any of its Subsidiaries for management of the Company or any of its Subsidiaries to any Person other than the Company.

            9.07 CAPITAL EXPENDITURES. The Company will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that during any fiscal year (taken as one accounting period) the Company and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of such Capital Expenditures does not exceed in any fiscal year the amount set forth opposite such fiscal year below:


      FISCAL YEAR ENDING                        AMOUNT

      December 31, 1994                         $50,000,000
      December 31, 1995                         $55,000,000
      December 31, 1996                         $60,000,000
      December 31, 1997                         $65,000,000
      December 31, 1998 and thereafter          $70,000,000

Notwithstanding anything to the contrary contained above, to the extent the amount of Capital Expenditures made by the Company and its Subsidiaries during any fiscal year of the Company ended after the Restatement Effective Date is less than the amount applicable to the respective fiscal year as described in the table above, such amount may be carried forward and utilized to make Capital Expenditures in excess of the amount permitted above in the immediately succeeding fiscal year, provided that (x) the maximum amount which may be carried forward from any fiscal year to the next fiscal year shall be $25,000,000 and (y) no amount once carried forward to the next succeeding fiscal year may be carried forward to a fiscal year thereafter.

            9.08 CURRENT RATIO. The Company will not permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities at any time to be less than 1.25 to 1.0.

            9.09 INTEREST COVERAGE RATIO. The Company will not permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters (or, if shorter, the period beginning on the Restatement Effective Date and ending on the last day of a fiscal quarter ended after the Restatement Effective Date), in each case taken as one accounting period, ending during a period set forth below to be less than the ratio set forth opposite such period below:

            PERIOD                                    RATIO

     Restatement Effective Date to and
     including the last day of the
     last fiscal quarter of 1994                      2.25:1

     Thereafter                                       2.50:1

            9.10 LIMITATION ON VOLUNTARY PAYMENTS AND MODIFICATIONS OF INDEBTEDNESS; MODIFICATIONS OF CERTIFICATE OF INCORPORATION, BY-LAWS AND CERTAIN OTHER AGREEMENTS; ETC. The Company will not, and the Company will not permit any of its Subsidiaries to, (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption (including pursuant to any change of control provision) or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due), the Senior Subordinated Notes, the Senior Notes, the Existing Senior Debentures, the Senior Refinancing Notes or any Permitted Refinancing Indebtedness (other than, so long as no Default or Event of Default exists or would exist after giving effect thereto, (w) any such issue of Indebtedness may, and shall be required to be, repaid with the proceeds of Permitted Refinancing Indebtedness incurred in respect of such issue in accordance with
Section 9.04(b), (x) prepayments or redemptions of the Senior Subordinated Notes or any issue of Permitted Refinancing Indebtedness incurred in respect thereof, PROVIDED that the aggregate amount expended by the Company in respect of all such prepayments and redemptions (the "Permitted Prepayment Amount") plus the aggregate amount expended by the Company for Restricted Payments in any one fiscal year of the Company shall not exceed the Permitted Use Amount for such fiscal year, (y) repurchases, in accordance with Section 3.03(f), and prepayments or redemptions of, the Existing Senior Debentures and (z) after the repayment in full of the Existing Senior Debentures, the prepayment or redemption of the Senior Notes, the Senior Refinancing Notes and any issue of Permitted Refinancing Indebtedness incurred to refinance the Existing Senior Debentures, the Senior Notes and/or the Senior Refinancing Notes, PROVIDED that the aggregate amount expended by the Company in respect of this clause (z) in any one fiscal year of the Company shall not exceed an amount equal to $50,000,000); (ii) amend or modify, or permit the amendment or modification of, any provision of the Senior Subordinated Notes, the Senior Notes, the Existing Senior Debentures, the Senior Refinancing Notes and, if entered into, the Permitted Receivables Transaction or any Permitted Refinancing Indebtedness, or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any of the foregoing other than pursuant to a Permitted Amendment,
(iii) amend, modify or change (x) its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or By-Laws other than any amendment effected at the request of the Collateral Agent pursuant to Section 8.15(f) hereof, any amendment increasing the authorized number of shares of common equity which may be issued by such Person, to the extent the issuance of such equity is permitted by this Agreement, and any amendment, modification or change which does not relate to the terms of any capital stock or other security and which would not adversely affect the interests of the Banks under this Agreement or the other Credit Documents, or (y) any agreement entered into by it, with respect to its capital stock, or enter into any new agreement with respect to its capital stock, other than, in the case of this clause (y), the entering into of agreements by the Company with its employees relating to stock options issued or to be issued to such employees in the ordinary course of business consistent with past practice, PROVIDED that no such agreement may impose any put or other similar monetary obligation on the Company other than a contingent obligation on the part of the Company to make loans of the type described in Section 9.05(xi)(y), provided that the Company shall have no obligation to make any such loan unless, at the time of the making thereof, such loan is permitted under Section 9.05(xi), (iv) amend, modify or change or enter into any new, Shareholders' Agreement or Management Agreement, (v) enter into any new Tax Sharing Agreement or amend, modify, change, terminate or enter into any Tax Sharing Agreement, or (vi) enter into any new Employee Benefit Plan or Employment Agreement or amend, modify or change, in a manner adverse to the Banks, any Employee Benefit Plan or Employment Agreement, except (A) in the case of clause (vi) if the aggregate costs to the Company and its Subsidiaries as a result of such amendments, modifications, changes and new agreements are not reasonably likely to have a material adverse effect on the business, property, assets, condition (financial or otherwise) or prospects of the Company or of the Company and its Subsidiaries taken as a whole and (B) in the case of the clause (iii)(y), (iv) and (v) any amendment, modification or change that would not adversely affect the interests of the Banks under this Agreement or the other Credit Documents.

            9.11 LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Company or any Subsidiary of the Company, or pay any Indebtedness owed to the Company or a Subsidiary of the Company, (b) make loans or advances to the Company or any of the Company's Subsidiaries or (c) transfer any of its properties or assets to the Company (other than in the case of this clause (c) restrictions existing as a result of Permitted Liens on such properties or assets), except for such encumbrances or restrictions (i) existing under or by reason of applicable law, (ii) permitted by this Agreement and the other Credit Documents and (iii) existing under or as a result of customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or a Subsidiary of the Company.

            9.12 LIMITATION ON ISSUANCE OF CAPITAL STOCK. (a) The Company shall not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and similar issuances which do not decrease the percentage ownership of the Company or any of its Subsidiaries in any class of the capital stock of such Subsidiary, (iii) to qualify directors to the extent required by applicable law, (iv) issuances of capital stock by a Subsidiary of the Company which is not a Wholly-Owned Subsidiary so long as the capital stock so issued is issued either (x) to all shareholders PRO RATA based on their proportionate equity interests in such Subsidiary at the time in question in accordance with the corporate and other charter documents governing such Subsidiary or (y) to the Company or another Wholly-Owned Subsidiary of the Company in an amount greater than the Company's or such Subsidiary's proportionate equity interest, (v) upon the formation of any new Subsidiary as permitted by this Agreement in connection with Permitted Transactions, such newly formed Subsidiary may issue capital stock to the Company or the respective Subsidiary of the Company to which the stock is required to be issued in accordance with Section 8.14 and the definition of Permitted Acquisition, (vi) other issuances of capital stock by a Foreign Subsidiary of the Company which is not a Wholly-Owned Subsidiary but only to the extent that such issuance is required by applicable law and (vii) issuances of capital stock by a Wholly-Owned Subsidiary of the Company to the Company so long as the capital stock so issued is immediately pledged to the Collateral Agent for the benefit of the Secured Creditors under, and to the extent required by, the Company Pledge Agreement.

            (b) The Company shall not issue any capital stock (including, without limitation, Company Preferred Stock), except for issuances of Company Common Stock where, after giving effect to such issuance, no Event of Default will exist under Section 10.10.

            9.13 BUSINESS. The Company will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than the business in which it is engaged on the Restatement Effective Date and any other reasonably related businesses.

            9.14 LIMITATION ON CREATION OF SUBSIDIARIES. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, establish, create or acquire any new Subsidiary except (i) any such Subsidiary acquired or formed in connection with a Permitted Transaction as permitted by this Agreement or (ii) unless (w) at least 10 Business Days prior written notice thereof is given to the Administrative Agent and the Banks, (x) such new Subsidiary is (i) a Domestic Subsidiary and is a Wholly-Owned Subsidiary of the Company or another Domestic Subsidiary that is a Wholly-Owned Subsidiary or (ii) a Foreign Subsidiary and is a Wholly-Owned Subsidiary of another Foreign Subsidiary that is a Wholly-Owned Subsidiary, (y) each such new Domestic Subsidiary shall, concurrently with the creation or acquisition thereof, become a party to the Subsidiaries Guaranty, the Subsidiaries Pledge Agreement and the Subsidiaries Security Agreement by executing an amendment thereto and (z) in the case of each new Domestic Subsidiary, the Company and/or each Domestic Subsidiary directly owning all or any portion of the capital stock of such new Domestic Subsidiary shall deliver to the Collateral Agent under the Pledge Agreement certificates representing 100% of the capital stock of such new Domestic Subsidiary together in each case, with stock powers duly executed in blank.
In addition, such new Subsidiary shall execute and deliver or cause to be executed and delivered, all other relevant documentation (including, without limitation, such legal opinions as shall have been reasonably requested by the Administrative Agent) of the type described in Sections 5 and 6 as such new Subsidiary would have had to deliver if such new Subsidiary were a Subsidiary on the Restatement Effective Date. All actions required by this Section 9.14 shall be taken to the satisfaction of the Administrative Agent and shall be at the sole cost and expense of the Company.

            Section 10. EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each an "Event of Default"):

            10.01 PAYMENTS. The Company shall (i) default in the payment when due of any principal of any Loan or any Note, (ii) default, and such default shall continue unremedied for two or more Business Days, in the payment when due of any interest on any Loan or Note or any regularly accruing Fees or (iii) default, and such default shall continue unremedied for two or more Business Days after written notice to the Company by the Administrative Agent or any Bank in the payment when due of any Unpaid Drawing, interest on any Unpaid Drawing or any Fees (other than those referred to in clause (ii) above) or any other amounts owing hereunder or under any Credit Document; or

            10.02 REPRESENTATIONS, ETC. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

            10.03 COVENANTS. The Company shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.01(g)(i), 8.08, 8.12 or 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of 15 days after written notice to the Company by the Administrative Agent or any Bank; or

            10.04 DEFAULT UNDER OTHER AGREEMENTS. The Company or any Subsidiary of the Company shall (i) default in any payment of any Indebtedness (other than the Notes) beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Notes) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebt-edness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required but giving effect to all applicable grace periods), any such Indebtedness to become due prior to its stated maturity, or (iii) any Indebtedness (other than the Notes) of the Company or any Subsidiary of the Company shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, PROVIDED that it shall not be a Default or Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness subject to the preceding clauses
(i) through (iii), inclusive, outstanding at any time is at least $5,000,000; or

            10.05 BANKRUPTCY, ETC. The Company or any Specified Subsidiary of the Company shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company or any Specified Subsidiary, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Company or any Specified Subsidiary, or the Company or any Specified Subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any Specified Subsidiary, or there is commenced against the Company or any Specified Subsidiary any such proceeding which remains undismissed for a period of 60 days, or the Company or any Specified Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any Specified Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Company or any Specified Subsidiary makes a general assignment for the benefit of creditors; or any corporate action is taken by the Company or any Specified Subsidiary for the purpose of effecting any of the foregoing; or

            10.06 ERISA. (a) Any Pension Plan shall fail to satisfy the minimum funding standard required for any plan year following the expiration of the period under Section 412(c)(10) of the Code pursuant to which contributions can be made to such Pension Plan for such plan year or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Pension Plan shall have had or is likely to have a trustee appointed to administer such Pension Plan under Title IV of ERISA, any Plan is, shall have been or is likely to be terminated or the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan has not been timely made (other than the quarterly contributions described in Section 302(e) of ERISA or Section 412(m) of the Code), the Company or any Subsidiary of the Company or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section
401(c)(29), 4971 or 4975 of the Code, or the Company or any Subsidiary of the Company has incurred or is likely to incur any liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(l) of ERISA) which provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA); (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a material liability or a material risk of incurring a material liability; and (c) which lien, security interest or liability, in the opinion of the Required Banks, will have a material adverse effect upon the business, property, assets, condition (financial or otherwise) or prospects of the Company or of the Company and its Subsidiaries taken as a whole; or

            10.07 SECURITY DOCUMENTS. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect other than with respect to the release of any Subsidiary Assignor and/or Subsidiary Pledgor in accordance with the terms of the Subsidiaries Security Agreement and/or the Subsidiaries Pledge Agreement, as the case may be, or with respect to the release of any Collateral in accordance with the terms of this Agreement or any Security Document or shall cease to give the Collateral Agent for the benefit of the respective Secured Creditors (and securing the Secured Obligations, including the Obligations hereunder) the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 7.11), and subject to no other Liens (except as permitted by Section 7.11), or the Company or any Subsidiary shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default shall continue beyond the grace periods set forth in the Mortgages, or in the case of the other Security Documents unremedied for a period of

30 days after written notice to the Company by the Administrative Agent or any Bank; or

            10.08 GUARANTIES. At any time after the execution and delivery thereof, any Guaranty or any provision thereof shall cease to be in full force or effect as to any Guarantor or as to any obligations hereunder, except to the extent such Guarantor is released from its obligations under the respective Guaranty in accordance with the terms of such Guaranty, or any Guarantor or any Person acting by or on behalf of any Guarantor shall deny or disaffirm such Guarantor's obligations under the respective Guaranty, or any Guarantor shall (i) default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to
Section 8 of the Subsidiaries Guaranty or any analogous provision of any Foreign Subsidiaries Guaranty to the extent relating to the performance or observance by it of any term, covenant or agreement referred to in Section 10.03(ii) and such default shall continue unremedied for a period of 15 days after written notice to the Company by the Administrative Agent or any Bank or
(ii) default in the due performance or observance of any other term, covenant or agreement on its part to be performed or observed pursuant to the respective Guaranty; or

            10.09 JUDGMENTS. One or more judgments or decrees shall be entered against the Company or any Specified Subsidiary involving in the aggregate for the Company and its Specified Subsidiaries a liability (to the extent not paid or covered by a reputable insurance company which has accepted liability in writing) and such judgments and decrees shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments and decrees exceeds $2,500,000; or

            10.10  CHANGE OF CONTROL.  A Change of Control shall occur; or

            10.11 DEBARMENT OR SUSPENSION. The Company or any of its Subsidiaries shall at any time be debarred or suspended by the government of the United States or any agency thereof from any government contracting with such government or agency, and the continuance of such debarment or suspension for any period of 60 days during which such debarment or suspension shall not be terminated, discharged or stayed pending appeal, PROVIDED that no Event of Default shall exist under this Section 10.11 in the case of a suspension of any entity or division so long as (x) such suspension is for a period of not more than 180 days, (y) the gross revenues which would have been lost by the entity or division suspended during the immediately preceding fiscal year had the suspension existed for the entire such fiscal year, when aggregated with the gross revenues lost (or which would have been lost had the respective suspensions been in effect for the entire such preceding fiscal year) by all other entities and divisions then suspended for such immediately preceding fiscal year, does not exceed $5,000,000 and (z) the gross revenues projected to be lost by the entity or divisions suspended during the current fiscal year, when aggregated with the gross revenues projected to be lost by all other entities and divisions then suspended during such current fiscal year, does not exceed $5,000,000;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Banks, shall by written notice to the Company, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, the Co-Agents, any Bank or the holder of any Note to enforce its claims against any Credit Party (PROVIDED that, if an Event of Default specified in Section 10.05 shall occur with respect to the Company, the result which would occur upon the giving of written notice by the Administrative Agent to the Company as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon all Commitments of each Bank shall forthwith terminate immediately and any Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party;
(iii) terminate any Letter of Credit, which may be terminated, in accordance with its terms; (iv) direct the Company to pay (and the Company agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Company, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Company and then outstanding; and (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents.

            Section 11.  DEFINITIONS AND ACCOUNTING TERMS.

            11.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Acceleration Event" shall have the meaning provided in the respective Security Document.

            "Additional Charges" shall have the meaning provided in Section
13.18.

            "Additional Collateral" shall mean all property (whether real or personal) in which security interests are granted (or are purported to be granted) (unless released prior to the time of determination) pursuant to any of Sections 8.11, 8.14, 8.15 or 9.14.

            "Additional Indebtedness" shall have the meaning provided in
Section 9.04(j).

            "Additional Mortgages" shall mean each mortgage, deed of trust or similar security document with respect to Real Property executed and delivered pursuant to Section 8.15.

            "Additional Security Documents" shall mean all mortgages, pledge agreements, security agreements and other security documents entered into pursuant to any of Sections 8.11, 8.14, 8.15 and 9.14 with respect to Additional Collateral.

            "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing
(x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the Administrative Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Administrative Agent, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (2) the then daily net annual assessment rate as estimated by the Administrative Agent for determining the current annual assessment payable by the Administrative Agent to the Federal Deposit Insurance Corporation for insuring three-month certificates of deposit.

            "Adjusted Percentage" shall mean (x) at a time when no Bank Default exists, for each Bank such Bank's Percentage and (y) at a time when a Bank Default exists (i) for each Bank that is a Defaulting Bank, zero and (ii) for each Bank that is a Non-Defaulting Bank, the percentage determined by dividing such Bank's Commitment at such time by the Adjusted Total Commitment at such time, it being understood that all references herein to Commitments and the Adjusted Total Commitment at a time when the Total Commitment or Adjusted Total Commitment, as the case may be, has been terminated shall be references to the Commitments or Adjusted Total Commitment, as the case may be, in effect immediately prior to such termination, PROVIDED that (A) no Bank's Adjusted Percentage shall change upon the occurrence of a Bank Default from that in effect immediately prior to such Bank Default if after giving effect to such Bank Default, and any repayment of Revolving Loans and Swingline Loans at such time pursuant to Section 4.02(a) or otherwise, the sum of (i) the aggregate outstanding principal amount of Revolving Loans of all Non-Defaulting Banks plus (ii) the aggregate principal amount of Swingline Loans plus (iii) the Letter of Credit Outstandings, exceed the Adjusted Total Commitment; (B) the changes to the Adjusted Percentage that would have become effective upon the occurrence of a Bank Default but that did not become effective as a result of the preceding clause (A) shall become effective on the first date after the occurrence of the relevant Bank Default on which the sum of (i) the aggregate outstanding principal amount of the Revolving Loans of all Non-Defaulting Banks plus (ii) the aggregate outstanding principal amount of the Swingline Loans plus (iii) the Letter of Credit Outstandings is equal to or less than the Adjusted Total Commitment; and (C) if (i) a Non-Defaulting Bank's Adjusted Percentage is changed pursuant to the preceding clause (B) and (ii) any repayment of such Bank's Revolving Loans, or of Unpaid Drawings with respect to Letters of Credit or of Swingline Loans, that were made during the period commencing after the date of the relevant Bank Default and ending on the date of such change to its Adjusted Percentage must be returned to the Company as a preferential or similar payment in any bankruptcy or similar proceeding of the Company, then the change to such Non-Defaulting Bank's Adjusted Percentage effected pursuant to said clause (B) shall be reduced to that positive change, if any, as would have been made to its Adjusted Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted Percentage would have resulted in the sum of the outstanding principal of Revolving Loans made by such Bank plus such Bank's new Adjusted Percentage of the outstanding principal amount of Swingline Loans and Letter of Credit Outstandings equalling such Bank's Commitment at such time.

            "Adjusted Total Commitment" shall mean at any time the Total Commitment less the aggregate Commitments of all Defaulting Banks at such time.

            "Administrative Agent" shall mean BTCo in its capacity as Administrative Agent for the Banks hereunder, PROVIDED that (i) if BTCo shall resign as a Co-Agent hereunder, one of the remaining Co-Agents (who, if there are more than one remaining Co-Agent, shall be selected by a majority of the then remaining Co-Agents) or, if there are no remaining Co-Agents, the respective successor Co-Agent, shall become the replacement Administrative Agent and (ii) BTCo or its successor shall continue to act as Collateral Agent until such replacement Administrative Agent shall have been selected.

            "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person; PROVIDED, HOWEVER, that for purposes of Section 9.06, an Affiliate of the Company shall include any Person that directly or indirectly owns more than 5% of any class of the capital stock of the Company and any officer or director of the Company or any such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

            "Agreement" shall mean this Credit Agreement, as modified, supplemented or amended from time to time.

            "Applicable Margin" shall mean 1% less the then applicable Leverage Reduction Discount.

            "Approved Country" shall have the meaning provided in the definition of "Cash Equivalents".

            "Asset Disposition" shall mean the sale or other disposition by the Company or any of its Subsidiaries (other than to the Company or another Subsidiary of the Company) of (i) all or substantially all of the Capital Stock of any Subsidiary of the Company or (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Subsidiaries, in accordance with the provisions of this Agreement.

            "Assignee" shall have the meaning provided in Section 13.04(b).

            "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit J.

            "Backstopped Letters of Credit" shall mean those Existing Letters of Credit described in Part B of Schedule II with respect to which Standby Letters of Credit under this Agreement serve as support for the reimbursement obligations of the Company and its Subsidiaries to the issuers of such Backstopped Letters of Credit.

            "Bank" shall mean each financial institution listed on Schedule I, as well as any institution which becomes a "Bank" hereunder pursuant to
Section 13.04.

            "Bank Debt" shall mean and include all Loans, Letters of Credit, Unpaid Drawings outstanding hereunder and the Total Unutilized Commitment at such time.

            "Bank Debt Amount" at any time shall mean that amount which equals the sum of the aggregate principal amount of all Loans then outstanding, the Letter of Credit Outstandings at such time and the Total Unutilized Commitment at such time.

            "Bank Default" shall mean (i) the refusal (which has not been retracted) or failure of a Bank to make available its portion of any Borrowing or (ii) a Bank having notified in writing the Company and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01(c) or Section 2, in either case as a result of any takeover or control of, or directive to such Bank (including without limitation, as a result of the occurrence of any event of the type described in Section 10.05 with respect to such Bank) by any regulatory authority or agency.

            "Bankruptcy Code" shall have the meaning provided in Section
10.05.

            "Base Rate" shall mean the higher of (i) 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate and (ii) the Prime Lending Rate.

            "Base Rate Loan" shall mean any Loan designated or deemed designated as such by the Company at the time of the incurrence thereof or conversion thereto.

            "Borrowing" shall mean the borrowing of one Type of Loan of a single Tranche from all the Banks (or from BTCo in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of

Eurodollar Rate Loans the same Interest Period, PROVIDED that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Rate Loans.

            "BTCo" shall mean Bankers Trust Company in its individual capacity.

            "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Rate Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

            "Calculation Period" shall have the meaning provided in Section 9.04(j).

            "Canadian Government Financing" shall mean unsecured Indebtedness incurred by any Canadian Subsidiary that is owed to, guaranteed by or otherwise subsidized by a federal, provincial or local governmental or quasi-governmental authority in Canada, bears interest at a below market rate and is not guaranteed by the Company or any of its Subsidiaries.

            "Canadian Subsidiaries" shall mean each of Menasco Aerospace Ltd, Walbar Canada Inc., Garlock of Canada Ltd and MA Aviotec Ltee.

            "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles) and the amount of Capitalized Lease Obligations incurred by such Person; provided that in no event will Capital Expenditures include consideration paid for Permitted Acquisitions (including, without limitation, consideration paid through the issuance of Company Common Stock, cash and/or the assumption or incurrence of Permitted Acquired Debt).

            "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

            "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "A" or the equivalent thereof from S&P or "A2" or the equivalent thereof from Moody's with maturities of not more than six months from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than six months after the date of acquisition by such Person, (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above, (vi) with respect to any Subsidiary of the Company organized under the laws of Canada or any province thereof, commercial paper of prime Canadian companies rated R-1 High or the equivalent thereof by Dominion Bond Rating Service with maturities of less than six months, and (vii) with respect to Foreign Subsidiaries organized under the laws of an Approved Country, government obligations of Australia, Canada, France, Germany, Switzerland and the United Kingdom and of any other country approved by the Administrative Agent or whose debt securities are rated by S&P and/or Moody's A-1 or P-1, respectively or the equivalent thereof (if a short-term debt rating is provided by either) or at least AA or AA2, respectively or the equivalent thereof (if a long-term unsecured debt rating is provided by either) (each such country, an "Approved Country"), in each case, with maturities of less than six months.

            "CERCLA" shall mean the Comprehensive Environmental Response Compensation of Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Section 9601 ET SEQ.

            "Change of Control" shall mean and include the occurrence of any of the following events: (x) any Person, entity or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act) other than members of the Morgan Group

(A) shall have acquired beneficial ownership of 20% or more of any outstanding class of capital stock having ordinary voting power in the election of directors (any such stock, "Voting Stock") of the Company, PROVIDED that any Person, entity or group shall be permitted to acquire up to 35% of the outstanding capital stock of any such class in a transaction approved before the consummation of same by a majority of the directors (and a majority of the Continuing Directors) of the Company, or (B) shall have obtained the power (whether or not exercised) to elect a majority of the Company's directors or
(y) the Board of Directors of the Company shall not consist of a majority of Continuing Directors.

            "Co-Agent" shall mean each of the Banks listed as "Co-Agent" on the signature pages hereof, each in its capacity as Co-Agent for the Banks hereunder, and shall include any successor to any of the respective Co-Agents appointed pursuant to Section 12.10.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provision of the Code, amendatory thereof, supplemental thereto or substituted therefor.

            "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purport to be granted) (and continue to be in effect at the time of determination) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties, all Additional Collateral, if any, and all cash and Cash Equivalents delivered at any time as collateral pursuant to this Agreement or any other Credit Document; provided that for purposes of Sections 3.03(e) and
(f) (except the last sentence of Section 3.03 (f)) "Collateral" shall only include that Collateral which secures the Existing Senior Debentures as well as the Obligations hereunder.

            "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

            "Collective Bargaining Agreements" shall have the meaning provided in Section 5.05.

            "Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I hereto directly below the column entitled "Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 13.04.

            "Commitment Commission" shall have the meaning provided in Section 3.01(a).

            "Company" shall have the meaning provided in the first paragraph of this Agreement.

            "Company Bankruptcy Default" shall mean any Default or Event of Default existing with respect to the Company pursuant to Section 10.05.

            "Company Common Stock" shall have the meaning provided in Section 7.14.

            "Company Pledge Agreement" shall mean the Company Pledge Agreement, dated as of March 24, 1992, between the Company and the Collateral Agent, as modified, supplemented or amended from time to time.

            "Company Preferred Stock" shall have the meaning provided in
Section 7.14.

            "Company Security Agreement" shall mean the Company Security Agreement, dated as of March 24, 1992, between the Company and the Collateral Agent, as modified, supplemented or amended from time to time.

            "Consolidated Current Assets" shall mean the consolidated current assets of the Company and its Subsidiaries (other than the Insurance Receivable) plus the Total Unutilized Commitment less the aggregate amount of Non-Facility Letter of Credit Outstandings at such time.

            "Consolidated Current Liabilities" shall mean the consolidated current liabilities of the Company and its Subsidiaries, but excluding the current portion of any long-term Indebtedness which would otherwise be included therein.

            "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income of the Company and its Subsidiaries, before interest income, Consolidated Interest Expense and provision for taxes and without giving effect to any extraordinary gains or gains from sales of assets other than inventory sold in the ordinary course of business (determined after taking into account losses from sales of such assets).

            "Consolidated EBITDA" for any period shall mean Consolidated EBIT, adjusted by adding thereto the amount of all amortization of intangibles and depreciation that were deducted in arriving at Consolidated EBIT for such period.

            "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of the Company and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of the Company and its Subsidiaries representing the interest factor for such period.

            "Consolidated Net Income" shall mean, for any period, net after-tax income of the Company and its Subsidiaries for such period determined on a consolidated basis, but excluding any gains or losses from asset sales of the types subject to Sections 3.03(e) and (f) (and the income tax effects thereof); PROVIDED, HOWEVER, the net income of any Subsidiary of the Company which is not a Wholly-Owned Subsidiary and for which the Company's investment therein is accounted for by the equity method of accounting shall have its net income included in the Consolidated Net Income of the Company and its Subsidiaries only to the extent of the amount of cash dividends or distributions paid by such Subsidiary to the Company.

            "Consolidated Net Tangible Assets" shall mean the assets of the Company and its Subsidiaries determined on a consolidated basis less the amount of all intangible items, including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, brand names, write-ups of assets and any unallocated excess costs of investments in Subsidiaries over equity in underlying net assets at dates of acquisition.

            "Consolidated Subsidiaries" shall mean, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes in accordance with generally accepted accounting principles in the United States.

            "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

            "Continuing Bank" shall mean each Existing Bank with a Commitment under this Agreement (after giving effect to the Restatement Effective Date).

            "Continuing Directors" shall mean the directors of the Company on the Restatement Effective Date and each other director, if such other director's nomination for election to the Board of Directors of the Company is recommended by a majority of the then Continuing Directors.

            "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof, each Note, each Notice of Borrowing, each Letter of Credit Request, the Guaranties, each Security Document and the Credit Parties' Acknowledgement.

            "Credit Event" shall mean the making of any Loan, the conversion of any Loan by any Continuing Bank on the Restatement Effective Date or the issuance of any Letter of Credit (including, without limitation, the assumption of the Included Letters of Credit on the Restatement Effective
Date).

            "Credit Party" shall mean the Company and each of its Subsidiaries party to any Credit Document.

            "Credit Parties' Acknowledgement" shall have the meaning provided in Section 5.17.

            "Debt Agreements" shall have the meaning provided in Section 5.05.

            "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

            "Deficiency" shall have the meaning provided in Section 13.18(b).

            "Direct Wholly-Owned Subsidiary" shall mean, as to any Person, any other Person which would constitute a Wholly-Owned Subsidiary of such Person even if the phrase "and/or one or more Wholly-Owned Subsidiaries of such Person" appearing in the definition of the term "Wholly-Owned Subsidiary" were deleted.

            "Dividend" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock outstanding on or after the Restatement Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such Person outstanding on or after the Restatement Effective Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or the setting aside of any funds for the foregoing purposes.

            "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

            "Domestic Subsidiary" shall mean each Subsidiary of the Company incorporated or organized in the United States or any State or territory thereof.

            "Drawing" shall have the meaning provided in Section 2.05(b).

            "Effective Date" shall mean the date on which the Original Credit Agreement became effective in accordance with its terms.

            "Eligible Transferee" shall mean and include a commercial bank, financial institution, other "accredited investor" (as defined in Regulation D of the Securities Act) or a "qualified institutional buyer" as defined in Rule 144A of the Securities Act.

            "Employee Benefit Plans" shall have the meaning provided in
Section 5.05.

            "Employment Agreements" shall have the meaning provided in Section 5.05.

            "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, directives, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and
(b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

            "Environmental Law" means any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guide, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 ET SEQ.; Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 ET SEQ.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 ET SEQ.; the Toxic Substances Control Act, 15 U.S.C. Section 7401 ET SEQ.; the Clean Air Act, 42 U.S.C.
Section 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 ET SEQ.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 ET SEQ.; Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 ET SEQ., and any state and local or foreign counterparts or substantial equivalents thereof.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement, and to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

            "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Company or any Subsidiary of the Company would be deemed to be a "single employer" within the meaning of
Section 414(b), (c), (m) (solely for the purposes of liability under Section 412(c)(11) of the Code, the Lien created under Section 412(n) of the Code or the tax imposed for failure to meet minimum funding standards under Section 4971 of the Code) or (o) of the Code.

            "Eurodollar Rate Loan" shall mean each Loan (excluding Swingline Loans) designated as such by the Company at the time of the incurrence thereof or conversion thereto.

            "Event of Default" shall have the meaning provided in Section 10.

            "Excluded Subsidiary" shall mean, at any date of determination, any Subsidiary of the Company that, together with its Subsidiaries, (i) for the most recent period of four consecutive fiscal quarters of the Company, accounted for not more than 1.5% of the consolidated revenues of the Company or (ii) as of the end of the most recently ended fiscal quarter, was the owner of not more than 1.5% of the consolidated assets of the Company, all as set forth on the most recently available consolidated financial statements of the Company.

            "Existing Agents" shall mean each of Bankers Trust Company, Chemical Bank, Barclays Bank PLC, New York Branch and Credit Lyonnais New York Branch, as Agents pursuant to the Original Credit Agreement.

            "Existing Banks" shall mean each Person which was a Bank under, and as defined in, the Original Credit Agreement.

            "Existing Indebtedness" shall have the meaning provided in Section 7.22.

            "Existing Letters of Credit" shall mean all letters of credit described on Schedule II to this Agreement, all of which were issued by the banking institutions set forth on such Schedule opposite the letter of credit issued by it for the account of the Company in support of L/C Supportable

Indebtedness prior to the Restatement Effective Date and which remain outstanding following the Restatement Effective Date.

            "Existing Non-Facility Letters of Credit" shall mean those Existing Letters of Credit described in Part C of Schedule II, to the extent that such Existing Letters of Credit are otherwise permitted to remain outstanding as Non-Facility Letters of Credit hereunder.

            "Existing Senior Debentures" shall mean the $91,625,000 outstanding aggregate principal amount of the Company's 11-1/4% Senior Debentures due 1996 through 2015.

            "Existing Senior Indenture" shall mean the Indenture, dated as of December 1, 1985, by and between the Company and The Bank of New York (as successor to Mellon Bank, N.A.), as trustee, as amended, modified or supplemented from time to time pursuant to the terms of this Agreement.

            "Existing Senior Trustee" shall mean the Trustee under the Existing Senior Indenture.

            "Facing Fee" shall have the meaning provided in Section 3.01(c).

            "Fees" shall mean all amounts payable pursuant to or referred to in Section 3.01.

            "Final Maturity Date" shall mean June 30, 1999.

            "Foreign Subsidiary" shall mean each Subsidiary of the Company other than a Domestic Subsidiary.

            "Foreign Subsidiary Guaranty" shall have the meaning provided in
Section 8.11.

            "Foreign Subsidiary Security Agreement" shall have the meaning provided in Section 8.11.

            "Guaranties" shall mean the Subsidiaries Guaranty, the Foreign Subsidiary Guaranties, if any, and each additional guaranty executed and delivered pursuant to Section 8.14(b); PROVIDED that after the date on which any of the foregoing agreements shall terminate in accordance with its terms, such agreement shall cease to constitute a Guaranty hereunder.

            "Guarantor" shall mean each Domestic Subsidiary and each Foreign Subsidiary, if any, which executes and delivers a Foreign Subsidiary Guaranty.

            "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous substances," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any applicable governmental authority.

            "Highest Lawful Rate" shall mean, with respect to any indebtedness owed to any Bank hereunder or under any other Credit Document, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received by such Bank with respect to such indebtedness under applicable law.

            "Holdings" shall mean Coltec Holding Inc., a Delaware corporation and a Wholly-Owned Subsidiary of the Company.

            "Immaterial Dissolutions" shall mean the liquidation or dissolution of any Wholly-Owned Subsidiary of the Company PROVIDED that (i) the total assets of any such Wholly-Owned Subsidiary are less than or equal to $2,000,000, (ii) the chief financial officer of the Company has determined that such liquidation or dissolution is in the best interests of the Company and its Subsidiaries taken as a whole and will not materially and adversely affect the Company and its Subsidiaries taken as a whole and (iii) such Wholly-Owned Subsidiary has no indebtedness or other liabilities, including any contingent liabilities other than any contingent liabilities with respect to taxes owing or to be owing by the Company and its Consolidated Subsidiaries existing solely by reason of such Wholly-Owned Subsidiary's status as a Consolidated Subsidiary.

            "Inactive Subsidiary" shall mean any Subsidiary of the Company that owns (and continues to own) no assets (other than nominal assets, including, without limitation, any treasury stock of the Company) and is (and continues to be) inactive.

            "Included Letters of Credit" shall have the meaning provided in
Section 2.01(a).

            "Indebtedness" shall mean, as to any Person, without duplication,
(i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (ii) the maximum amount available to be drawn under all letters of credit (excluding Backstopped Letters of Credit so long as (x) fully supported by one or more Letters of Credit issued hereunder and (y) no unreimbursed drawing has been made under the respective Backstopped Letter of Credit) issued for the account of such Person and with respect to which such Person has a reimbursement obligation and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i) (other than trade payables to the extent secured solely by Liens of the types described in Section 9.01(xvi)), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (iv) all Capitalized Lease Obligations of such Person, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, I.E., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection or Other Hedging Agreement or under any similar type of agreement entered into with a Person not a Bank, PROVIDED that the aggregate outstanding amount of any Indebtedness described in clause (iii) above shall equal the lesser of (x) the aggregate outstanding amount of all Indebtedness secured by such Lien and (y) the fair market value of all property subject to such Lien, PROVIDED FURTHER, that on and after the date on which any other indebtedness for borrowed money (the "Defeased Indebtedness") shall have been permanently defeased or otherwise satisfied and discharged in the manner provided in the documentation governing such Defeased Indebtedness, and so long as the Company and its Subsidiaries are permanently relieved as a result thereof of all monetary obligations, and obligations to comply with covenants, with respect thereto (which defeasances, satisfactions and discharges are subject to the limitations set forth in Section 9.10), such Defeased Indebtedness shall not be considered outstanding Indebtedness for purposes of this Agreement.

            "Insurance Receivable" shall mean that certain receivable or receivables of the Company from certain of its insurance carriers the nature of which is described in Note 13 to the financial statements contained in the Company's Annual Report for the fiscal year ended December 31, 1992.

            "Interest Coverage Ratio" for any period shall mean the ratio of Consolidated EBITDA to Consolidated Interest Expense.

            "Interest Determination Date" shall mean, with respect to any Eurodollar Rate Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Rate Loan.

            "Interest Period" shall have the meaning provided in Section 1.09.

            "Interest Rate Protection or Other Hedging Agreements" shall have the meaning provided in the Security Documents.

            "IRB's" shall mean all Indebtedness set forth in Paragraphs 5-11 and 18 of Schedule of VI.

            "Issue" shall mean each of the different issues of Senior Debt, with there being two separate Issues for purposes of this Agreement, I.E., the Bank Debt and the Existing Senior Debentures.

            "Issuing Bank" shall mean (A) with respect to each Included Letter of Credit, the Bank which is the issuer of such Included Letter of Credit and
(B) with respect to all other Letters of Credit, (x) BTCo and (y) with the consent of the Administrative Agent, any other Bank, to the extent, in the case of clause (y) above, such Bank agrees, in its sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to
Section 2.

            "L/C Supportable Indebtedness" shall mean (i) those obligations of the Company and its Subsidiaries supported by Existing Letters of Credit or any replacements of Existing Letters of Credit, (ii) the Backstopped Letters of Credit, (iii) obligations of the Company or its Subsidiaries incurred in the ordinary course of business with respect to workers compensation, surety bonds and other similar statutory obligations, and (iv) such other obligations of the Company or any of its Subsidiaries as are reasonably acceptable to the Administrative Agent or the Required Banks and otherwise permitted to exist pursuant to the terms of this Agreement; PROVIDED, HOWEVER, in no event shall L/C Supportable Obligations include, in the case of the Existing Letters of Credit, commercial paper.

            "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

            "Letter of Credit" shall have the meaning provided in Section
2.01(a).

            "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

            "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all then outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings at such time.

            "Letter of Credit Request" shall have the meaning provided in
Section 2.03(a).

            "Leverage Reduction Discount" shall mean initially zero and from and after the first day of any Margin Reduction Period (the "Start Date") to and including the last day of such Margin Reduction Period, (x) 1/4 of 1% to the extent but only to the extent that as of the last day of the most recent fiscal quarter ending immediately prior to such Start Date for which a certificate has been delivered to the Banks pursuant to the immediately succeeding sentence (such date of delivery being referred to herein as the "Test Date") both of the following conditions are met: (i) the Interest Coverage Ratio as determined on such Test Date shall be greater than 4.0:1 and
(ii) Rated Indebtedness of the Company shall be rated at least BBB-by S&P and Baa3 by Moody's; or (y) 1/2 of 1% to the extent but only to the extent that as of the respective Test Date both of the following conditions are met: (i) the Interest Coverage Ratio, as determined on such Test Date shall be greater than 4.5:1 and (ii) Rated Indebtedness of the Company shall be rated at least BBB by S&P and Baa2 by Moody's; PROVIDED that (A) in the event that the ratings of the Company's Rated Indebtedness by S&P and Moody's shall differ by one or more rating levels (including numerical modifiers and (+) and (-) as rating levels), the rating by each of S&P and Moody's shall be deemed to be the lower of the two rating levels, PROVIDED that if the split ratings differ by more than one rating level, a rating which is one level higher than the lower rating shall be utilized and (B) the Leverage Reduction Discount shall be reduced to zero at all times during which there shall exist a Default or Event of Default. The Interest Coverage Ratio shall be determined on each Test Date, for the period comprised of the four consecutive fiscal quarters of the Company immediately preceding such Test Date (or, if shorter, the period beginning on the Restatement Effective Date and ending on such Test Date), in each case taken as one accounting period. It is understood and agreed that the Leverage Reduction Discount as provided above shall in no event be cumulative and only the Leverage Reduction Discount, if any, available pursuant to one of clause (i) or (ii) contained in this definition shall be applicable at any time.

            "Lien" shall mean any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

            "Loan" shall mean each Revolving Loan and each Swingline Loan.

            "Management Agreements" shall have the meaning provided in Section 5.05.

            "Mandatory Borrowing" shall have the meaning provided in Section 1.01(c).

            "Margin Reduction Period" shall mean each period which shall commence on a date on which Section 8.01(b) or (c) Financial Statements are delivered and end on the earlier of (i) the next date of actual delivery of
Section 8.01(b) or (c) Financial Statements or (ii) the final date by which the next Section 8.01(b) or (c) Financial Statements are required to be delivered.

            "Margin Stock" shall have the meaning provided in Regulation U.

            "Material Subsidiary" shall mean, at any date of determination, any Subsidiary of the Company that, together with its Subsidiaries, (i) for the most recent period of four consecutive fiscal quarters of the Company, accounted for more than 10% of the consolidated revenues of the Company or
(ii) as of the end of the most recently ended fiscal quarter, was the owner of more than 10% of the consolidated assets of the Company, all as set forth on the most recently available consolidated financial statements of the Company.

            "Maximum Swingline Amount" shall mean $10,000,000.

            "Midwest Pension Plan" shall mean the Midwest Pension Plan effective July 1, 1967 and sponsored by the Midwest Pension Plan joint board of trustees.

            "Moody's" shall mean Moody's Investor Service, Inc.

            "Morgan Group" shall mean and include Morgan Stanley & Co. Incorporated, Morgan Stanley Group Inc., The Morgan Stanley Leveraged Equity Fund II, L.P., Colt Equity Investors,

L.P. and any other investment fund formed and managed by Morgan Stanley Group, Inc.

            "Mortgage Amendment" shall have the meaning provided in Section
5.10.

            "Mortgage Policies" shall have the meaning provided in Section
5.10.

            "Mortgaged Properties" shall mean each Original Mortgaged Property and, after the execution and delivery of the respective Additional Mortgage, each property covered by such Additional Mortgage.

            "Mortgages" shall mean each Original Mortgage as amended by the respective Mortgage Amendment relating thereto, and, after the execution and delivery thereof, each Additional Mortgage.

            "Net Sale Proceeds" shall mean, from any sale of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale of assets, net of (a) reasonable transaction costs (including fees and commissions), (b) the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Secured Creditors secured pursuant to the Security Documents) which is secured by the respective assets which were sold, (c) the estimated marginal increase in income taxes which will be payable by the Company's consolidated group as a result of such sale, and (d) costs and expenses, in an amount not to exceed 10% of the gross cash proceeds received from such sale of assets, relating to any repairs, alterations and improvements to the respective assets which were sold, provided that (i) such repairs, alterations and improvements are performed within 3 months prior to the respective sale or, to the extent required by the purchase agreement related thereto, within one year after the consummation thereof and (ii) if any amounts held back from the proceeds of such sale in connection with repairs, alterations and improvements required by the purchase agreement related to the respective sale are not used within one year from the date of such sale (or upon the earlier release of such held back amounts to the Company), such amounts shall be applied to reduce the Total Commitment in accordance with Section 3.03(e) or 3.03(f), as the case may be.

            "New Banks" shall mean each of the Persons listed on Annex A hereto.

            "Non-Continuing Bank" shall have the meaning provided in Section 13.19.

            "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

            "Non-Facility Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all then outstanding Non-Facility Letters of Credit and (ii) the aggregate amount of all Non-Facility Unpaid Drawings at such time.

            "Non-Facility Letters of Credit" shall mean each letter of credit (other than (x) any Letter of Credit issued pursuant to this Agreement including, without limitation, any Included Letters of Credit and (y) any Backstopped Letter of Credit (but only to the extent such Backstopped Letter of Credit does not constitute Indebtedness hereunder)) issued for the account of the Company or any of its Subsidiaries, including without limitation all Existing Non-Facility Letters of Credit, PROVIDED that the reimbursement obligations of the Company or such Subsidiary with respect to such Letter of Credit shall be unsecured and unguaranteed except for Liens permitted pursuant to Section 9.01(xx).

            "Non-Facility Unpaid Drawings" shall mean all amounts disbursed by the issuers of Non-Facility Letters of Credit until such amounts are reimbursed.

            "Note" shall mean the Swingline Note and each Revolving Note.

            "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

            "Notice of Conversion" shall have the meaning provided in Section 1.06.

            "Notice Office" shall mean the office of the Administrative Agent located at One Bankers Trust Plaza, New York, New York 10006, Attention: Mary Kay Coyle, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

            "Obligations" shall mean all amounts owing to the Administrative Agent, the Co-Agents, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

            "Original Credit Agreement" shall have the meaning provided in the first Whereas clause of this Agreement.

            "Original Loans" shall mean collectively, the Original Term Loans and Original Revolving Loans.

            "Original Mortgage" shall have the meaning provided in Section
5.10.

            "Original Mortgaged Property" shall have the meaning provided in
Section 5.10.

            "Original Revolving Loans" shall mean the "Revolving Loans" under, and as defined in, the Original Credit Agreement.

            "Original Swingline Loans" shall mean the "Swingline Loans" under, and as defined in, the Original Credit Agreement.

            "Original Term Loans" shall mean the "Term Loans" under, and as defined in, the Original Credit Agreement.

            "Participant" shall have the meaning provided in Section 2.04(a).

            "Payment Blockage Notice" shall have the meaning provided in
Section 12.09.

            "Payment Blockage Period" shall have the meaning provided in the Senior Subordinated Note Documents.

            "Payment Office" shall mean the office of the Administrative Agent located at One Bankers Trust Plaza, New York, New York 10006, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA or any successor thereto.

            "Pension Plan" shall have the meaning provided in Section 7.10.

            "Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Commitment of such Bank at such time and the denominator of which is the Total Commitment at such time, PROVIDED that if the Percentage of any Bank is to be determined after the Total Commitment has been terminated, then the Percentages of the

Banks shall be determined immediately prior (and without giving effect) to such termination.

            "Permitted Acquired Debt" shall mean Indebtedness assumed or acquired in connection with a Permitted Acquisition, PROVIDED that (x) such Indebtedness was not originally incurred in connection with, or in contemplation of, such Permitted Acquisition and (y) such Indebtedness is not guaranteed or assumed, by contract or operation of law or otherwise, by the Company or any Subsidiary of the Company (other than, in the case of an asset acquisition, the newly-formed Subsidiary effecting such acquisition and, in the case of a stock acquisition, the Subsidiary acquired in connection with such acquisition, as the case may be).

            "Permitted Acquisition" shall mean the acquisition by the Company or any of its Subsidiaries of assets constituting an entire business, division or product line of any Person not already a Subsidiary of the Company or 100% of the capital stock of any such Person, although any such acquisition shall only be a Permitted Acquisition so long as (A) the consideration therefor consists solely of cash, Company Common Stock and the assumption by the respective newly-formed or newly-acquired Subsidiary of any Permitted Acquired Debt relating to such business, division or product line, (B) the assets acquired, or the business of the Person whose stock is acquired, shall be one of the same business lines in which the Company and its Subsidiaries is already engaged, or a reasonable extension thereof, (C) those acquisitions that are structured as asset acquisitions (i) shall be for an entire business, division or product line of such Person and (ii) if at the time of such asset acquisition any Existing Senior Debentures shall remain outstanding, the Company shall form a new Domestic Subsidiary, which shall be a Direct Wholly-Owned Subsidiary of Permitted Acquisition Holdco, to effect such acquisition, provided that (x) if substantially all the business, division or product line being acquired is conducted outside the United States and the States and territories thereof, then at the Company's option the newly-formed Subsidiary may be a Foreign Subsidiary, in which case it shall be a Direct Wholly-Owned Subsidiary of Permitted Acquisition Sub-Holdco, and (4) the
Company or any of its Subsidiaries may effect asset acquisitions constituting an entire product line of such Person without forming a new Subsidiary to effect such acquisition so long as the aggregate amount of Permitted Acquired Debt incurred plus the aggregate amount of cash expended to effect such acquisitions in any fiscal year of the Company does not exceed $10,000,000 in such fiscal year and (D) if, at the time of such acquisition any Existing
Senior Debentures shall remain outstanding, those acquisitions that are structured as stock acquisitions shall be effected either through a purchase of 100% of the capital stock of such Person by Permitted Acquisition Holdco if such Person is organized in the United States or a State or territory thereof) or Permitted Acquisition Sub-Holdco (if such Person is organized outside the United States and territories thereof) or through a merger between such Person and a newly-formed Direct Wholly-Owned Subsidiary of Permitted Acquisition Holdco or Permitted Acquisition SubHoldco, as the case may be, so that after giving effect to such merger 100% of the capital stock of the surviving corporation of such merger is owned by Permitted Acquisition Holdco (if such surviving corporation is organized in the United States or a State or territory thereof) or by Permitted Acquisition Sub-Holdco (if such surviving corporation is organized outside the United States and the States and territories thereof). Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition shall be a Permitted Acquisition only if all requirements of Section 8.14 with respect to Permitted Acquisitions are met with respect thereto.

            "Permitted Acquisition Holdco" shall mean a Direct Wholly-Owned Subsidiary of the Company, which is a Domestic Subsidiary of the Company, and which has no assets other than its ownership interest in Permitted Acquisition Sub-Holdco and other Domestic Subsidiaries formed to effect, or acquired by it pursuant to, Permitted Transactions and other than any dividends paid by any such Person to the extent that such dividends are permitted to be made and retained by Permitted Acquisition Holdco, under this Agreement and the Pledge Agreement to which it is a party, and which shall have no Indebtedness other than pursuant to the Credit Documents and other than intercompany indebtedness permitted pursuant to Sections 9.04 and 9.05 hereof.

            "Permitted Acquisition Sub-Holdco" is a Direct Wholly-Owned Subsidiary of Permitted Acquisition Holdco, which is a Domestic Subsidiary formed by the Company after the Restatement Effective Date, and which has no assets other than its ownership interest in Foreign Subsidiaries formed to effect, or acquired by it pursuant to, Permitted Transactions and other than any dividends, and by any such Person to the extent that such dividends are permitted to be made and retained by Permitted Acquisition Sub-Holdco under this Agreement and the Pledge Agreement to which it is a party, and which shall have no Indebtedness other than pursuant to the Credit Documents, and other than inter-company indebtedness permitted pursuant to Sections 9.04 and
9.05 hereof.

            "Permitted Amendment" shall mean any amendment or supplement to the documents governing or evidencing the respective issue of Indebtedness that does not (i) add, directly or indirectly, any new covenant, event of default, collateral requirement or repayment requirement (including pursuant to any put arrangement), (ii) modify in any manner adverse to the Company or any of its Subsidiaries (including, without limitation, by making same more restrictive) any covenant, event of default, collateral requirement or repayment requirement (including the shortening of any amortization requirements), (iii) increase the interest rate thereon or any other payments to be made with respect thereto, or modify in any manner the time (other than to extend the same) or manner of payment of such interest (including any option or right to pay such interest in kind) or any other amounts, (iv) modify any of the subordination provisions, (v) require any payment (other than normal and customary payments of fees and expenses) by the Company or its Subsidiaries to obtain such amendment or supplement or (vi) contain any provision which, in the opinion of the Administrative Agent, is adverse to the interests of the Banks.

            "Permitted Employee Loan Amount" shall mean, with respect to the fiscal year of the Company ended December 31, 1994, $2,000,000, and with respect to each fiscal year thereafter, an amount equal to $5,000,000.

            "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the title insurance policy delivered with respect thereto, as endorsed pursuant to Section 5.10(ii), all of which exceptions must be reasonably acceptable, on the date of the delivery of such title insurance policy or endorsements, to the Required Banks.

            "Permitted Investment" shall mean the acquisition by the Company or any of its Subsidiaries of common equity interests (or similar equity interests), constituting less than 100% of the outstanding common equity interests (or similar equity interests), of any Person not already a Subsidiary of the Company, although such acquisition shall only be a Permitted Investment so long as (A) the consideration therefor consists solely of cash and (B) (i) such investments shall be for less than 100% of the common equity interests (or similar equity interests) of such Person and (ii) if, at the time of such investment, any Existing Senior Debentures shall remain outstanding, all equity interests so acquired shall be directly acquired and owned by Permitted Acquisition Holdco (if such Person is organized in the United States or a State or territory thereof) or by Permitted Acquisition Sub-Holdco (if such Person is organized outside the United States and the States and territories thereof). Notwithstanding anything to the contrary contained in the immediately preceding sentence, an investment shall be a Permitted Investment only if all requirements of Section 8.14 applicable to Permitted Investments are met with respect thereto.

            "Permitted Liens" shall have the meaning provided in Section 9.01.

            "Permitted Prepayment Amount" shall have the meaning provided in
Section 9.10.

            "Permitted Receivables Transaction" shall mean a transaction (or series of transactions) evidenced by a receivables purchase agreement and related documentation entered into by the Company after the Restatement Effective Date providing for the sale of accounts receivable of the Company or any of its Subsidiaries, PROVIDED that (i) such agreement and the documents and instruments entered into in connection therewith shall be in form and substance satisfactory to the Administrative Agent and the Required Banks,
(ii) the Company shall have provided the Administrative Agent and the Banks with not less than 30 days' prior notice of its intent to enter into such receivables purchase agreement and (iii) 100% of the proceeds received by the Company or any of its Subsidiaries pursuant to the Permitted Receivables Transaction shall be applied in accordance with Section 3.03(h).

            "Permitted Refinancing Indebtedness" shall mean any Indebtedness incurred pursuant to Section 9.04(b) which refinances, in whole or in part, the Senior Subordinated Notes, the Senior Notes, the Existing Senior Debentures or the Senior Refinancing Notes or any Indebtedness that previously refinanced same.

            "Permitted Transaction" shall mean and include each Permitted Acquisition and each Permitted Investment.

            "Permitted Use Amount" shall mean, for any fiscal year of the Company, an amount equal to the greater of (x) $7,500,000 or (y) 30% of the Consolidated Net Income of the Company and its Subsidiaries for the preceding fiscal year, provided that for purposes of calculating the Permitted Use Amount, Consolidated Net Income for the fiscal year ended December 31, 1993 shall be determined without giving effect to (A) adjustments reflecting extraordinary gains and losses during such period and (B) to the extent not included in clause (A), the Restructuring Charge.

            "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

            "Plan" shall mean any multiemployer or single-employer plan, as defined in Section 4001 of ERISA, subject to Title IV of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Company a Subsidiary of the Company or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Company, or a Subsidiary of the Company or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan, in each case with respect to which a liability currently exists and/or could currently be incurred by the Company, any Subsidiary of the Company or any ERISA Affiliate.

            "Pledge Agreement Collateral" shall mean all "Collateral" as defined in each of the Pledge Agreements.

            "Pledge Agreements" shall mean the Company Pledge Agreement, the Subsidiaries Pledge Agreement and, after the execution and delivery thereof, any additional pledge agreement executed pursuant to Section 8.11, 8.14, 8.15 or 9.14.

            "Pledged Securities" shall have the meaning assigned that term in the respective Pledge Agreement.

            "Pledged Stock" shall have the meaning assigned that term in the respective Pledge Agreement.

            "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

            "Pro Forma Basis" shall mean, with respect to any Additional Indebtedness, the calculation of the consolidated results of the Company and its Subsidiaries otherwise determined in accordance with this Agreement as if the respective Additional Indebtedness (and all other Additional Indebtedness incurred during the respective Calculation Period or thereafter and prior to the date of determination pursuant to Section 9.04(j)) had been effected on the first day of the respective Calculation Period; provided that all calculations of Consolidated Interest Expense shall take into account the following assumptions:

            (i) PRO FORMA effect shall be given to (l) any Indebtedness incurred subsequent to the end of the Cal-culation Period referred to in clause (i) and prior to the date of determination (other than Indebtedness incurred under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) on the last day of such period), (2) any Indebtedness incurred during such period to the extent such Indebtedness is outstanding at the date of determination and (3) any Indebtedness to be incurred on the date of determination, in each case as if such Indebtedness had been incurred on the first day of such Calculation Period and after giving effect to the application of the proceeds thereof;

           (ii) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being incurred) computed on a Pro
      Forma Basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation (taking into account any Interest Rate Protection or Other Hedging Agreement applicable to such Indebtedness if such Interest Rate Protection or Other Hedging Agreement has a remaining term in excess of 12 months) had been the applicable rate for the entire period;

          (iii) there shall be excluded from Consolidated Interest Expense any Consolidated Interest Expense related to any amount of Indebtedness that was outstanding during such Calculation Period or thereafter but that is not outstanding or is to be repaid on the date of determination, except for Consolidated Interest Expense accrued (as adjusted pursuant to clause (i)) during such Calculation Period under this Agreement or another revolving credit or similar arrangement to the extent of the commitment thereunder (or under any successor revolving credit or similar arrangement) on the date of determination;

           (iv) PRO FORMA effect shall be given to Asset Dispositions and Permitted Acquisitions that occur during such Calculation Period or thereafter and prior to the date of determination (including any Permitted Acquired Debt assumed or acquired in connection therewith) as if they had occurred on the first day of such Calculation Period;

            (v) with respect to any such Calculation Period commencing prior to the date of determination, the Restructuring shall be deemed to have taken place on the first day of such period; and

           (vi) PRO FORMA effect shall be given to asset dispositions and asset acquisitions that have been made by any

      Person that has become a Subsidiary of the Company during such Calculation Period or subsequent to such period and prior to the date of determination and that would have been Asset Dispositions or Permitted Acquisitions had such transactions occurred when such Person was a Subsidiary of the Company as if such asset dispositions or asset acquisitions that occurred on the first day of such period.

            "Projections" shall have the meaning provided in Section 7.05.

            "Purchase Date" shall have the meaning provided in Section
3.03(f).

            "Quarterly Payment Date" shall mean the 15th day of each March, June, September and December occurring after the Restatement Effective Date, PROVIDED that if any such date occurs on a day which is not a Business Day, then such Quarterly Payment Date shall occur on the next succeeding Business Day.

            "Quoted Rate" shall mean (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by BTCo for U.S. dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Rate Loan of BTCo for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Rate Loan as determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded off to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

            "Rated Indebtedness" shall mean, with respect to the Company, long-term unsecured Indebtedness of the Company which is rated by both S&P and Moody's, or if no such Indebtedness of the Company shall be rated, Indebtedness under this Agreement or Indebtedness of the Company which is equally and ratably secured with Indebtedness under this Agreement, to the extent such Indebtedness shall be rated by both S&P and Moody's.

            "RCRA" shall mean the Resources Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Section 6901 ET SEQ.

            "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

            "Registration Rights Agreement" shall mean the Registration Rights and Management Agreement, dated as of October 13, 1993, among the Company, Morgan Stanley & Co. Incorporated and former shareholders of Holdings without giving effect to any amendments, modifications, supplements or waivers after the Restatement Effective Date.

            "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

            "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Release" means disposing, discharging, injecting, spilling, pumping, leaking, leeching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

            "Replaced Bank" shall have the meaning provided in Section 1.12.

            "Replacement Bank" shall have the meaning provided in Section
1.12.

            "Reportable Event" shall mean an event described in Section 4043(b) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

            "Required Appraisal" shall have the meaning provided in Section 8.15(e).

            "Required Banks" shall mean Non-Defaulting Banks the sum of whose outstanding Commitments (or after the termination thereof, outstanding Revolving Loans and Adjusted Percentage of outstanding Swingline Loans and Letter of Credit Outstandings) represent an amount equal to or greater than 51 percent of the Adjusted Total Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans of all Non-Defaulting Banks, and the sum of the Adjusted Percentages of all Non-Defaulting Banks of all outstanding Swingline Loans and Letter of Credit Outstandings).

            "Restatement Effective Date" shall have the meaning provided in
Section 13.10.

            "Restricted Payments" shall have the meaning provided in Section
9.03.

            "Restructuring Charge" shall mean the restructuring charge of $25,219,000 recorded by the Company in the second fiscal quarter of the fiscal year ended December 31, 1993, to cover the cost of consolidation and rearrangement of certain manufacturing facilities and related reductions in work force.

            "Retained Amount" shall mean the sum of (i) the Net Sale Proceeds received from each single sale of assets by the Company or any of its Subsidiaries with respect to which the Net Sale Proceeds received in respect thereof are not in excess of $500,000, up to an aggregate amount of $5,000,000 in any one fiscal year and (ii) the aggregate amount of Net Sale Proceeds received from asset sales in any one fiscal year of the Company not in excess of 5% of Consolidated Net Tangible Assets of the Company as at the end of the preceding fiscal year.

            "Returns" shall have the meaning provided in Section 7.09.

            "Revolving Loans" shall have the meaning provided in Section
1.01(a).

            "Revolving Note" shall have the meaning provided in Section
1.05(a).

            "Scheduled Reduction" shall have the meaning provided in Section 3.03(c).

            "Section 8.01(b) or (c) Financial Statements" shall mean the financial statements delivered, or to be delivered, pursuant to Section 8.01(b) or (c), together with their accompanying officer's certificate delivered, or to be delivered, pursuant to Section 8.01(f).

            "Secured Creditors" shall mean the Banks, the Co-Agents, the Administrative Agent, the Collateral Agent, any Bank (or subsequent assignee thereof) which on the date hereof is, or subsequently becomes, party to any Interest Rate Protection or Other Hedging Agreement and the holders of Existing Senior Debentures but only to the extent the Existing Senior Debentures remain outstanding and are required to be secured in accordance with the terms of the Security Documents because of the "equal and rateable" provisions of the Existing Senior Indenture. Without limiting the foregoing, it is understood and agreed that the holders of the Existing Senior Debentures shall not constitute Secured Creditors with respect to any Security Documents executed and delivered by Permitted Acquisition Holdco and its Subsidiaries.

            "Secured Obligations" shall mean the Obligations under, and as defined in, the Security Documents, but in any event including all Obligations as defined herein.

            "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Security Agreement Collateral" shall mean all "Collateral" as defined in each of the Security Agreements.

            "Security Agreements" shall mean the Company Security Agreement, the Subsidiaries Security Agreement and, after the execution and delivery thereof, any additional security agreement executed pursuant to Section 8.11,
8.14 or 8.15.

            "Security Documents" shall mean each Pledge Agreement, each Security Agreement, each Mortgage and each Additional Security Document; PROVIDED that after the date on which all the security interests granted pursuant to any of the foregoing agreements shall terminate in accordance with the respective terms of such agreement (and so long as the agreement no longer applies to after-acquired collateral), such agreement shall cease to constitute a Security Document hereunder.

            "Senior Debt" shall mean and include each of the Bank Debt and the Existing Senior Debentures.

            "Senior Note Indenture" shall mean the Indenture, dated as of April 1, 1992, by and between the Company and United States Trust Company of New York, as trustee, as amended, modified or supplemented from time to time pursuant to the terms of this Agreement.

            "Senior Notes" shall mean the $200,000,000 aggregate principal amount of the Company's 9-3/4% Senior Notes due April 1, 2000.

            "Senior Refinancing Note Indenture" shall mean the Indenture, dated as of October 26, 1992, by and between the Company and United States Trust Company of New York, as Trustee, as amended, modified or supplemented from time to time pursuant to the terms of this Agreement.

            "Senior Refinancing Notes" shall mean the $150,000,000 aggregate principal amount of the Company's 9-3/4% Senior Notes due October 26, 1999, issued pursuant to the Senior Refinancing Note Indenture.

            "Senior Subordinated Note Documents" shall mean the Senior Subordinated Notes, the Senior Subordinated Note Indenture and all other documents and agreements related thereto.

            "Senior Subordinated Note Indenture" shall mean the Indenture, dated as of April 1, 1992, by and between the Company and Norwest Bank Minnesota, National Association, as trustee, as amended, modified or supplemented from time to time pursuant to the terms of this Agreement.

            "Senior Subordinated Notes" shall mean the $250,000,000 aggregate principal amount of the Company's 10-1/4% Senior Subordinated Notes due April 1, 2002.

            "Share" shall mean, with respect to each amount required to be applied to the repayment of Senior Debt (or, in the case of the Bank Debt, to reduce the Total Commitment) pursuant to Section 3.03(f), a fraction of such amount, which fraction shall equal (x) in the case of the Existing Senior Debentures, that fraction of which shall be the then outstanding principal amount of Existing Senior Debentures (less all amounts then on deposit for the benefit of the Existing Senior Debentures pursuant to Section 3.03(f) but not yet applied to the repayment of same) and the denominator of which shall be the Share Denominator and (y) in the case of the Bank Debt, that fraction of which shall be the Bank Debt Amount and the denominator of which shall be the Share Denominator. For purposes of determining the Share of the Existing Senior Debentures or Bank Debt for purposes of this definition or the definition of "Share Denominator", the determination of the outstanding principal amount of Existing Senior Debentures or Bank Debt Amount shall be made at the time that the applicable asset sale proceeds are received.

            "Share Denominator" shall mean an amount equal to (A) the sum of
(i) the then outstanding principal amount of Existing Senior Debentures and
(ii) the Bank Debt Amount less (B) all amounts then on deposit for the benefit of the Existing Senior Debentures pursuant to Section 3.03(f) but not yet applied to the repayment of same.

            "Shareholders' Agreements" shall have the meaning provided in
Section 5.05.

            "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

            "Specified Subsidiary" shall mean each Subsidiary of the Company other than Excluded Subsidiaries.

            "Standby Letter of Credit" shall have the meaning provided in
Section 2.01(a).

            "Start Date" shall have the meaning provided in the definition of "Leverage Reduction Discount".

            "Stated Amount" of each Letter of Credit or Non-Facility Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met.)

            "Stock Option and Incentive Plan" shall mean the Company's 1992 Stock Option and Incentive Plan.

            "Subsidiaries Guaranty" shall mean the Subsidiaries Guaranty, dated as of March 24, 1992, made by each Subsidiary Guarantor, as modified, supplemented or amended from time to time.

            "Subsidiaries Pledge Agreement" shall mean the Subsidiaries Pledge Agreement, dated as of March 24, 1992, among each Subsidiary Pledgor and the Collateral Agent, as modified, supplemented or amended from time to time.

            "Subsidiaries Security Agreement" shall mean the Subsidiaries Security Agreement, dated as of March 24, 1992, among each Subsidiary Assignor and the Collateral Agent, as modified, supplemented or amended from time to time.

            "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

            "Subsidiary Assignor" shall mean each Domestic Subsidiary of the Company in existence on the Restatement Effective Date other than Holdings (so long as it remains an Inactive Subsidiary), Garlock Bearings Inc, Apollo Insurance Company and Salt Lick Railroad Company.

            "Subsidiary Guarantor" shall mean (i) each Domestic Subsidiary of the Company in existence on the Restatement Effective Date other than Holdings (so long as it remains an Inactive Subsidiary), Garlock Bearings Inc, Apollo Insurance Company and Salt Lick Railroad Company and (ii) each Foreign Subsidiary, if any, that executes a Foreign Subsidiaries Guaranty in accordance with Section 8.11.

            "Subsidiary Pledgor" shall mean each Domestic Subsidiary of the Company in existence on the Restatement Effective Date other than Holdings (so long as it remains an Inactive subsidiary), Garlock Bearings Inc, Apollo Insurance Company and Salt Lick Railroad Company.

            "Swingline Expiry Date" shall mean the date which is two Business Days prior to the Final Maturity Date.

            "Swingline Loan" shall have the meaning provided in Section
1.01(b).

            "Swingline Note" shall have the meaning provided in Section
1.05(a).

            "Syndication Date" shall have the meaning provided in Section
1.01(a).

            "Tax Sharing Agreements" shall have the meaning provided in
Section 5.05.

            "Taxes" shall have the meaning provided in Section 4.04.

            "Tendered Securities" shall have the meaning provided in Section 3.03(f).

            "Test Date" shall have the meaning provided in the definition of "Leverage Reduction Discount".

            "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Banks at such time.

            "Total Unutilized Commitment" shall mean, at any time, an amount equal to the remainder of (x) the then Total Commitment, less (y) the sum of the aggregate principal amount of

Revolving Loans and Swingline Loans then outstanding and the then aggregate amount of Letter of Credit Outstandings.

            "Trade Letter of Credit" shall have the meaning provided in
Section 2.01(a).

            "Trade Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the then aggregate Stated Amount of all outstanding Trade Letters of Credit and (ii) the amount of all Unpaid Drawings with respect to Trade Letters of Credit at such time.

            "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with their being two separate Tranches, I.E., Revolving Loans and Swingline Loans.

            "Transaction" shall mean the occurrence of the Restatement Effective Date and each Credit Event on the Restatement Effective Date.

            "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, I.E., whether a Base Rate Loan or a Eurodollar Rate Loan.

            "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

            "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

            "United States" and "U.S." shall each mean the United States of America.

            "Unpaid Drawing" shall have the meaning provided for in Section 2.05(a).

            "Unutilized Commitment" with respect to any Bank, at any time, shall mean such Bank's Commitment at such time less the sum of (x) the aggregate outstanding principal amount of all Revolving Loans made by such Bank at such time and (y) such Bank's Adjusted Percentage of the aggregate amount of Letter of Credit Outstandings at such time.

            "U.S. Dollar Equivalent" shall mean, with respect to any monetary amount in a currency other than U.S. Dollars, at any time for the determination thereof, the amount of U.S. Dollars obtained by converting the amount of such other currency involved in such computation into U.S. Dollars at the spot rate at which such other currency is offered for sale to the Administrative Agent against delivery of U.S. Dollars by the Administrative Agent at approximately 11:00 a.m. (New York time) on the date of determination thereof. If for any reason the U.S. Dollar Equivalent cannot be calculated as provided above, the Administrative Agent shall calculate the U.S. Dollar Equivalent on such basis as it deems fair and equitable.

            "Voting Stock" shall have the meaning provided in the definition of "Change of Control."

            "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

            Section 12.  THE AGENTS.

            12.01 APPOINTMENT. The Banks hereby designate Bankers Trust Company as Administrative Agent and each of Credit Lyonnais New York Branch, The Industrial Bank of Japan, Limited, New York Branch, The Bank of Montreal and The Bank of Nova Scotia as Co-Agents (for purposes of this Section 12, the term "Agents" shall include each of the Administrative Agent, the Co-Agents and Bankers Trust Company in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agents to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agents may perform any of their duties hereunder by or through their officers, directors, agents or employees.

            12.02 NATURE OF DUTIES. The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement and the Security Documents. Neither the Agents nor any of their officers, directors, agents or employees shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agents shall be mechanical and administrative in nature; the Agents shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agents any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein. Notwithstanding anything to the contrary contained herein, the Co-Agents, in their capacities as such, have no obligations, liabilities or responsibilities under or in connection with this Agreement or the other Credit Documents.

            12.03 LACK OF RELIANCE ON THE AGENTS. Independently and without reliance upon the Agents, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its Subsidiaries and the other Credit Parties in connection with the making and the continuance of the Loans and the issuance and assumption of the Letters of Credit and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Company and the issuance and assumption of the Letters of Credit and the other Credit Parties and, except as expressly provided in this Agreement, the Agents shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or the issuance and assumption of the Letters of Credit or at any time or times thereafter. The Agents shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Company or its Subsidiaries or any other Credit Party or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Company or its Subsidiaries or any other Credit Party or the existence or possible existence of any Default or Event of Default.

            12.04 CERTAIN RIGHTS OF THE AGENTS. If the Agents shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Agents shall be entitled to refrain from such act or taking such action unless and until the Agents shall have received instructions from the Required Banks; and the Agents shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against the Agents as a result of the Agents acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

            12.05 RELIANCE. The Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Agents believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by it.

            12.06 INDEMNIFICATION. To the extent the Agents are not reimbursed and indemnified by the Company the Banks will reimburse and indemnify each Agent, in proportion to their respective "percentages" as used in determining the Required Banks, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent in performing its duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; PROVIDED that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct.

            12.07 THE AGENTS IN THEIR INDIVIDUAL CAPACITY. With respect to their obligation to make Loans under this Agreement and to issue, assume or participate in Letters of Credit, each of the Agents shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Agents in their individual capacities. The Agents may accept deposits from, lend money to, and generally

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engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from the Company or any other Credit Parties for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

            12.08 HOLDERS. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agents. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

            12.09 CERTAIN NOTICES. Notwithstanding anything to the contrary contained in the Senior Subordinated Note Documents, no Agent shall deliver a notice (a "Payment Blockage Notice") to commence a Payment Blockage Period under the indenture governing the Senior Subordinated Notes unless either (x) the Administrative Agent shall have consented to the delivery of such Payment Blockage Notice or (y) the Required Banks shall have directed the delivery of a Payment Blockage Notice. In the event the Required Banks shall have directed any Agent to deliver a Payment Blockage Notice, such Agent shall promptly deliver such Payment Blockage Notice in accordance with such direction.

            12.10 RESIGNATION BY THE AGENTS. (a) Each of the Agents may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Company and the Banks. Each such resignation shall take effect upon the expiration of such 15-day period, PROVIDED that the resignation of the last remaining Agent shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

            (b) Upon any such notice of resignation of the last remaining Agent, the Banks shall appoint a successor Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Company (it being understood and agreed that any Bank is deemed to be acceptable to the Company).

            (c) If a successor Agent shall not have been so appointed within such 15 Business Day period, the respective

Agent, with the consent of the Company, shall then appoint a successor Agent who shall serve as Agent hereunder or thereunder until such time, if any, as the Banks appoint a successor Agent as provided above.

            (d)   If no successor Agent has been appointed pursuant to clause
(b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the respective Agent, the respective Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the respective Agent hereunder and/or under any other Credit Document until such time, if any, as the Banks appoint a successor Agent as provided above.

            Section 13.  MISCELLANEOUS.

            13.01 PAYMENT OF EXPENSES, ETC. The Company shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of White & Case and local counsel) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent in connection with its syndication efforts with respect to this Agreement and of the Administrative Agent, each of the Co-Agents and each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for each of the Co-Agents and for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify the Administrative Agent, each of the Co-Agents, each Bank, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal, remedial or corrective actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent, any of the Co-Agents or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein (including, without limitation, the Transaction) or in any other Credit Document or the exercise or preservation of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by the Company or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Company, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the Company, any of its Subsidiaries or any Real Property owned or at any time operated by the Company or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

            13.02 RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of each Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to
Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

            13.03 NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Party, at the Company's address specified opposite its signature below; if to any of the Co-Agents (other than the Administrative Agent), or if to any Bank, at its address specified on Schedule IX attached hereto; and if to the Administrative Agent, at its Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Company and the Administrative Agent.
All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent or to any Co-Agent shall not be effective until received by the Administrative Agent or such Co-Agent, as the case may be.

            13.04 BENEFIT OF AGREEMENT. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; PROVIDED, HOWEVER, no Credit
Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Banks and, PROVIDED FURTHER, that, although any Bank may transfer or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, PROVIDED FURTHER, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Final Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment shall be permitted without the con-sent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation.

            (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) (A) pledge its Loans and/or Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank or (B) assign all or a portion of its Commitments and related outstanding Obligations hereunder to its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more other Banks or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks of such Commitments and related outstanding Obligations hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement (appropriately completed), PROVIDED that, (i) at such time Schedule I shall be deemed modified to reflect the Commitments of such new Bank and of the existing Banks, (ii) new Notes will be issued to such new Bank and to the assigning Bank upon the request of such new Bank or assigning Bank, such new Notes to be in conformity with the requirements of Section 1.05 to the extent needed to reflect the revised Commitments, PROVIDED, that the Company shall not be obligated to execute any new Note or replacement Note until it has received the original Note or Notes issued by the Company to the assigning Bank or an indemnity with respect to such original Notes, which indemnity shall be reasonably satisfactory to the Company, (iii) the consent of BTCo shall be required in connection with any assignment, which consent shall not be unreasonably withheld, (iv) the consent of the Company shall be required in connection with any assignment, which consent shall not be unreasonably withheld and (v) the Administrative Agent shall receive at the time of each such assignment (but not in connection with any pledge to a Federal Reserve Bank), from the assigning Bank, the payment of a non-refundable assignment fee of $3,500, provided that in the case of an assignment by a Bank to another Bank, such assignment fee shall be $1,500. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments. After receipt of notice of any assignment pursuant to this Section 13.04(b) the Administrative Agent shall give notice thereof to the Company. To the extent that at the time of any assignment pursuant to this Section 13.04(b) to a Person not already a Bank hereunder, if the Person purchasing such assignment (the "Assignee") would be entitled to charge the Company for increased costs under Section 1.10, or for the reimbursement of Taxes pursuant to Section 4.04, in either case in excess of the aggregate such amounts permitted to be charged by the assigning Bank immediately prior to such assignment (which differences may arise because of differences between the Assignee and the assigning Bank, or because of the different laws, treaties or regulations, or interpretations thereof, applicable to such Persons), the Company shall not be obligated to pay such excess increased costs or Taxes, it being understood and agreed, however, that the Company shall be obligated to pay to such Assignee all other increased costs or Taxes which are otherwise required to be reimbursed pursuant to said Sections 1.10 and 4.04 (including, without limitation, all such increased costs or Taxes payable as a result of events occurring after the date of the respective assignment). At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective Assignee shall, to the extent legally entitled to do so, provide to the Company (x) in the case of a Bank described in clause (i) or
(ii) of Section 4.04(b), the forms described in such clause (i) or (ii), as the case may be, and (y) in the case of a Bank described in clause (iii) of
Section 4.04(b), the forms described in such clause (iii).

            13.05 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Administrative Agent, the Collateral Agent, any Co-Agent or any Bank or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Company or any other Credit Party and any of the Agents or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent, the Co-Agents or any Bank or the holder of any Note would otherwise have. No notice to or demand on any Party in any case shall entitle any Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent, any Co-Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

            13.06 PAYMENTS PRO RATA. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Company in respect of any Obligations hereunder, it shall distribute such payment to the Banks PRO RATA based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

            (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or regularly accruing Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; PROVIDED that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

            (c) Notwithstanding anything to the contrary contained herein, the provisions the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

            13.07 CALCULATIONS; COMPUTATIONS. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except, in the case of the generally accepted accounting principles, as set forth in the notes thereto or as otherwise disclosed in writing by the Company to the Banks); PROVIDED that, except as otherwise specifi-cally provided herein, all computations determining compliance with Sections 9.03, 9.07, 9.08, 9.09 and 9.10 shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Banks pursuant to Section 7.05(a) (except that "push down" accounting will not be utilized).

            (b) All computations of (x) interest in respect of Eurodollar Rate Loans hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable and (y) interest in respect of Base Rate Loans and Fees hereunder shall be made on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable.

            (c) To the extent that the determination of compliance with any of the covenants contained in this Agreement requires the conversion into U.S. Dollars of a currency other than U.S. Dollars, then such conversion shall be made based upon the U.S. Dollar Equivalent of the amount of such other currency as determined on the date of each new incurrence, creation, sale, transfer, disposition, expenditure or other similar event (each an "incurrence"), as the case may be, pursuant to the respective covenant (with all such items theretofore incurred to be recalculated based upon such conversion rate), PROVIDED, HOWEVER, that at no time shall there exist a violation of any such covenant, based on prior incurrences, solely as a result in changes in conversion rates (although said changes in conversion rates shall affect the availability of basket amounts for incurrences on the date of each such recalculation).

            13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OTHER CREDIT DOCUMENT, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM, WITH OFFICES ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK

10019, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE COMPANY AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS UNDER THIS AGREEMENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

            (b) THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY COURT OR JURISDICTION, INCLUDING WITHOUT LIMITATION THOSE REFERRED TO IN CLAUSE (a) ABOVE, IN RESPECT OF ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS.

            13.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Company and the Administrative Agent.

            13.10 EFFECTIVENESS; FUNDING BY NEW AND CONTINUING BANKS. (a) This Agreement shall become effective on the date (the "Restatement Effective Date") and at the time on which (i) each of the Company, the Required Banks (determined immediately prior to the occurrence of the Restatement Effective Date and without giving effect thereto), each Continuing Bank and each New Bank shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile device) the same to the Administrative Agent at its Notice Office and (ii) the conditions contained in Sections 5, 6 and 13.10(b) are met to the satisfaction of the Administrative Agent and the Required Banks (determined immediately after the occurrence of the Restatement Effective Date). Unless the Administrative Agent has received actual notice from any Bank that the conditions contained in Sections 5 and 6 have not been met to its satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Administrative Agent's good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Restatement Effective Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Restatement Effective Date shall not release the Company from any liability for failure to satisfy one or more of the applicable conditions contained in Section 5 or 6). The Administrative Agent will give the Company and each Bank prompt written notice of the occurrence of the Restatement Effective Date.

            (b) On the Restatement Effective Date, each New Bank and Continuing Bank shall have delivered to the Administrative Agent for the account of the Company an amount equal to (i) in the case of each New Bank, the Revolving Loans to be made by such New Bank on the Restatement Effective Date and (ii) in the case of each Continuing Bank, the amount by which the Revolving Loans to be made and/or converted by such Continuing Bank on the Restatement Effective Date exceed the amount of the Original Loans of such Continuing Bank outstanding on the Restatement Effective Date.
Notwithstanding anything to the contrary contained in this Section 13.10(b), in satisfying the foregoing condition, unless the Administrative Agent shall have been notified by any Bank prior to the occurrence of the Restatement Effective Date that such Bank does not intend to make available to the Administrative Agent such Bank's Revolving Loans required to be made by it on such date, then the Administrative Agent may, in reliance on such assumption, make available to the Company the corresponding amounts in accordance with the provisions of Section 1.04 of this Agreement, and the making available by the Administrative Agent of such amounts shall satisfy the condition contained in this Section 13.10(b).

            13.11 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            13.12 AMENDMENT OR WAIVER. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks, PROVIDED that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting
Bank) (with Obligations of the respective types in the case of following clause (i)), (i) extend the final maturity of any Loan or Note or any portion thereof or extend the stated maturity of any Letter of Credit beyond the Final Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof, (ii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the respective Security Documents), PROVIDED that such release of Collateral may be effected by only the Required Banks if at the time of such release the Company's Rated Indebtedness shall be rated at least BBB- by S&P and Baa3 by Moody's, (iii) amend, modify or waive any provision of this Section 13.12, (iv) reduce the percentage specified in, or otherwise modify, the definition of Required Banks or (v) consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement; PROVIDED FURTHER, that no such change, waiver, discharge or termination shall (v) increase the Commitment of any Bank over the amount thereof then in effect (it being understood that waivers or modifications of any condition precedent, covenants, Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank), without the consent of such Bank,
(w) without the consent of each Issuing Bank affected thereby, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (x) without the consent of BTCo alter its rights or obligations with respect to Swingline Loans, (y) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 12 or any other provision relating to the rights or obligations of the Administrative Agent or (z) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

            (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clause (a)(i) through (v), inclusive, of this Section 13.12, the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Company shall have the right to replace each such non-consenting Bank or Banks (so long as all non-consenting Banks are so replaced) with one or more Replacement Banks pursuant to Section 1.12 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination, PROVIDED that the Company shall not have the right to replace a Bank solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 13.12(a).

            (c) Notwithstanding anything to the contrary contained above in this Section 13.12, the Collateral Agent may enter into amendments to the Subsidiaries Guaranty and the Security Documents for the purpose of adding additional Subsidiaries of the Company (or other Credit Parties) as parties thereto.

            13.13 SURVIVAL. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.05, 2.06, 4.04, 12.06 and 13.01
shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Loans. Notwithstanding the occurrence of the Restatement Effective Date, all indemnities set forth in the Original Credit Agreement for the benefit of the Existing Banks and the Existing Agents shall survive in accordance with the terms thereof.

            13.14 DOMICILE OF LOANS. Each Bank may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 will at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.05, 2.06 or 4.04 from those being charged by the respective Bank prior to such transfer, then the Company shall not be obligated to pay such increased costs (although the Company shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

            13.15 CONFIDENTIALITY. (a) Each Bank agrees that it will not disclose without the prior consent of the Company (other than to its employees, auditors or counsel or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to the

Company or any of its Subsidiaries which is furnished pursuant to this Agreement and which is designated by the Company to the Banks in writing as confidential, PROVIDED that any Bank may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation (provided that unless specifically prohibited by applicable law or court order, each Bank shall notify the Company of any such request for disclosure prior to disclosure of such information), (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, and (e) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or an interest therein by such Bank, PROVIDED that such prospective transferee or participant executes an agreement with such Bank containing provisions substantially identical to those contained in this Section 13.15.

            (b) The Company hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to the Company or any of its Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of the Company and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Bank.

            13.16 POST-CLOSING ACTIONS. (a) Notwithstanding anything to the contrary contained in this Agreement or the Security Documents, the parties hereto acknowledge and agree that the financing statements, Mortgage Amendments and other documents required to be filed pursuant to Sections 5.09 and 5.10 (excluding those that were required to be filed prior to the Restatement Effective Date), if any, shall be presented to the Collateral Agent on the Restatement Effective Date and shall be duly filed within eight days thereafter, it being understood and agreed that the Collateral Agent need not have received original acknowledgement copies of such statements, Mortgage Amendments or other documents within such eight day period.

            (b) The representations and warranties with respect to the due filing of such financing statements and Mortgage Amendments (excluding those that were required to be filed prior to the Restatement Effective Date) and the perfection and priority of the security interests under the Security Documents insofar as they relate to such additional financing statements and Mortgages, as amended by the Mortgage Amendments, only, and any defaults arising therefrom shall be waived for such eight day period. In addition, to the extent inaccurate as a result of the failure to complete the actions described in Section 8.15(f), except with respect to Canadian Subsidiaries (which actions, if any are required, must be completed on or before the Restatement Effective Date), prior to the 45th day occurring after the Restatement Effective Date, the representations and warranties with respect to the security interests granted by the Company and its Subsidiaries in the stock of the respective Foreign Subsidiaries and any defaults arising as a result thereof shall be waived for such 45-day period.

            (c) Within 45 days after the Restatement Effective Date, the Company shall have delivered to the Collateral Agent fully executed counterparts of Additional Mortgages in each case in form and substance satisfactory to the Administrative Agent, which Additional Mortgages shall cover such of the Real Property owned by the Company in Chandler, Arizona and Greenville (Hodges), South Carolina, together with evidence that counterparts of the Additional Mortgages have been delivered to the title insurance company insuring the Lien of the Additional Mortgages for recording in all places to the extent necessary or desirable, in the judgment of the Collateral Agent, effectively to create a valid and enforceable first priority lien on each such Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors. Furthermore, the Company shall cause to be delivered to the Collateral Agent such opinions of counsel, mortgagee title insurance policies, surveys and other related documents as may be reasonably requested by the Collateral Agent or the Required Banks to assure themselves that this Section 13.16(c) has been complied with.

            (d) Upon completion of the improvements under construction as of the Restatement Effective Date to the Original Mortgaged Property located in Fort Worth, Texas, but in any event no later than October 1, 1994, a survey, in form and substance satisfactory to the Administrative Agent and sufficient to omit the survey-related exceptions contained in the title insurance endorsement referred to in Section 5.10(ii) and relating to the Forth Worth, Texas property, of such Original Mortgaged Property, shall have been delivered to the Administrative Agent and certified by a licensed professional surveyor.

            13.17 SECURITY AGREEMENT COLLATERAL; EXCHANGE OF INTERCOMPANY NOTES. (a) Notwithstanding anything to the contrary contained in this Agreement or the Security Agreements, the parties hereto agree that, to the extent that the representations, warranties and covenants contained herein or in the Security Agreements with respect to Security Agreement Collateral are at any time incorrect (in the case of representations or warranties) or not complied with (in the case of covenants), then in each case so long as the aggregate fair market value of all Security Agreement Collateral under the Security Agreements with respect to which such representations or warranties are incorrect, or covenants are not complied with, does not exceed $10,000,000
(a) the existence of such circumstances shall be deemed not to give rise to a material misrepresentation (with the effect being that Credit Events may still occur, so long as all other applicable conditions are satisfied, pursuant to
Section 6.01(ii) and no Event of Default shall exist as a result thereof pursuant to Section 10.02), and (b) no Default or Event of Default shall arise as a result of such covenant violations pursuant to Section 10.07. Notwithstanding anything to the contrary contained above, the Company shall, and shall cause its Subsidiaries to, use its good faith efforts to provide correct information with respect to all Security Agreement Collateral, and to comply with the covenants relating thereto (in each case without regard to the matters described in the preceding sentence).

            (b) The Company acknowledges and agrees that the reference to "Section 8.12 of the Credit Agreement" and "Section 8.18(c) of the Credit Agreement" contained in the second to last and last sentence, respectively, of Paragraph 2 of the Company Pledge Agreement shall be deemed hereafter to be references to "Section 8.11 of the Credit Agreement" and "Section 8.15 of the Credit Agreement", respectively.

            (c) The Collateral Agent shall be permitted to release any promissory notes evidencing intercompany loans pledged in favor of the Collateral Agent pursuant to the Company Pledge Agreement or the Subsidiaries Pledge Agreement, as the case may be, prior to the Restatement Effective Date (collectively, the "Original Intercompany Notes") upon the receipt and pledge of new promissory notes evidencing intercompany loans in substitution for such Original Intercompany Notes and in form and substance satisfactory to the Administrative Agent.

            13.18 INTEREST. (a) It is the intention of the parties hereto that each Bank shall conform strictly to usury laws applicable to it. Accordingly, the parties hereto stipulate and agree that none of the terms and provisions contained in the Notes, this Agreement, or any of the other Credit Documents shall ever be construed to create a contract to pay to any Bank for the use, forbearance, or retention of money at a rate in excess of the Highest Lawful Rate applicable to such Bank, and that for purposes hereof, "interest" shall include the aggregate of all charges or other consideration which constitute interest under applicable law and are contracted for, taken, reserved, charged, or received under any of this Agreement, the Notes, or the other Credit Documents or otherwise in connection with the transactions contemplated by this Agreement. Further, if the transactions contemplated hereby would be usurious as to any Bank under laws applicable to it, then, in that event, notwithstanding anything to the contrary in the Notes, this Agreement or in any other Credit Document or agreement entered into in connection with or as security for the Notes, it is agreed as follows: the aggregate of all consideration which constitutes interest under law applicable to each such Bank that is contracted for, taken, reserved, charged, or received by such Bank under the Notes, this Agreement, or under any of the other aforesaid Credit Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by the law applicable to such Bank, and any excess shall be credited by such Bank on the principal amount of the Indebtedness of the Company owed to such Bank (or, if the principal amount of such Indebtedness shall have been paid in full, to the extent such interest has been received by a Bank it shall be refunded by such Bank to the Company). The provisions of this Section 13.18(a) shall control over all other provisions of this Agreement, the Notes, and the other Credit Documents which may be in apparent conflict herewith. The parties further stipulate and agree that, without limitation on the foregoing, all calculations of the rate or amount of interest contracted for, taken, reserved, charged or received under any of this Agreement, the Notes, and the other Credit Documents which are made for the purpose of determining whether such rate or amount exceed the Highest Lawful Rate shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating, and spreading during the period of the full stated term of the Indebtedness, and if longer and if permitted by applicable law, until payment in full, all interest at any time so contracted for, taken, reserved, charged, or received.

            (b) If at any time the effective rate of interest which would otherwise apply to any Indebtedness hereunder or evidenced by any Bank's Notes would exceed the Highest Lawful Rate applicable to such Bank (taking into account the interest rate applicable to such Indebtedness pursuant to the other provisions of this Agreement, plus all additional charges and consideration which have been contracted for, taken, reserved, charged, or received under this Agreement, such Bank's Notes and the other Credit Documents, or any of them, and which additional charges or consideration (the "Additional Charges") constitute interest with respect to such Indebtedness), the effective interest rate to apply to such Indebtedness made by such Bank shall be limited to the Highest Lawful Rate, but any subsequent reductions in the interest rate applicable to such Indebtedness owed to such Bank shall not reduce the effective interest rate to apply to such Indebtedness owed to such Bank below the Highest Lawful Rate applicable to such Bank until the total amount of interest accrued on such Indebtedness equals the amount of interest which would have accrued if the interest rate from time to time applicable to such Indebtedness owed to such Bank had at all times been in effect with respect to such Indebtedness pursuant to the other provisions of this Agreement and the other Credit Documents and if the Banks had collected all Additional Charges called for under this Agreement, the Notes, and the other Credit Documents. If at maturity or final payment of such Bank's Obligations the total amount of interest paid to any Bank hereunder and under the other Credit Documents (including amounts designated as "interest" plus any Additional Charges which constitute interest with respect to such Bank, and taking into account the limitations of the first sentence of this Section 13.18(b)) is less than the total amount of such "interest" which would have been paid if all amounts were paid as required by this Agreement (without giving effect to this Section 13.18) and the other Credit Documents (the amount of the difference described above, the "Deficiency"), then the Company agrees, to the fullest extent permitted by the laws applicable to such Bank, to pay to such Bank an amount equal to the lesser of (i) the difference between (1) the amount of such "interest" which would have accrued on such Bank's Notes if the Highest Lawful Rate had at all times been in effect, and (2) the amount of interest actually paid on such Bank's Notes (including amounts designated as "interest" plus any Additional Charges which constitute interest with respect to such Bank's Notes) and (ii) the amount of the Deficiency.

            (c) Notwithstanding anything to the contrary contained above in this Section 13.18, it is understood and agreed that (i) all representations and warranties contained in this Agreement and in the other Credit Documents (including without limitation those contained in Section 7.02 and 7.03(i)) have been made without reliance upon, or giving effect to, the provisions of
Section 13.18(a) and (ii) that the Banks have relied upon the accuracy of such representations and warranties. Furthermore, the Company acknowledges and agrees that each Bank shall, to the fullest extent permitted by law, be entitled to recover damages from the Company in the event of a material misrepresentation by the Company.

            13.19 ADDITION OF NEW BANKS; CONVERSION OF ORIGINAL LOANS OF CONTINUING BANKS; TERMINATION OF COMMITMENTS OF NON-CONTINUING BANKS; RESIGNATION OF EXISTING AGENTS. (a) On and as of the occurrence of the Restatement Effective Date in accordance with Section 13.10 hereof, each New Bank shall become a "Bank" under, and for all purposes of, this Agreement and the other Credit Documents.

            (b) The parties hereto acknowledge that each Existing Bank has been offered the opportunity to participate in the Credit Agreement, after the occurrence of the Restatement Effective Date, as a Continuing Bank thereunder, but that no Existing Bank is obligated to be a Continuing Bank. By their execution and delivery hereof, the Company and the Required Banks (determined immediately before the occurrence of the Restatement Effective Date) consent to the voluntary repayment by the Company of all outstanding Original Loans and other Obligations owing to each Existing Bank which has not elected to become a Continuing Bank (each such Bank, a "Non-Continuing Bank") and to the voluntary termination by the Company of the Revolving Loan Commitment (under, and as defined in, the Original Credit Agreement) of each Non-Continuing Bank, in each case to be effective on, and contemporaneously with the occurrence of, the Restatement Effective Date, in each case in accordance with the provisions of Section 13.19(c).

            (c) Notwithstanding anything to the contrary contained in the Original Credit Agreement or any Credit Document, the Company and each of the Banks hereby agrees that on the Restatement Effective Date, (i) each Bank with a Commitment as set forth on Schedule I (after giving effect to the Restatement Effective Date) shall make or maintain (including by way of conversion) that principal amount of Revolving Loans to the Company as is required by Section 1.01(a), provided that if the Original Loans of any Continuing Bank outstanding on the Restatement Effective Date (immediately before giving effect thereto) exceed the aggregate principal amount of Loans required to be made available by such Bank on such date (after giving effect to the Effective Date), then Original Loans of such Continuing Bank in an amount equal to such excess shall be repaid on the Effective Date to such Continuing Bank and (ii) in the case of each Existing Bank with no Commitment, as the case may be, as set forth on Schedule I (after giving effect to the Restatement Effective Date), all of such Existing Bank's Original Loans outstanding on the Restatement Effective Date shall be repaid in full on such date, together with interest thereon and all accrued Fees (and any other amounts) owing to such Existing Bank, and the Revolving Loan Commitment (under, and as defined in, the Original Credit Agreement) of such Existing Bank, if any, shall be terminated, effective upon the occurrence of the Restatement Effective Date. Notwithstanding anything to the contrary contained in the Original Credit Agreement, this Agreement or any other Credit Document, the parties hereto hereby consent to the repayments and reductions required above, and agree that in the event that any Existing Bank shall fail to execute a counterpart of this Agreement prior to the occurrence of the Restatement Effective Date, such Existing Bank shall be deemed to be a Non-Continuing Bank and, concurrently with the occurrence of the Restatement Effective Date, the Revolving Loan Commitment (under, and as defined in, the Original Credit Agreement) of such Existing Bank, if any, shall be terminated, all Original Loans of such Existing Bank outstanding on the Restatement Effective Date shall be repaid in full, together with interest thereon and all accrued Fees (and any other amounts) owing to such Existing Bank, and concurrently with the occurrence of the Restatement Effective Date, such Existing Bank shall no longer constitute a "Bank" under this Agreement and the other Credit Documents, provided that all indemnities of the Credit Parties under the Original Credit Agreement and the other Credit Documents (as in effect prior to the Restatement Effective
Date) for the benefit of such Existing Bank shall survive in accordance with the terms thereof.

            (d) In the event of the resignation of any Existing Agent on and as of the Restatement Effective Date, each of the parties to the Credit Agreement hereby waives the delivery of any notice required pursuant to
Section 12.10 of the Original Credit Agreement in connection with such resignation.

            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.


ADDRESS:

430 Park Avenue                       COLTEC INDUSTRIES INC
New York, New York  10022
Attn:  Paul G. Schoen
Tel:  (212) 940-0429
Fax:  (212) 940-0496                  By
                                         --------------------------------------
                                         Title:



                                      BANKERS TRUST COMPANY,
                                        Individually, as Co-Agent and
Attn:                                   as Administrative Agent
Tel:
Fax:
                                      By
                                         --------------------------------------
                                         Title:


                                      [LIST OTHER BANKS]

                                                             ANNEX A




                                  NEW BANKS



                             ABN AMRO Bank N.V.

                  Canadian Imperial Bank of Commerce, Inc.

                               Comerica Bank

                             Continental Bank

                           Society National Bank

                        The Sumitomo Bank, Limited

                                                          SCHEDULE I



                               COMMITMENTS


BANK                                                            COMMITMENT

BANKERS TRUST COMPANY                                          $33,000,000
BANK OF MONTREAL                                                33,000,000
THE BANK OF NOVA SCOTIA                                         33,000,000
CREDIT LYONNAIS NEW YORK BRANCH                                 33,000,000
THE INDUSTRIAL BANK OF JAPAN, LIMITED,
  NEW YORK BRANCH                                               33,000,000
THE BANK OF NEW YORK                                            25,000,000
CIBC, INC.                                                      25,000,000
THE LONG TERM CREDIT BANK OF JAPAN,
  LIMITED, NEW YORK BRANCH                                      25,000,000
THE NIPPON CREDIT BANK, LIMITED,
  NEW YORK BRANCH                                               25,000,000
SOCIETY NATIONAL BANK                                           25,000,000
ABN AMRO BANK, N.V.                                             15,000,000
THE BANK OF TOKYO TRUST COMPANY                                 15,000,000
BANQUE PARIBAS                                                  15,000,000
CONTINENTAL BANK, N.A.                                          15,000,000
THE SUMITOMO BANK, LIMITED                                      15,000,000
ARAB BANKING CORPORATION                                        10,000,000
BANK OF IRELAND                                                 10,000,000
BANK OF SCOTLAND                                                10,000,000
BANQUE FRANCAIS DU COMMERCE EXTERIEUR                           10,000,000
COMERICA BANK                                                   10,000,000
                                                              ------------
       TOTAL                                                  $415,000,000
                                                              ------------
                                                              ------------

                                                                  SCHEDULE II


                            EXISTING LETTERS OF CREDIT


                   PART A.  INCLUDED LETTERS OF CREDIT


Letter of     Stated           Issuing           L/C Supportable
Credit No.    Amount           Bank              Indebtedness
- ---------     ------           -------           ---------------

S-08405       $1,185,764.00    Bankers Trust     Menasco Overhaul - California
                                                 Compensation (backstop for
                                                 Sumitomo LC)

S-08406          750,000.00    Bankers Trust     Holley - Michigan Workers
                                                 Compensation

S-08408        1,000,000.00    Bankers Trust     Guaranty of Crucible loan
                                                 from Mellon Bank

S-08409        1,875,000.00    Bankers Trust     Guaranty of Crucible loan from
                                                 Chase (assigned to Norwest
                                                 Bank)

S-08410        3,100,000.00    Bankers Trust     FM Engine performance bond

S-08411          467,991.34    Bankers Trust     FM Engine performance bond

S-08412        2,102,000.00    Bankers Trust     Garlock - New York Workers
                                                 Compensation

S-08413          750,000.00    Bankers Trust     Chandler Evans - Connecticut
                                                 Workers Compensation

S-08414          500,000.00    Bankers Trust     Coltec Auto - Oklahoma Workers
                                                 Compensation

S-08415          441,781.00    Bankers Trust     Holley - Kentucky Workers
                                                 Compensation

9208041S209    6,805,000.00    Credit Lyonnais   Apollo reinsurance obligation

S-08666          125,000.00    Bankers Trust     FM Engine performance bond

                                                                  SCHEDULE II
                                                                       Page 2

S-08674        1,000,000.00    Bankers Trust     FM Engine performance bond

S-08676        5,381,750.00    Bankers Trust     Colt Firearms UAE performance
                                                 and warranty LC's (backstop for
                                                 Chemical's LC's)

921221IS347    3,480,000.00    Credit Lyonnais   Apollo reinsurance obligation


Letter of     Stated           Issuing           L/C Supportable
Credit No.    Amount           Bank                Indebtedness
- ---------     ------           -------           ----------------

S-09036       $5,900,000.00    Bankers Trust     FM Engine performance bond

S-09497            3,000.00    Bankers Trust     FM Engine performance bond

S-09555           26,501.52    Bankers Trust     FM Engine performance bond

S-09690          541,857.00    Bankers Trust     Performance guaranty

S-09691        1,625,569.00    Bankers Trust     Advance payment guaranty

S-09705          500,000.00    Bankers Trust     Performance bond



              PART B.  Backstopped Letters of Credit
                       -----------------------------

1272          $2,000,000.00    Chemical          GHQ UAE - firearms performance

1278           1,000,000.00    Chemical          GHQ UAE - firearms warranty

1464           1,365,000.00    Chemical          GHQ UAE - firearms performance


1465             334,250.00    Chemical          GHQ UAE - firearms warranty

1466             682,500.00    Chemical          GHQ UAE - firearms warranty

400940         1,185,764.00    Sumitomo          Menasco Overhaul - California
                                                 Workers Compensation

              PART C.  Existing Non-Facility Letters of Credit
                       ---------------------------------------

S8200783      $6,086,404.00    Westpac Banking   Menasco performance guaranty

                                                                    SCHEDULE III


                                              REAL PROPERTY


PART A                  MORTGAGED PROPERTIES


        ADDRESS                                           COUNTY
        -------                                           ------

 1.     Charter Oak Boulevard                              Hartford
        West Hartford, CT  06133-0651

 2.     811 Fourth Street                                  Polk
        West Des Moines, IA 50265-0100

 3.     701 Lawton Avenue                                  Rock
        Beloit, WI 53511

 4.     900 Farnam Drive                                   Juneau
        Necedah, WI

 5.     11955 East Nine Mile Road                          Macomb
        Warren, MI 48089-2003

 6.     1801 Russelville Road                              Warren
        Bowling Green, KY 42101

                                                              SCHEDULE III
                                                                    Page 2




 7.     2800 Griffin Drive                                 Warren
        Bowling Green, KY

 8.     1300 Opdyke                                        Sequoyah
        Sallisaw, OK 74955

 9.     4000 South Highway 157                             Tarrant
        Fort Worth, TX 76040-7012

10.     First and Cedar Streets                            Los Angeles
        Burbank, CA 91510-7071

11.     26 East Providence Avenue                          Los Angeles
        Burbank, CA 91502

12.     3501 Wisman Lane                                   Adams
        Quincy, IL 62301-1257

13.     300 East Industrial Boulevard                      Harrison
        Longview, TX 75606

14.     Peabody Industrial Center                          Essex
        Peabody, MA 01960-3369

15.     811 West Broadway                                  Maricopa
        Tempe, AZ 85282

16.     6402 Rockton Road                                  Winnebago
        Roscoe, IL 61073

17.     104 Pheasant Run                                   Bucks
        Newtown, PA 18940

18.     23 Friends Lane                                    Bucks
        Newtown, PA  18940

19.     400 Bella Vista Drive                              Carroll
        Carroll, IA 51401-0826

20.     602 North 10th Street                              Camden
        Camden, NJ 08101-0648

21.     238 Water Street                                   New Haven
        Naugatuck, CT 06770-0231

22.     211 West Palmetto Street                           De Soto
        Arcadia, FL 33821


PART B                          OWNED
- ------                          -----

 1.     300 Alling Drive                                   Wayne
        Sodus, NY 14551

 2.     U.S. Highway 301 South                             Bamberg
        Bamberg, SC  29003

 3.     20 Delavan Drive                                   Lee
        Lexington, TN  38351

 4.     208 Rose Street                                    Lycoming
        Williamsport, PA 17701

 5.     2250 Fuller Street                                 Polk
        West Des Moines, IA  50265

 6.     2250 Delavan Drive                                 Polk
        West Des Moines, IA  50265

 7.     450 Rubber Avenue                                  New Haven
        Naugatuck, CT 06770

 8.     2400 West 6th Avenue                               Jefferson
        Pine Bluff, AR 71601
        (10 acres vacant land and

        9.76 acres stockyard)

 9.     5500 Jefferson Parkway                             Jefferson
        Pine Bluff, AR 71602

10.     12850 Inkster Road                                 Wayne
        Redford, MI 48239

11.     1666 Division Street                               Wayne
        Palmyra, NY 14522

12.     700 Mid-Atlantic Parkway                           Gloucester
        Thorofare, NJ 08086

13.     211 North Jackson                                  Ector
        Odessa, TX 79760

14.     1600 Industry Road                                 Montgomery
        Hatfield, PA 19440

15.     19  143rd Street                                   Lake
        Hammond, IN  46320

16.     11th and Vine                                      Warren

        Bowling Green, KY

17.     1708 Adams Street                                  Montgomery
        Porter, TX

18.     323 South Bracken Lane                             Maricopa
        Chandler, AZ  85224

19.     5525 Highway 25 North                              Greenville
        Hodges, SC  29653

20.     1400 South Service Road West
        Oakville, Ontario, Canada L6L 5Y7

21.     1303 Aerowood Drive
        Mississauga, Ontario, Canada L4W 2P6

22.     Route Nationale 49
        F-59570 Bavay, France

23.     Shaver Road
        Brantford, Ontario, Canada N3T 5P9

24.     Gorsey Lane

        Widnes
        Cheshire WA8 ORJ, England

25.     66 Jutland Road
        Etobicoke, Ontario, Canada

26.     4100 Rue Garlock
        Sherbrooke, Quebec, Canada J1L 1W5

27.     Apartado 15-103
        Poniente 116, No. 571
        Col. Industrial Vallejo
        Delegacion Azcapotzalco
        02300 Mexico, D.F.

28.     400 Trader's Boulevard East
        Mississauga, Ontario, Canada L4Z 1W7

PART C                                 LEASED
- ------                                 ------

ADDRESS                          CITY                       ST
- ---------------------            ----------------------     --

Southern Mobile Plant            Bay Minette                     AL
7th & Dobson                     Bay Minette                     AL

200 E. 11th Avenue                      Pine Bluff                      AR
2400 West Sixth Avenue                  Pine Bluff                      AR
NW of Hwy 79                            Wabbeseka                       AR
550 Carson Playa Dr                     Carson                          CA
156 South Park Street                   San Francisco                   CA
712 Fair Oaks Ave                       S. Pasadena                     CA
7755 Center Avenue                      Huntington                      CA
150 Huyshope Avenue                     Hartford                        CT
Charter Oak Blvd                        West Hartford                   CT
E/S Water St.                           Naugatuck                       CT
Water Street                            Naugatuck                       CT
2176-78 Reserve Prk Trc                 Port St. Lucie                  FL
1229 Johnson Ferry Rd                   Marietta                        GA
2621 Sandy Plains Rd                    Marietta                        GA
734 Foster Ave                          Bensenville                     IL
55 Randall St.                          Elk Grove Vill.                 IL
1200 Roosevelt Road                     Glen Ellyn                      IL
Wiseman Lane                            Quincy                          IL
6402 Rockton Road                       Roscoe                          IL
7810 Quincy St.                         Willowbrook                     IL
4351 E 82nd St #C                       Indianapolis                    IN
Seasons Shoppes E., Lot 2               Crown Point                     IN
1411 Woodland Ave                       Michigan City                   IN
5437 Johnson Drive                      Mission                         KS

83 First Street                         Gretna                          LA
5536 Superior Dr                        Baton Rouge                     LA
20 Park Plaza Suite 47                  Boston                          MA
1748 Northwood Dr                       Troy                            MI
650 Stephenson Highway                  Troy                            MI
13500 Wayne Rd                          Livonia                         MI
129 East Campbell                       Alpena                          MI
338 Hanley Ind. Ct.                     Brentwood                       MO
State Highway 32                        Water Valley                    MS
408 Gallimore Dairy Rd                  Greensboro                      NC
Crowder Creek Rd                        Gastonia                        NC
315 Edison Way                          Reno                            NV
826 Packer Way                          Sparks                          NV
430 Park Ave                            New York                        NY
One Marine Midland Pla                  Rochester                       NY
6094 Executive Blvd                     Dayton                          OH
13811 Enterprise Ave                    Cleveland                       OH
4740 Briar Rd                           Cleveland                       OH
4515 South Yale Suite                   Tulsa                           OK
150 Pleasant Dr Suite                   Aliquippa                       PA
1200 New Rodgers Road                   Bristol                         PA
908 Perry Highway                       Pittsburgh                      PA
110 Keystone Dr                         Montgomeryville                 PA
230 Vista Park Dr                       Pittsburgh                      PA

3466 Progress Drive                     Bensalem                        PA
509 Industrial Drive                    Springfield                     TN
Space Park North                        Goodlettsville                  TN
Forrest Heights St                      Paris                           TN
12253 Northwoods Park                   Houston                         TX
1000 South Loop West                    Houston                         TX
950 Westbank Avenue                     Austin                          TX
8027 Blankenship Dr                     Houston                         TX
Highway 349                             Longview                        TX
3269 South Main St                      Salt Lake City                  UT
630 Tidewater Dr                        Norfolk                         VA
High St                                 St Johnsbury                    VT
18926 10th Place South                  Seattle                         WA
40 Lake Bellevue Suite                  Bellevue                        WA
15th Ave, N.W.                          Seattle                         WA
10527 NE 69th St                        Kirkland                        WA
10900 NE 8 St Suite 10                  Bellevue                        WA
Parklaan 76 2700                        Niklaas                         BL
6125 11th St. S.E.                      Calgary, AB                     CN
14368-123 Ave                           Edmonton, AB                    CN
21 Kendale Road                         Kendale                         AU
17 Willis Street                        Arncliffe                       AU
653-657 Mt H'Way, Suit                  Baywater Vic.                   AU
2A, 269 Abbotsford Rd,                  Queensland                      AU

8712 53 Ave                             Edmonton, AB                    CN
1079 Colborne St.                       E Brantford,                    CN
6048 Vanden Apeele                      St Laurent, QE                  CN
2868 Plymouth Drive                     Oakville, ON                    CN
6055 Cote St. Francois                  St Laurent, QE                  CN
9777-45th Avenue                        Edmonton, AB                    CN
586 Third Lane                          Oakville, ON                    CN
101 Guthrie Ave                         Dorval, QE                      CN
5510 Ambler Drive                       Mississauga                     CN
Walworth Ind Est                        Andover/Hants                   CN
Handridge Rd                            Newbury                         CN
Block 10 Rue Louis Lkr                  Martigues                       FR
Bp 46 Route Nationale                   Bavay                           FR
Le Petite Montagne 1 A                  Evry Cedex                      FR
Caleada Olimpica No 15                  Guadalajara                     MX
1715 Platon Sanchez St                  Monterrey N.L.                  MX
                                        Monterrey                       MX
                                        Tampico                         MX
                                        Mochis,                         MX
                                        Torreon                         MX
                                        Coatzacoalcos                   MX
                                        Cordoba                         MX
                                        Irapuato                        MX
95 Akerley Blvd Unit L                  Dartmouth                       NS

3146 Lenworth Dr                        Mississauga                     ON
Industriestrasse 26-28                  Zurich                          SZ
Hans-Sockler Str. 32                    6080 Gross                      WG
Scheffelstrase 73                       Dusseldorf                      WG
Duissurger Strasse 3                    4040 Gross                      WG


                                                              SCHEDULE III

                                                                     SCHEDULE IV





                                               TAXES





                                            See Attached.

                                   COLTEC INDUSTRIES INC, ET AL.
                             DEFICIENCIES ASSERTED AND PENDING AUDITS
                                          AS OF 12/23/93

SECTION 1 - INCOME & FRANCHISE TAXES


Federal
- -------
                                                         Outstanding
                                                         Waiver
Company and                        Deficiency            Expiration
Type of Tax - Audit Period   Tax   Int.,Etc.   Total     Dates         Comments
- --------------------------   ---   ---------   -----     -----------  ----------------

Coltec Holdings Inc &
Subsidiaries
- ------------

    Income 1990                                          12/31/94     Audit in Progress

                                       2


           1991-1992                                                  Audit in Progress


Coltec Industries Inc &
Subsidiaries
- -----------------------

    Income 4/1/92-12/31/92                                            Audit in Progress


Walbar Canada Inc.
- ------------------

    Federal Income 1992                                               Audit of Research Credit
                                                                      in Progress

    Ontario Inc/Cap 1988-1991                                         Audit in Progress





                                   COLTEC INDUSTRIES INC, ET AL.
                             DEFICIENCIES ASSERTED AND PENDING AUDITS
                                          AS OF 12/23/93


State & Local Income & Franchise
- --------------------------------

                                                                      Outstanding
                                                                      Waiver

                                       3


 Company         Type of               Audit                                      Expiration
and State        Tax      Period       Tax        Int.,Etc.   Total     Dates      Comments
- ---------        -----    ------       -------    ---------   -------   -------   ------------

Coltec Industries Inc
- ---------------------

Alabama          Income   1990-92
                 Fran.    1991-93      $27,121    $15,580     $42,701             Proposed Audit
                                                                                  Findings Under
                                                                                  Review
                 Fee      1991-93          390        309         699
                                        ------     ------      ------
                          Total         27,511     15,889      43,400
                                        ======     ======      ======
Alabama          Fran.    1993                                                    Preliminary
                                                                                  Contact with State

California       Income   1988                                                    Audit in Progress

Connecticut      Income   1989-91                                       6/30/94   Audit in Progress

Georgia          Income   1990-92                                                 Audit in Progress

Illinois         Income   12/31/88-90               2,819       2,819             Administration
                                                    =====       =====             Resolution Pending

Illinois         Income   3/31/92      117,399     68,534     185,933             Administration
                                       =======     ======     =======

                                       4


                                                                                  Resolution Pending

Illinois         Income   12/31/92        418         44       462                Administration
                                       ======     ======    ======                Resolution Pending

Indiana(1)       Income   1987-89      14,331     11,622    25,953                Administration
                                       ======     ======    ======                Resolution Pending

Indiana(1)       Income   3/31/92                  1,961     1,961                Administration
                                                  ======    ======                Resolution Pending

Massachusetts(2) Excise   1989-91      83,108                           3/31/94   Proposed Audit
                                       ======                                     Findings
                                                                                  Under Review

New Hampshire    Income   1990-92                                                 Administration
                                                                                  Resolution Pending

New York State   Fran.    1/1-6/10/88
                           -12/31/90                                    3/31/94   Audit in Progress

New York City    Income   1986-87      (10,248)   (7,075)     (17,323)            Awaiting Refund
                          6/10/88      ========   =======     ========
                          12/31/88

                                       5


(1)  Audit also includes Garlock Inc., Delavan Inc. & Stemco Inc.
(2)  Audit also includes Walbar Inc & Anchor Packing Co.

                                       6

                                    COLTEC INDUSTRIES INC, ET AL.
                              DEFICIENCIES ASSERTED AND PENDING AUDITS
                                           AS OF 12/23/93


STATE & LOCAL INCOME & FRANCHISE
- --------------------------------

                                                                     Outstanding
                                                                     Waiver
 Company       Type of     Audit                                     Expiration
and State      Tax        Period       Tax        Int.,Etc.  Total    Dates         Comments
- ---------      -------    ------       ---        ---------  -----   -----------   --------

Pennsylvania   Fran.      1990                                                    Administration
                                                                                  Resolution Pending

So.Carolina(1) Lic.       1991-92      23,321      5,022    28,343                Audit Findings under
                                                                                  review
               Income     1990-91         982        303     1,285
                                       ------     ------    ------

               Total                   24,303      5,325    29,628
                                       ======     ======    ======

Utah           Income     1985-91         484        414       898                Audit Findings under
                                                                                  review

Virginia       Bus. Lic.  1989-92                                                 Administration

                                       7


                                                                                  Resolution Pending

Colt Industries Operating Corp
- ------------------------------
California(3)  Fran.      1983-87     (120,466)                       12/31/93    Awaiting Final
                                      =========                                   Auditor's Workpapers

Colorado(2)    Income     1979-85         3,968    (1,429)    2,539               Administration
                                      =========    =======   ======               Resolution Pending

Michigan       SBT        1985          19,980                                    Awaiting Assessment
                                      ========


Garlock Inc
- -----------

Georgia        Income     1990-92                                                 Awaiting Final
                                                                                  Workpapers

Florida        Inc. Exc.  1988-91                                                 Audit in Progress

               Intang.    1988-92

                                       8


Iowa           Income     1981-91                                                 Administration
                                                                                  Resolution Pending

New Jersey     Income     1991           3,167      1,800      4,967              Administration
                                       ========   ========   ========             Resolution Pending

New York       Fran.      1988-90                                      7/31/94    Audit in Progress

Pennsylvania   Income     1987         530,098    221,595    751,693              Court Appeal Pending
                                       ========   ========   ========

Pennsylvania   Income     1989         (11,368)                                   Administration
                                       ========                                   Resolution Pending

Pennsylvania   Inc./Fran. 1990           9,025                 9,025              Administration
                                       ========              ========             Resolution Pending

(1)  Audit also includes Delavan Inc.
(2)  Audit also includes Crucible Inc & Garlock Inc.
(3)  Audit also includes all domestic and foreign subs.


                                      COLTEC INDUSTRIES INC, ET AL.
                                DEFICIENCIES ASSERTED AND PENDING AUDITS
                                             AS OF 12/23/93


                                                                      Outstanding
                                                                      Waiver
 Company       Type of     Audit                                      Expiration
and  State      Tax       Period       Tax        Int.,Etc.   Total     Dates        Comments
- ----------     -------    ------      -----      ----------   -----   -------------  --------

Stemco Inc
- ----------
New Jersey     Income     last 5 yrs.                                                Administration
                                                                                     Resolution Pending

Texas          Fran.      last 4 yrs.                                                Awaiting Commencement
                                                                                     of Audit

Wisconsin      Income                                                                Administration
                                                                                     Resolution Pending



Garlock Bearings
- ----------------
Michigan       SBT        1989-92                                                    Matter under review



Anchor Packing Inc
- ------------------

                                       10


Georgia        Income     1990-92                                                    Awaiting Final
                                                                                     Workpapers


                                      COLTEC INDUSTRIES INC, ET AL.
                                DEFICIENCIES ASSERTED AND PENDING AUDITS
                                             AS OF 12/23/93



                                                                                          Outstanding
                                                                                          Waiver
 Company                                     Audit                                        Expiration
and Division                       State     Period       Tax       Int.,Etc.   Total      Dates        Comments
- ------------                       -----     ------      -----     ----------  -------    -----------   --------

SECTION 2 - Sales & Use Tax Audits

Coltec Industries Inc
- ---------------------

Central Moloney                    Florida    7/1/90-                                                   Audit to start
                                              6/30/93                                                   shortly

Central Moloney                    Kansas     9/1/88-                                                   Awaiting Audit
                                              8/31/93                                                   Workpapers

Fairbanks Morse                    Calif.     10/1/90-
                                              9/30/93                                      4/30/94      Audit in
                                                                                                        Progress

                                       11



Manasco                            Calif.     10/1/89-     41,316   10,889      52,205    1/31/94       Administration
 Aerosystem                                   9/30/92                                                   Resolution

Pending

Sterling Die                       Calif.     10/1/90-                                                  Awaiting Audit
                                              9/30/93                                                   Workpapers

Haber                              Mich.      1991-1993                                                 Audit to start
                                                                                                        shortly

Quincy Compressor                  Mich.      1/1/90-                                                   Audit in
                                              7/31/93                                                   Progress

Quincy Compressor                  NYS        6/1/90-                                                   Audit in
                                              5/31/93                                                   Progress

Various                            Texas      7/1/90-                                                   Audit in
                                              6/30/93                                                   Progress

ANCHOR PACKING COMPANY

Gross Receipts                     Calif.     1992
 Tax                               San Fran                 2,971       545       3,516                 Administration


                                                                                                        Resolution
                                                                                                        Pending

Delavan Delta Inc                  Tenn.      1/1/90-                                                   Audit in
- -----------------                             10/31/93                                                  Progress

Garlock Inc
- -----------
Mech. Pkg.                         NY         3/1/89-    (550,720)                        9/20/94       Audit in
                                              2/29/92                                                   Progress

                                              12/1/89-
                                              2/28/93                                                   Audit to start
                                                                                                        shortly

Ortman Fl. Power                  Ind.        Last 3 yrs.                                               Audit in
                                                                                                        Progress

Stemco Inc
- ----------
All Div's                         Mass.                                                                 Administration
                                                                                                        Resolution
                                                                                                        Pending

                                       13


Longview                           Texas      3/1/89-      51,416   14,868      66,284                  Administration
                                              2/29/92    --------  -------     -------                  Resolution
                                                         --------  -------     -------                  Pending

                                       14

                                                                   SCHEDULE V


                                                SUBSIDIARIES
                                                ------------

                                                                    PERCENT
NAME OF SUBSIDIARY                  DIRECT OWNER                   OWNERSHIP
- ------------------                  ------------                   ---------

 1.  CII HOLDINGS INC               COLTEC INDUSTRIES INC            100

 2.  COLTEC INTERNATIONAL INC(*)    COLTEC INDUSTRIES INC            100

 3.  COLTEC INTERNATIONAL, INC.     COLTEC INDUSTRIES INC            100

 4.  DELAVAN INC                    COLTEC INDUSTRIES INC            100

 5.  DELAVAN-DELTA, INC.            DELAVAN INC                      100

 6.  DELAVAN LIMITED                DELAVAN-DELTA, INC.              100

 7.  WALBAR INC                     DELAVAN INC                      100

 8.  WALBAR CANADA INC.             WALBAR INC                       100

 9.  GARLOCK INC                    COLTEC INDUSTRIES INC            100

10.  GARLOCK BEARINGS INC           GARLOCK INC                       80

11.  GARLOCK DE MEXICO,             GARLOCK INC                       65.7
       S.A. DE C.V.



12.  GARLOCK OF CANADA LTD.         GARLOCK INC                      100

13.  GARLOCK OVERSEAS               GARLOCK INC                      100
       CORPORATION

14.  GARLOCK INTERNATIONAL INC      GARLOCK OVERSEAS CORPORATION     100

15.  GARLOCK A.G.                   GARLOCK OVERSEAS CORPORATION     100

16.  GARLOCK GmbH                   GARLOCK OVERSEAS CORPORATION     100

17.  STEMCO TRUCK PRODUCTS          GARLOCK OVERSEAS CORPORATION     100
       PTY. LIMITED

18.  GARLOCK PTY. LIMITED           GARLOCK INC                       80

19.  GARLOCK S.A.                   GARLOCK INC                      100

- ---------------------

* As of the Restatement Effective Date, only telephone confirmation has been obtained that this Subsidiary is in existence. Confirmation from Barbados to follow.


                                                SUBSIDIARIES
                                                ------------


20.  LOUIS MULAS SUCS,              GARLOCK INC                          65.7
       S.A. DE C.V.

21.  STEMCO INC                     GARLOCK INC                         100

22.  GARLOCK (GREAT BRITAIN)        GARLOCK INC                         100
       LIMITED

23.  THE ANCHOR PACKING COMPANY     GARLOCK INC                         100

24.  MENASCO AEROSPACE LTD.         CII HOLDINGS INC                    100

25.  PENNSYLVANIA COAL &            COLTEC INDUSTRIES INC               100
       COKE CORPORATION

26.  COLTEC TECHNICAL               COLTEC INDUSTRIES INC               100
       SERVICES INC

27.  APOLLO INSURANCE COMPANY       COLTEC INDUSTRIES INC               100


                                       4


28.  SALT LICK RAILROAD             COLTEC INDUSTRIES INC               100
       COMPANY

29.  DELAVAN EUROPEAN MARKETING     DELAVAN LIMITED                     100
       COMPANY LIMITED

30.  LIARD S.A.                     GARLOCK GmbH                        100

31.  M A AVIOTEC LTEE               MENASCO AEROSPACE LTD.              100

32.  COLTEC HOLDINGS INC.           COLTEC INDUSTRIES INC               100

33.  DELAVAN WATSON LTD.            DELAVAN LIMITED                     100

34.  H.T. WATSON LIMITED            DELAVAN LIMITED                     100

35.  SPRAY FABRICATIONS LTD.        DELAVAN LIMITED                     100

                                                                  SCHEDULE VI

                                     EXISTING INDEBTEDNESS

                                             Amount

                                          Outstanding
                                          -----------

                   Instruments or Agreements
                   -------------------------

A.   Coltec Industries Inc
     ---------------------

     1.  Indenture, dated as of April 1, 1992, between Coltec Industries Inc and United States Trust Company of New York, as Trustee, providing for the issuance of the $200,000,000 principal amount 9-3/4% Senior
         Notes due 2000.                                                                 200,000,000

     2.  Indenture, dated as of April 1, 1992, between Coltec Industries Inc and Norwest Bank, Minnesota, National Association, as Trustee,
         providing for the issuance of the $250,000,000 principal amount
         10-1/4% Senior Subordinated Notes due 2002.                                     250,000,000

     3.  Indenture, dated October 26, 1992, between Coltec Industries Inc and
         United States Trust Company of New York, as Trustee, providing for the issuance of the $150,000,000 principal amount 9-3/4% Senior
         Notes due 1999.                                                                 150,000,000


     4.  Indenture, dated as of December 1, 1985, from Colt Industries Inc to
         Mellon Bank, N.A. *providing for the issuance of Senior Securities in
         Series pursuant to which the $150,000,000 principal amount 11-1/4%
         Debentures due December 1, 2015, were issued.                                   91,625,000

     5.  Indenture of Trust, dated as of September 15, 1980, between
         Development Authority of Bremen (Georgia) and Mellon Bank, N.A., as
         Trustee providing for the issuance of the $1,550,000 principal amount
         Industrial Development Revenue Bonds (Colt Industries Inc Project)
         Series 1980 and Lease Agreement, dated as of September 15, 1980, between Development Authority and Colt Industries Inc providing for the lease to Colt of the Project, which Bonds were defeased pursuant to the Escrow Deposit Agreement, dated as of April 18, 1984, between
         the Development Authority and Mellon.                                           $1,550,000 (defeased)

*The Bank of New York appointed successor trustee May 10, 1991.




     6.  Indenture of Trust, dated as of August 1, 1993, between City of
         Bowling Green, Kentucky and The Bank of New York, as Trustee,
         providing for the issuance of $1 Million Industrial Development
         Revenue Refunding Bonds (Coltec Industries Inc Project) Series 1993
         and the Lease, dated as of August 1, 1993, between the City and
         Coltec Industries Inc leasing the Project to Coltec.                            1,000,000

     7.  Indenture of Trust, dated as of September 15, 1980, between
         Industrial Development Board of the City of Paris, Tennessee and
         Mellon Bank, N.A., as Trustee providing for the issuance of $1
         Million Industrial Development Revenue Bonds (Colt Industries Inc
         Project) Series 1980 and the Lease dated as of September 15, 1980, between the City and Colt Industries Inc leasing the Project to
         Colt.                                                                           1,000,000

     8.  Indenture of Trust, dated as of August 1, 1993, between The
         Industrial Development Board of the City

                                       3


           of Bay Minette (Alabama) and The Bank of New York, as Trustee
           providing for the issuance of $6,055,000 Industrial Development
           Revenue Refunding Bonds (Coltec Industries Inc Project) Series 1993
           and the Lease, dated as of August 1, 1993, between the Board and
           Coltec Industries Inc leasing the Project to Coltec.                          6,055,000

     9.    Indenture of Trust, dated as of August 1, 1993, between City of
           Quincy, Adams County, Illinois and The Bank of New York, as
           Trustee, providing for the issuance of $2,500,000 Industrial
           Development Revenue Refunding Bonds (Coltec Industries Inc Project)
           Series 1993 and the Lease, dated as of August 1, 1993, between the
           City and Coltec Industries Inc leasing the Project to Coltec.                 $2,500,000


                                       Existing Indebtedness
                                       ---------------------


     10.   Indenture of Trust, dated as of August 1, 1993, between County of
           Winnebago, Illinois and The Bank of New York, as Trustee, providing for the issuance of $2,500,000 Industrial Development Revenue
           Refunding Bonds (Coltec Industries Inc Project) Series 1993 and the
           Lease, dated as of August 1, 1993, between the County and Coltec
           Industries Inc leasing the Project to Coltec.                                 2,500,000

     11.   Indenture of Trust, dated as of August 1, 1993, between City of
           Pine Bluff, Arkansas and The Bank of New York, as Trustee,
           providing for the issuance of $3,000,000 Industrial Development
           Revenue Refunding Bonds (Coltec Industries Project) Series 1993 and
           the Lease, dated as of August 1, 1993, between the City and Coltec
           Industries Inc leasing the Project to Coltec.                                 3,000,000

     12.   Lease, as amended by Amendment to Lease, each dated as of September
           1, 1973, between Chicago Title and

                                       4


           Trust Company, as Trustee, and Colt Industries Inc covering the lease of certain plant facilities in Quincy, Illinois for a term ending on April 15, 1999 at a total rent of $5,105,859.16, payable in monthly installments of $16,617.26 with a finalmonthly payment
           of $4,360.34                                                                  848,000

     13.   Leases, dated February 19, 1954, as amended and January 14, 1957, as consolidated by Consolidated Lease, dated April 1, 1964 and as amended by Amendment to Consolidated Lease, dated as of July 1,
           1968, between Woodmen of The World Life Insurance Society and
           Central Transformer Corp., covering certain industrial property in
           Pine Bluff, Arkansas for a term ending on June 1, 1988, subject to renewal for one renewal term of five years and eight months and two
           renewal terms of 10 years each.                                               $717,000


                                       Existing Indebtedness
                                       ---------------------


B.   Menasco Aerospace Ltd.
     ----------------------

     14.   Canadian Government Agreement between Her Majesty the Queen in right of Canada and Menasco Aerospace Ltd. providing financial
           assistance.                                                                   14,663,000

C.   Walbar of Canada Inc
     --------------------

     15.   Capital Assistance Agreement, dated March 13, 1985, between the
           Government of Canada, acting through the Minister of Supply and
           Services and Walbar of Canada Inc providing for the financing by the Government of certain manufacturing equipment used by Walbar in the amount of $3 Million payable in equal yearly installments of
           $500,000 each commencing March 31, 1991 and ending March 31, 1996.            1,277,000

D.   Debt Guaranteed by Coltec Industries Inc
     ----------------------------------------



     16.   Guarantee Agreement, dated December 1, 1985, between Colt
           Industries Inc and Chase Manhattan Bank, N.A. by which Colt guaranteed the obligations of Crucible under the Loan Agreement, dated December 1, 1985, between Crucible and Chase, providing for a secured term loan to Crucible as amended by Amendment No. 1 to
           Guarantee Agreement, dated as of September 30, 1986, and secured by the Pledge and Assignment Agreement, dated as of September 30,
           1986, between Colt and Chase.  Amendment No. 2 dated as of
           September 24, 1987 to Guarantee Agreement.  Consent and
           Acknowledgment dated November 13, 1991 to Norwest Bank,Minnesota
           National Association.                                                         1,875,000

     17.   Guarantee Agreement, dated December 1, 1985, between Colt and
           Mellon Bank, N.A. by which Colt guaranteed the obligations of Crucible under the Secured Term Loan Agreement, dated as of December 1, 1985, between Crucible and Mellon, providing for a secured term loan to Crucible as amended

                                       Existing Indebtedness
                                       ---------------------


           by Amendment No. 1 to Guarantee Agreement, dated as of September
           29, 1986, and secured by the Assignment, Pledge and Security
           Agreement, dated as of September 29, 1986.  Amendment No. 1 dated
           September 24, 1987 to Assignment, Pledge and Security Agreement.
           Amendment No. 2 dated September 24, 1987 to Guarantee Agreement.              $1,000,000

     18. Contingent liability for lease payments relating to the following industrial revenue bonds assumed by others.

           a. 9-7/8% Pollution Control Revenue bonds issued under the Indenture of Trust between Onondaga County Industrial Development
           Agency (Onondaga County, New York) and Mellon Bank, N.A. ("Mellon") and Lease Agreement between the Agency and Colt Industries

                                       6


           Inc. ("Colt"), each dated as of September 15, 1980, assigned to
           Crucible Materials Corporation ("CMC") by Assignment of Lease
           Agreement, dated as of December 19, 1985.                                     2,575,000*

           b.  9-7/8% Industrial Development Revenue Bonds issued under the
           Indenture of Trust between the City of Elizabethtown, Kentucky and
           Mellon and Lease Agreement between the City and Colt, each dated as of September 15, 1980, assigned to CMC by Assignment of Lease
           Agreement, dated as of December 19, 1985.                                     5,800,000*

           c.  9-7/8% Industrial Development Revenue Bonds issued under the
           Indenture of Trust between the Industrial Development Board of the
           City of Huntsville (Alabama) and Mellon; the Lease Agreement
           between the Board and Colt; and the Sublease between Colt and
           Crucible Center Company, each dated as of September 15, 1980,
           assigned to CMC by Assignment of Sublease dated October 3, 1983.              575,000*

*Assumed Debt

                                       Existing Indebtedness
                                       ---------------------


           d.  7-1/4% Pollution Control Revenue Bonds issued under the Trust
           Indenture between Onondaga County Industrial Development Agency
           (Onondaga County, New York) and Mellon and the Amendatory and
           Restated Lease Agreement between the Agency and Colt, each dated as of June 1, 1978, assigned to CMC by Assignment of Lease Agreement,
           dated as of December 19, 1985.                                                $5,215,000*

           e. 7-1/4% Industrial Development Refunding Revenue Bonds issued under the Trust Indenture between the Allegheny County Industrial
           Development Authority and Mellon and the Amendatory and Restated
           Lease Agreement between the Authority and Colt, each dated as of June

                                       7


           1, 1978, assigned to CMC by Assignment of Lease Agreement, dated as
           of December 19, 1985.                                                         1,000,000*

           f.  7% Pollution Control Revenue Bonds issued under the Trust
           Indenture between Beaver County Industrial Development Authority and Mellon **and the Agreement of Sale between the Authority and
           Colt, each dated as of June 1, 1978, assigned to KGD Corporation, a subsidiary of The LTV Corporation pursuant to an Assignment of
           Lease Agreement, dated February 23, 1983.                                     11,975,000*





*Assumed Debt

- ------------------------------

                          ** Union National Bank of Pittsburgh appointed

                              successor trustee November 28, 1989.

SCHEDULE VII
- ------------



                                    INSURANCE
                                    ---------



                                   See attached.

                                                                   SCHEDULE VIII


                                          EXISTING LIENS


[Permitted Filings under and as defined in the respective Security Agreements, but only to the respective dates, if any, set forth on Annex A to each Security Agreement.]

                                                                     SCHEDULE IX



                                          BANK ADDRESSES



CREDIT LYONNAIS NEW YORK BRANCH
1301 Avenue of the Americas
18th Floor
New York, New York 10019
Tel: (212) 261-7000
Fax: (212) 459-3170
      Attn:  Mark Campellone
              Andrea Griffis

THE INDUSTRIAL BANK OF JAPAN, LIMITED
      NEW YORK BRANCH
245 Park Avenue
New York, New York 10167-0037
Tel: (212) 557-3500
Fax: (212) 692-9075
      Attn:  Hiroshi Masaki

BANK OF MONTREAL
430 Park Avenue
16th Floor
New York, New York 10022
Tel: (212) 758-6300
Fax: (212) 605-1455
      Attn:  Glen A. Pole

THE BANK OF NOVA SCOTIA
1 Liberty Plaza

26th Floor
New York, New York 10006
Tel: (212) 225-5000
Fax: (212) 225-5090
      Attn:  Alan Reiter

44 King Street West
Toronto, Ontario  M5H 1H1
Tel: (416) 866-6161
Fax: (416) 866-3770
      Attn: Alex Bertoluzzi




ABN AMRO BANK N.V.
500 Park Avenue
2nd Floor
New York, New York  10022
Tel: (212) 446-4135
Fax: (212) 832-7129
      Attn:  Denise Gallagher
              Nancy Watkins

ARAB BANKING CORPORATION
245 Park Avenue, 31st Floor
New York, New York  10167
Tel: (212) 850-0665
Fax: (212) 599-8385
      Attn:  Louise Bilbro

BANK OF IRELAND
640 Fifth Avenue
New York, New York  10019
Tel: (212) 397-1733
Fax: (212) 586-7752
      Attn:  Randolph Ross

THE BANK OF NEW YORK
1 Wall Street
New York, New York  10286
Tel: (212) 635-1315
Fax: (212) 635-1480
      Attn:  William Kerr
              Arturo de Pena

BANK OF SCOTLAND
380 Madison Avenue
New York, New York  10017
Tel: (212) 490-8030
Fax: (212) 557-9460
      Attn:  J.S. Dykes

THE BANK OF TOKYO TRUST
National Banking Department
100 Broadway
12th Floor
New York, New York  10005
Tel: (212) 782-4000
Fax: (212) 227-1234
      Attn:  Adane Dessi
              Neal Hoffson

BANQUE FRANCAISE DU COMMERCE EXTERIEUR
645 Fifth Avenue
20th Floor
New York, New York  10022
Tel: (212) 872-5000
Fax: (212) 872-5045
      Attn:  David Kopp

BANQUE PARIBAS
787 Seventh Avenue, 32nd Floor
New York, New York  10019
Tel: (212) 841-2000
Fax: (212) 841-2333
      Attn:  Richard Burrows
              Steve Kelly

CIBC, INC.
425 Lexington Avenue

New York, New York  10017
Tel: (212) 856-4000
Fax:
      Attn:  Tim Doyle

COMERICA BANK
500 Woodward Avenue
Detroit, Michigan  48226-3280
Tel: (313) 222-6122
Fax: (313) 222-3330
      Attn:  Martin Ellis

CONTINENTAL BANK, N.A.
520 Madison Avenue, 3rd Floor
New York, New York  10022
Tel: (212) 605-2940
Fax: (212) 688-2905
      Attn: Herman Dodson

231 South LaSalle Street
Chicago, Illinois  60697
Tel: (212) 828-7299
Fax: (212) 828-5140
      Attn: David Graham

THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED,
       NEW YORK BRANCH

1 Liberty Plaza
New York, New York  10006
Tel: (212) 335-4400
Fax: (212) 692-9075
      Attn: Shunko Uchida
             Jay Shankar

THE NIPPON CREDIT BANK, LTD.,
      NEW YORK BRANCH
245 Park Avenue
30th Floor
New York, New York  10167
Tel: (212) 984-1256
Fax: (212) 490-3895
      Attn:  Ron Fisher

SOCIETY NATIONAL BANK
127 Public Square
Cleveland, Ohio  44114-1306
Tel: (216) 689-3553
Fax: (216) 689-4981
      Attn:  Peter Moore

THE SUMITOMO BANK, LIMITED
One World Trade Center
Suite 9651
New York, New York  10048
Tel: (212) 553-1864
Fax: (212) 524-0612
      Attn:  Jeff Tonner

                                                      SCHEDULE X
                                                      ----------



                           RESTRICTIONS ON SUBSIDIARIES
                           ----------------------------



                                   None

                                                                       EXHIBIT A



                                         NOTICE OF BORROWING


                                                                        [Date]


Bankers Trust Company, as
  Administrative Agent for
  the Banks party to the
  Credit Agreement referred
  to below
280 Park Avenue
New York, New York 10017

Attention:

Gentlemen:

            The undersigned, Coltec Industries Inc (the "Company"), refers to the Credit Agreement, dated as of March 24, 1992 and amended and restated as of January 11, 1994 (as amended from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the Company, certain Banks from time to time party thereto, the Co-Agents and you, as Administrative Agent for such Banks, and hereby gives you notice, irrevocably, pursuant to Section 1.03 of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 1.03 of the Credit
Agreement:

            (i)  The Business Day of the Proposed Borrowing is _________,
      19__.1

          (ii) The aggregate principal amount of the Proposed Borrowing is $___________.

         (iii) The Revolving Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [Eurodollar Rate Loans].2

         [(iv) The initial Interest Period for the Proposed Borrowing is ___ months.]3

           (v) As of the date of the Proposed Borrowing, the aggregate amount of Non-Facility Letter of Credit Outstandings shall equal $________.

            The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed
Borrowing:

            (A) the representations and warranties contained in the Credit Agreement and the other Credit Documents are and will be true and correct in all material respects, before and after

1/   Shall be a Business Day at least two Business Days in the case of Base
Rate Loans and three Business Days in the case of Eurodollar Rate Loans, in each case, after the date hereof.

2/   No more than on Borrowing of Eurodollar Rate Loans may be incurred prior to the earlier of (x) the 60th after the Restatement Effective Date and (y) the Syndication Date (which Borrowing of Eurodollar Rate Loans must be made on the Restatement Effective Date and which may be maintained as a single Borrowing of Eurodollar Rate Loans).

3/   To be included for a Proposed Borrowing of Eurodollar Rate Loans.  Prior
to the earlier of (x) the 60th day after the Restatement Effective Date and
(y) the Syndication Date, the Interest Period for Eurodollar Rate Loans must be one month.

      giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, unless such representation or warranty expressly indicates that it is being made as of any other specific date (in which case such representation or warranty shall have been true and correct in all material respects as of such specific date); and

            (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

                              Very truly yours,

                              COLTEC INDUSTRIES INC



                              By____________________________
                                Title:

THIS NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFER AND ASSIGNMENT AS PROVIDED IN SECTION 13.04 OF THE CREDIT AGREEMENT.

                                                                    EXHIBIT B-1



                                           REVOLVING NOTE


$________________                                            New York, New York
                                                             ____________, _____


            FOR VALUE RECEIVED, COLTEC INDUSTRIES INC, a Pennsylvania corporation (the "Borrower"), hereby promises to pay to the order of _________________________ (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of Bankers Trust Company (the "Administrative Agent") located at One Bankers Trust Plaza, New York, New York 10006 on the Final Maturity Date (as defined in the Agreement referred to below) the principal sum of _______________ DOLLARS or, if less, the then unpaid principal amount of all Revolving Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

            The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement referred to below.

            This Note is one of the Revolving Notes referred to in the Credit Agreement, dated as of March 24, 1992 and amended and restated as of January 11, 1994, among the Borrower, the financial institutions from time to time party thereto (including the Bank), the Co-Agents and Bankers Trust Company, as Administrative Agent (as from time to time in effect, the "Agreement") and is entitled to the benefits thereof. This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Agreement and the Subsidiaries Guaranty (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Final Maturity Date, in whole or in part.

                                                                   EXHIBIT B-1
                                                                        PAGE 2

            In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

            The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.


            THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.


                              COLTEC INDUSTRIES INC



                              By_____________________________
                                Title:

THIS NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFER AND ASSIGNMENT AS PROVIDED IN SECTION 13.04 OF THE CREDIT AGREEMENT.

                                                                   EXHIBIT B-2


                                           SWINGLINE NOTE


$_________                                                   New York, New York
                                                            ____________, _____


            FOR VALUE RECEIVED, COLTEC INDUSTRIES INC, a Pennsylvania corporation (the "Borrower"), hereby promises to pay to the order of BANKERS TRUST COMPANY (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of Bankers Trust Company (the "Administrative Agent") located at One Bankers Trust Plaza, New York, New York 10006 on the Swingline Expiry Date (as defined in the Agreement referred to below) the principal sum of ____________________ DOLLARS or, if less, the then unpaid principal amount of all Swingline Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

            The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

            This Note is the Swingline Note referred to in the Credit Agreement, dated as of March 24, 1992 and amended and restated as of January 11, 1994, among the Borrower, the financial institutions from time to time party thereto (including the Bank), the Co-Agents and Bankers Trust Company, as Administrative Agent (as from time to time in effect, the "Agreement") and is entitled to the benefits thereof. This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Agreement and the Subsidiaries Guaranty (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Swingline Expiry Date, in whole or in part.

            In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

            The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.


            THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.


                              COLTEC INDUSTRIES INC


                              By_____________________________
                                Title:

                                                                     EXHIBIT C


                                      LETTER OF CREDIT REQUEST


No.   (1) Dated       (2)
   ------       ---------

Bankers Trust Company, as Administrative
   Agent under the Credit Agreement
   (the "Credit Agreement"), dated as of
   March 24, 1992 and amended and restated
   as of January 11, 1994, among Coltec
   Industries Inc, the financial    institu-
   tions from time to time party    thereto,
   the Co-Agents and Bankers Trust Company, as Administrative Agent
   One Bankers Trust Plaza
   New York, New York 10006

[Name and Address of Proposed
Issuing Bank]

Dear Sirs:

            We hereby request that [name of proposed Issuing Bank], in its individual capacity, issue a [Trade] [Standby] Letter of Credit for the
account of the undersigned on       (3)      (the "Date of Issuance") in the
                              --------------
aggregate stated amount of       (4)      .
                           ---------------

            For purposes of this Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meaning provided therein.




- -----------------------------
(1)   Letter of Credit Request Number.
(2)   Date of Letter of Credit Request.
(3) Date of Issuance which shall be at least 10 Business Days from the date hereof.
(4)   Aggregate initial stated amount of Letter of Credit.

            The beneficiary of the requested Letter of Credit will be
(5)      , and such Letter of Credit will be in support of       (6)
- ---------                                                  ----------
and will have a stated expiration date of       (7)      .
                                          ---------------

            As of the Date of Issuance, after giving effect to the issuance of the Letter of Credit requested hereby, (i) the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the Letter of Credit requested hereby) will equal $___________ (such amount, the "Current L/C Outstandings"), (ii) the Non-Facility Letter of Credit Outstandings (exclusive of Non-Facility Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the Letter of Credit requested hereby) will equal $________ (such amount, the "Current Non-Facility Outstandings"), and (iii) the sum of (x) the Current L/C Outstandings and (y) the Non-Facility Letter of Credit Outstandings does not exceed either (A) $100,000,000 or (B) when added to the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding, an amount equal to the Total Commitment then in effect (after giving effect to any reductions to the Total Commitment on the Date of Issuance of the Letter of Credit requested hereby). Notwithstanding anything to the contrary contained herein, we hereby acknowledge that as of the Date of Issuance, the Issuing Bank has the right to reduce the amount of the Letter of Credit issued pursuant to this Letter of Credit Request, so that after giving effect to the issuance of the Letter of Credit requested hereby, the sum of (x) the Current L/C Outstandings and (y) the Non-Facility Letter of Credit Outstandings may not exceed, when added to the aggregate principal amount of all Revolving Loans made by Non-Defaulting Banks and Swingline Loans then outstanding, an amount equal to the Adjusted Total Commitment then in effect (after giving effect to any reductions to the Adjusted Total Commitment on the Date of Issuance of the Letter of Credit requested hereby).

- ----------------------------------------
(5)   Insert name and address of beneficiary.
(6) Insert description of L/C Supportable Indebtedness and describe obligation to which it relates in the case of Standby Letters of Credit and a description of the commercial transaction which is being supported in the case of Trade Letters of Credit.
(7) Insert last date upon which drafts may be presented which, in the case of Standby Letters of Credit may not be later than 12 months after the Date of Issuance (although such letter of Credit may be renewable for successive periods of up to 12 months) or beyond the Final Maturity Date, and in the case of Trade Letters of Credit may not be later than 180 days after the Date of Issuance or beyond the Final Maturity Date.

            We hereby certify that:

            (1) The representations and warranties contained in the Credit Agreement and the other Credit Documents will be true and correct in all material respects, before and after giving effect to the issuance of the Letter of Credit requested hereby, on the Date of Issuance, unless such representation or warranty expressly indicates that it is being made as of any other date (in which case such representation or warranty shall have been true and correct in all material respects as of such specific date).

            (2) No Default or Event of Default has occurred and is continuing nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Default or Event of Default occur.

            Copies of all documentation with respect to the supported transaction are attached hereto.

                              COLTEC INDUSTRIES INC



                              By_____________________________
                                Title:

                                                         January 11, 1994


To each of the Co-Agents and the
Banks listed on Schedule A hereto
and to Bankers Trust Company, as
Administrative Agent


                                          COLTEC INDUSTRIES INC

Ladies and Gentlemen:

           This opinion is furnished to you pursuant to Section 5.03(i) of the Credit Agreement dated as of March 24, 1992 and amended and restated as of January 11, 1994 (the "CREDIT AGREEMENT") among Coltec Industries Inc, a Pennsylvania corporation (the "COMPANY"), and each of you. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

           We have acted as special New York counsel to the Company in connection with the preparation, execution and delivery of the Credit Agreement and the Notes executed and delivered by the Company on the date hereof (for purposes of this opinion, the "NOTES").

           In that connection, we have examined counterparts of the Credit Agreement and each of the Notes and the other documents furnished by the Company pursuant to Section 5 of the Credit Agreement.

           In addition, we have examined the originals, or copies certified or otherwise identified to our satisfaction, of such other corporate records of the Company, certificates of officers of the Company and agreements, instruments and other documents as we have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of the Company or of its officers.

           In our examination of the documents referred to above, we have assumed (a) the due execution and delivery, pursuant to due authorization, of each of the documents referred to above by all parties thereto, (b) the authenticity of all such documents submitted to us as originals and (c) the conformity to originals of all such documents submitted to us as copies. In addition, we have assumed, without independent investigation, that (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full power and authority to execute, deliver and perform the Credit Agreement and each of the Notes, (ii) the execution, delivery and performance by the Company of the Credit Agreement and each of the Notes do not contravene the certificate of incorporation or bylaws of the Company or violate any law, rule or regulation of the jurisdiction of incorporation of the Company, (iii) no authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body of the jurisdiction of incorporation of the Company is required for the due execution, delivery or performance by the Company of the Credit Agreement or any of the Notes or, if any such authorization, approval, consent, action, notice or filing is required therefor, it has been duly obtained or made and is in full force and effect, and (iv) immediately prior to the occurrence of the Restatement Effective Date, the Security Agreements create valid security interests in favor of the Collateral Agent in the Security Agreement Collateral to the extent that Article 9 of the Uniform Commercial Code (the "UCC") as in effect in the State of New York is applicable to such Security Agreement Collateral and such security interests are perfected to the extent the perfection of such security interests is governed by the UCC as in effect in the State of California or New York.

           We have relied on the opinions of Anthony J. diBuono, Esq., Executive Vice President, General Counsel and Secretary of the Company, and of Messrs. Reed, Smith, Shaw and McClay, special Pennsylvania counsel to the Company, each dated the date hereof and addressed to you, as to all matters covered thereby to the extent such matters are not covered by the assumptions set forth in clauses (i) through (iii) above.

           Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the following opinion:

           1. The execution, delivery and performance by the Company of the Credit Agreement and the Notes do not (a) violate any law, rule or regulation or (b) result in the breach of, or constitute a default under, or result in the creation or imposition of any Liens upon any property or assets of the Company under, (i) the Indenture dated as of December 1, 1985 between the Company and The Bank of New York (as successor to Mellon Bank, N.A.), as trustee, (ii) the Indenture dated as of April 1, 1992 between the Company and United States Trust Company of New York, as trustee, (iii) the Indenture dated as of April 1, 1992 between the Company and Norwest Bank Minnesota, National Association, as trustee, or (iv) the Indenture dated as of October 26, 1992 between the Company and United States Trust Company of New York, as trustee.

           2. The Credit Agreement and each of the Notes are the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

           3. Upon the execution of the Credit Agreement by the Company, the Required Banks (determined immediately prior to the Restatement Effective Date and without giving effect thereto), each Continuing Bank and each New Bank, all consents needed to effect the Credit Agreement under the terms of the Original Credit Agreement will have been obtained.

           4. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

           5. Under the UCC as in effect in each of the States of New York and California, the security interests in favor of the Collateral Agent in the Security Agreement Collateral and the perfection thereof would not terminate, and the respective priorities of such security interests would not change, in each case solely as a result of the occurrence of the Restatement Effective Date.

           Our opinions set forth above are subject to the following qualifications:

           (a) Our opinion in paragraph 1 above is subject to the qualification that we have not conducted any investigation into the types of businesses and activities in which the Company and its Subsidiaries engage or into the manner in which they conduct their respective businesses and activities as would enable us to render any opinion (and, accordingly, we express no opinion) as to the applicability to the Company of any law, rule or regulation not of general applicability to business corporations.

           (b) Our opinion in paragraph 2 above is subject to the effect of general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

           (c) Our opinion in paragraph 2 above is also subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting creditors' rights generally.

           (d) Our opinion in paragraph 2 above is also subject to the qualification that we express no opinion as to Section 13.02 and, to the extent they address any of the Security Documents, Sections 13.08(a) and
     (b) of the Credit Agreement.

           (e) We express no opinion as to any of the indemnification provisions set forth in the Credit Agreement to the extent they may be violative of public policy.

           (f) Our opinions set forth above are limited to the law of the State of New York, the federal law of the United States and, solely to the extent set forth in our opinion in paragraph 5 above, the law of the State of California, and we do not express any opinion herein concerning any other law.

           This opinion is being furnished only to the addressees hereof and is solely for their benefit in connection with the Transaction. This opinion may not be relied upon for any other purpose, or relied upon by any other Person for any purpose, without our prior written consent.

                                         Very truly yours,

                                                  SCHEDULE A



CO-AGENTS


Bank of Montreal
The Bank of Nova Scotia
Credit Lyonnais New York Branch
The Industrial Bank of Japan, Limited,
  New York Branch


BANKS


Bankers Trust Company
Bank of Montreal
The Bank of Nova Scotia
Credit Lyonnais New York Branch
The Industrial Bank of Japan, Limited,
  New York Branch
The Bank of New York
CIBC, Inc.
The Long Term Credit Bank
  of Japan, Limited, New York Branch
The Nippon Credit Bank, Limited,
  New York Branch
Society National Bank
ABN AMRO Bank, N.V.
The Bank of Tokyo Trust Company
Banque Paribas
Continental Bank, N.A.

The Sumitomo Bank, Limited
Arab Banking Corp.
Bank of Ireland
Bank of Scotland
Banque Francais Exterieur
  du Commerce
Comerica Bank






                                           COLTEC INDUSTRIES INC

                                          OFFICER'S CERTIFICATE


           I, Anthony J. diBuono, the Executive Vice President, General Counsel and Secretary of Coltec Industries Inc, a Pennsylvania corporation (the "COMPANY"), understand that Shearman & Sterling, special counsel for the Company, is rendering an opinion to each of the Agents and each of the Banks that, as of January 11, 1994, are party to the Credit Agreement dated as of March 24, 1992 and amended and restated as of January 11, 1994 (the
"CREDIT AGREEMENT"; capitalized terms not otherwise defined herein have the meaning set forth therein) among the Company, the lending institutions party thereto, the Co-Agents named therein and Bankers Trust Company, as Administrative Agent, and I further understand that Shearman & Sterling is relying on this Certificate and on the statements made herein in rendering their opinion.

           With regard to the foregoing, I hereby certify, on behalf of the Company, that:

           1. The execution, delivery and performance by the Company of the Credit Agreement and the Notes will not constitute a default under any covenant, restriction or provision with respect to any financial ratio or test, or any contractual provision measured by or referring to the financial condition or results of operations, of the Company or the Company and its Subsidiaries taken as a whole, set forth in:

                 (a) the Indenture dated as of December 1, 1985 between the Company and The Bank of New York (as successor to Mellon Bank, N.A.), as trustee;

                 (b) the Indenture dated as of April 1, 1992 between the Company and United States Trust Company of New York, as trustee;

                 (c) the Indenture dated as of April 1, 1992 between the Company and Norwest Bank Minnesota, National Association, as trustee; or

                 (d) the Indenture dated as of October 26, 1992 between the Company and United States Trust Company of New York, as trustee.

           None of the Indentures referred to above has been amended since the date such Indenture became effective.



                                                     2


           2. The Company (a) is not and does not hold itself out as being engaged primarily, and does not propose to engage primarily, in the business of investing, reinvesting or trading in securities, (b) is not engaged and does not propose to be engaged in the business of issuing face-amount certificates of the installment type, has not engaged in such business at any time and does not have any such certificates outstanding and (c) is not engaged and does not propose to be engaged in the business of investing, reinvesting, owning, holding or trading in securities, and does not own or propose to acquire investment securities having a value exceeding 40% of the value of such issuer's total assets (exclusive of Government securities and cash items) on an unconsolidated basis. As used in this paragraph 2, the term "Government securities" means securities issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States, or a certificate of deposit of any of the foregoing.

           IN WITNESS WHEREOF, I have executed this Certificate on this 11th day of January, 1994.



                                         Anthony J. diBuono
                                         Executive Vice President,
                                         General Counsel and  Secretary

                                         January 11, 1994



To each of the Co-Agents and Banks
party to the Credit Agreement referred to below, and to Bankers Trust Company, as Administrative Agent

                                          COLTEC INDUSTRIES INC

Ladies and Gentlemen:

           This opinion is furnished to you pursuant to Section 5.03(i) of the Credit Agreement dated as of March 24, 1992 and amended and restated as of January 11, 1994 (the "CREDIT AGREEMENT") among Coltec Industries Inc, a Pennsylvania corporation (the "COMPANY"), and each of you. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

           I am Executive Vice President, General Counsel and Secretary of the Company, and have advised the Company and its Subsidiaries in connection with the preparation, execution and delivery of the Credit Agreement and each of the Notes executed and delivered by the Company on the date hereof (for purposes of this opinion, the "NOTES").

           In that connection, I have examined:

           (a) copies of the charter and bylaws of each of the Subsidiaries of the Company set forth on Schedule A attached hereto (the "COVERED PARTIES"), in each case as amended through the date hereof;

           (b) certificates and telegrams from public officials of the state of incorporation of each of the Covered Parties as to the good standing of the Covered Parties in such state;

           (c) copies of resolutions of the Board of Directors of each of the Covered Parties relating to, among other things, the Acknowledgment and the Mortgage Amendments to which it is a party;

           (d) counterparts of the Credit Agreement and each of the Notes executed by the Company;

           (e) the form of the Acknowledgment dated as of January 11, 1994 (the "ACKNOWLEDGMENT") to certain Security Documents to be executed by each of the Covered Parties;

           (f) the form of the Mortgage Amendments dated as of January 11, 1994 (the "MORTGAGE AMENDMENTS") to the Original Mortgages; and

           (g) copies of each of the agreements and instruments identified on Schedule B attached hereto (the "MATERIAL AGREEMENTS").

           In my examination of the documents referred to above, I have assumed (i) the authenticity of all such documents submitted to me as originals and (ii) the conformity to originals of all such documents submitted to me as copies.

           Based upon the foregoing and upon such investigation as I have deemed necessary, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the following opinion:

           1. Each Covered Party is a corporation (a) duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) with the corporate power and authority to execute and deliver the Acknowledgment and the Mortgage Amendments to which it is a party and (c) qualified to do business and in good standing as a foreign corporation under the laws of each jurisdiction set forth opposite such Covered Party's name on Schedule A attached hereto, which are each jurisdiction where in my judgment the ownership, leasing or operation of its property or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified, in the aggregate, would not have a material adverse effect on the business, property, assets, condition (financial or otherwise) or prospects of the Company or of the Company and its Subsidiaries taken as a whole.

           2. The execution, delivery and performance by the Company of the Credit Agreement and each of the Notes, and by each of the Covered Parties of the Acknowledgment and the Mortgage Amendments to which it is a party, do not (a) violate any judgment, order or decree known to me of any government, governmental instrumentality or court having jurisdiction over the Company or any of its properties or (b) result in the breach of, or constitute a default under, or result in the creation or imposition of any Lien upon any property or assets of any Credit Party under, any Material Agreements.

           3. The execution and delivery by each of the Covered Parties of the Acknowledgment and the Mortgage Amendments to which it is a party will not violate the charter or bylaws of such Covered Party.

           4. The execution and delivery by each of the Covered Parties of the Acknowledgment and the Mortgage Amendments to which it is a party have been duly authorized by all necessary corporate action.

           5. Except as have been obtained or made prior to the Restatement Effective Date and except that revised Forms 441S must be filed with the United States Department of Defense, no authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (a) the due execution, delivery or performance by the Company of the Credit Agreement and each of the Notes or by each of the Covered Parties of the Acknowledgment and the Mortgage Amendments to which it is a party, (b) the legality, validity or enforceability of the Credit Agreement, any Note, the Acknowledgment or any Mortgage Amendment or (c) the consummation of the Transaction.

           6. To the best of my knowledge, except as disclosed in the Annual Report of the Company for the fiscal year ended December 31, 1992, there is no action, suit, investigation, litigation or proceeding pending or threatened (a) that would be reasonably likely to have a material and adverse effect upon the business, property, assets, condition (financial or otherwise) or prospects of the Company or of the Company and its Subsidiaries taken as a whole, (b) with respect to any material Indebtedness of the Company and its Subsidiaries or (c) that purports to affect the legality, validity or enforceability of any Credit Document or the consummation of the Transaction.

           7. The Company does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock,
                                         except for options to purchase
                                         2,260,000 shares and 66,659 shares
                                         available to be issued as of December
                                         31, 1993 under the Stock Option and
                                         Incentive Plan.

           8. On the date hereof, the corporations listed on Schedule V to the Credit Agreement are the only Subsidiaries of the Company. Schedule V to the Credit Agreement correctly sets forth, as of the date hereof, the percentage ownership (direct or indirect) of the Company in each class of capital stock of each of its Subsidiaries and also identifies the direct owners thereof. On the date hereof, all Foreign Subsidiaries of the Company (other than Liard S.A., MA Aviotec Ltee, Delavan Watson Ltd., H.T. Watson Limited, Spray Fabrications Ltd. and Delavan European Marketing Company Limited, which are owned by Wholly-Owned Subsidiaries of the Company that constitute Foreign Subsidiaries, and Coltec International, Inc., which shall be owned by the Company) are owned by Credit Parties, which Credit Parties are both Wholly-Owned Subsidiaries of the Company and Domestic Subsidiaries of the Company.

           I am a member of the Bar of the State of New York and do not purport to be expert on the laws of any other jurisdiction. To the extent the laws of any other jurisdiction may be relevant to any opinion contained herein, I have, after making such investigation as I have deemed necessary or appropriate, relied solely upon my knowledge of the affairs of the Company acquired in connection with my duties as Executive Vice President, General Counsel and Secretary of the Company and, in the case of paragraphs 1 and 3 above, my review of the documents and certificates set forth in clauses (a),
(b) and (c) of the third paragraph hereof.

           A copy of this opinion may be delivered by any of you to any Eligible Transferee in connection with and at the time of any assignment and delegation by any of you as a Bank to such Eligible Transferee of all or a portion of your Loans and Commitments in accordance with the provisions of the Credit Agreement, and such Eligible Transferee may rely on the opinion expressed above as if this opinion were addressed and delivered to such Eligible Transferee on the date hereof. In addition, Shearman & Sterling may rely upon this opinion in rendering their opinion furnished pursuant to
Section 5.03(i) of the Credit Agreement.

           This opinion speaks only as of the date hereof. I do not assume, and I expressly disclaim, any responsibility to advise any of you or any other Person who is permitted to rely on any opinion expressed herein as specified in the immediately preceding paragraph of any change of law or fact that may occur after the date of this opinion even though such change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion.



                                         Very truly yours,

                                           SCHEDULE A

                                                                        Jurisdictions Where
                                                                        Qualified to Do
                                            Jurisdiction                Business as a
NAME OF COVERED PARTY                      OF INCORPORATION             FOREIGN CORPORATION
- ---------------------                      ----------------             -------------------
CII Holdings Inc.                           Delaware

Coltec Technical Services Inc.              Delaware

Delavan - Delta, Inc.                       Tennessee                   Arizona, Indiana

Delavan Inc                                 Iowa                        Arizona, Indiana,
                                                                        South Carolina

Garlock Inc.                                Ohio
                                                                        Alaska, Arizona,
                                                                        Arkansas, California,
                                                                        Colorado, Connecticut,
                                                                        Florida, Georgia,
                                                                        Illinois, Indiana
                                                                        Kansas, Kentucky



                                                                        Louisiana, Maine,
                                                                        Michigan, Nebraska
                                                                        Nevada, New Jersey
                                                                        New Mexico,
                                                                        New York,
                                                                        North Carolina
                                                                        Oklahoma, Pennsylvania,
                                                                        South Carolina,
                                                                        Tennessee, Texas, Utah,
                                                                        Virginia, Washington,
                                                                        Wyoming, Puerto Rico


Garlock International Inc.                  Delaware

Garlock Overseas Corporation                Delaware

Pennsylvania Coal & Coke                    Rhode Island                Pennsylvania
Corporation

Stemco Inc.                                 Texas                       Arizona Indiana
                                                                        Kentucky, Nevada, New
                                                                        York, North Carolina
                                                                        Georgia




                                                2


                                                                        Jurisdictions Where
                                                                        Qualified to Do
                                            Jurisdiction                Business as a
NAME OF COVERED PARTY                      OF INCORPORATION             FOREIGN CORPORATION
- ---------------------                      ----------------             -------------------


The Anchor Packing Company                  Delaware                    California, Florida
                                                                        Georgia, Illinois,
                                                                        Louisiana,
                                                                        Massachusetts, Michigan,
                                                                        Missouri, North
                                                                        Carolina, Ohio,
                                                                        Pennsylvania, Texas,
                                                                        Washington, Puerto Rico

Walbar Inc.                                 Delaware
                                                                        Arizona, California,
                                                                        Massachusetts, South
                                                                        Carolina


                                 Schedule B




1. Senior Securities Indenture, dated as of December 1, 1985, from the Company to The Bank of New York (as successor to Mellon Bank, N.A.).

2. Senior Note Indenture, dated as of April 1, 1992, from the Company to United States Trust Company.

3. Senior Subordinated Note Indenture, dated as of April 1, 1992, from the Company to Norwest Bank Minnesota, National Association.

4. Indenture dated October 26, 1992 between the Company and United States Trust Company of New York.

5. Credit Agreement, dated as of March 24, 1992 and amended and restated as of January 11, 1994, among the Company, the banks listed therein, the Co-Agents named therein and Bankers Trust Company, as Administrative Agent.

6. Indenture of Trust, dated as of September 15, 1980, between the Development Authority of Bremen, Georgia and The Bank of New York (as successor to Mellon Bank, N.A.).

7. Indenture of Trust, dated as of August 1, 1993, between City of Bowling Green, Kentucky and The Bank of New York (as successor to Mellon Bank, N.A.).

8. Indenture of Trust, dated as of September 15, 1980, between Industrial Development Board of the City of Paris, Tennessee and The Bank of New York (as successor to Mellon Bank, N.A.).

9. Indenture of Trust, dated as of August 1, 1993, between the Industrial Development Board of the City of Bay Minette, Alabama and The Bank of New York (as successor to Mellon Bank, N.A.).

10. Indenture of Trust, dated as of August 1, 1993, between the City of Quincy, Illinois and The Bank of New York (as successor to Mellon Bank, N.A.).

11. Indenture of Trust, dated as of August 1, 1993, between the County of Winnebago, Illinois and The Bank of New York (as successor to Mellon Bank, N.A.).

12. Indenture of Trust, dated as of August 1, 1993, between the City of Pine Bluff, Arkansas and The Bank of New York (as successor to Mellon Bank, N.A.).

l3. Lease, as amended by Amendment to Lease, each dated September 1, 1973, between Chicago Title and Trust Company and the Company.

14. Leases, dated February 19, 1954, as amended and January 14, 1957, as consolidated by Consolidated Lease, dated April 1, 1964, as amended by Amendment to Consolidated Lease, dated as of July 1, 1968, between Woodmen of the World Life Insurance Society and Central Transformer Corp.

15. Agreement, dated as of March 31, 1988, as amended May 2, 1990, between the Queen in right of Canada and Menasco Aerospace Ltd.

16. Capital Assistance Agreement, dated March 13, 1985, between the Government of Canada, acting through the Minister of Supply and Services and Walbar Canada Inc.

17. Guarantee Agreement, dated December 1, 1985, between the Company and Chase Manhattan Bank, N.A., as amended as of September 30, 1986, September 24, 1987 and November 13, 1991.

18. Guarantee Agreement, dated December 1, 1985, between the Company and The Bank of New York (as successor to Mellon Bank, N.A.) as amended as of September 29, 1986, September 24, 1987 and November 13, 1991.

19. Contract, dated March 14, 1992, between The Boeing Company and Menasco Aerospace Ltd., including any revisions, amendments or reissuances thereto.

20. Contract, dated October 1, 1978, between The Boeing Company and Menasco Inc. (subsequently merged into the Company), including any revisions, amendments or reissuances thereto.

21. Contract, dated October 10, 1978, between The Boeing Company and Menasco Inc. (subsequently merged into the Company), including any revisions, amendments or reissuances thereto.

22. Contract, dated April 12, 1979, between The Boeing Company and Menasco Inc. (subsequently merged into the Company), including any revisions, amendments or reissuances thereto.

23. Contract, dated April 12, 1979, between The Boeing Company and Menasco Inc. (subsequently merged into the Company), including any revisions, amendments or reissuances thereto.

24. Contract, dated March 25, 1986, between Menasco Inc. (subsequently merged into the Company) and the Coordination Council for North American Affairs for the Indigenous Defensive Fighter in Taiwan, including any revisions, amendments or reissuances thereto.

25. Contract, dated July 21, 1986, between The Boeing Company and Menasco Aerospace Ltd., including any revisions, amendments or reissuances thereto.

26. Agreement, dated August 20, 1987, between the Department of Supply Services of Canada and Menasco Aerospace Ltd., including any revisions, amendments or reissuances thereto.

27. Contract, dated September 14, 1988, between Fokker Aircraft B.V. and Menasco Aerospace Ltd., including any revisions, amendments or reissuances thereto.

28. Agreement, dated September, 1988, between the Company and Avondale Industries, Inc., including any revisions, amendments or reissuances thereto.

29. Agreement dated July, 1988, between the Company and Avondale Industries, Inc., including any revisions, amendments or reissuances thereto.

30. Agreement dated December, 1993, between the Company and Avondale Industries, Inc., including any revisions, amendments or reissuances thereto.

31. Agreement, dated March, 1990, between the Company and General Electric Co., including any revisions, amendments or reissuances thereto.

32. Contract, dated October 2, 1990, between General Dynamics (assigned to Lockheed), including any revisions, amendments or reissuances thereto.

33. Agreement, dated April 16, 1991, between Fokker Aircraft B.Y. and Menasco Aerospace Ltd., including any revisions, amendments or reissuances thereto.

34. Agreement, dated May 4, 1991, between the Company and Messier Hispano Bugatti (Messier), including any revisions, amendments or reissuances thereto.

35. Agreement, dated May 21, 1991, between McDonnell Douglas Corp. and Menasco Aerospace Ltd., including any revisions, amendments or reissuances thereto.

36.    Fokker Aircraft B.Y. General Terms Agreement, dated August 27, 1991.

37. Agreement, dated March 6, 1992, between Delevan Inc and General Motors Corp., including any revisions, amendments or reissuances thereto.

38. Agreement, dated March 9, 1992, between General Motors Corp. and Walbar Canada Inc., including any revisions, amendments or reissuances thereto.

39. Contract, dated August 8, 1992, between the Company and General Dynamics (assigned to Lockheed), including any revisions, amendments or reissuances thereto.

40. Contract dated March 14, 1991 between The Boeing Company and Menasco Aerospace Ltd.

41. Contract dated December 17, 1993 between General Motors Corp. and Coltec Automotive, a division of the Company, for airpumps.

42. Family Protection Agreement used in connection with the Company's Family Protection Program.

43.    Benefits Equalization Plan of the Company.

44.    Supplemental Retirement Savings Plan of the Company.

45. The Company's 1977 Long-Term Performance Plan, as amended through the date hereof.

46. Employment Agreements with certain of the Executive Officers of the Company.

47. Employment Agreement, dated June 10, 1988, between the Company and David L. Margolis.

48. Employment Agreements between the Company and John W. Guffey, Jr., Anthony J. diBuono and certain other Executive Officers of the Company.

49. Employment Letter Agreement, dated August 1, 1990, between the Company and John M. Cybulski.

50.    Incentive Compensation Plan For Executive Officers of the Company.

51. Rate Swap Agreements dated April, 1992 between Barclays Bank PLC, Nippon Credit Bank, WestPac and the Company.

52.    Incentive Plan for Certain Employees of the Company and Subsidiaries.

53.    The Company's 1992 Stock Option and Incentive Plan.

54. Registration Rights and Management Agreement, dated as of October 13, 1993, among the Company, Morgan Stanley & Co. Incorporated and former shareholder of Holdings.

                                                                     EXHIBIT D-1


                               SHEARMAN & STERLING

                              599 Lexington Avenue
                            New York, N.Y. 10022-6069
                                  212-848-4000



                                        January 11, 1994



To each of the Co-Agents and the
Banks listed on Schedule A hereto
and to Bankers Trust Company, as
Administrative Agent


                              COLTEC INDUSTRIES INC

Ladies and Gentlemen:

          This opinion is furnished to you pursuant to Section 5.03(i) of the Credit Agreement dated as of March 24, 1992 and amended and restated as of January 11, 1994 (the "CREDIT AGREEMENT") among Coltec Industries Inc, a Pennsylvania corporation (the "COMPANY"), and each of you. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

          We have acted as special New York counsel to the Company in connection with the preparation, execution and delivery of the Credit Agreement and the Notes executed and delivered by the Company on the date hereof (for purposes of this opinion, the "NOTES").

          In that connection, we have examined counterparts of the Credit Agreement and each of the Notes and the other documents furnished by the Company pursuant to Section 5 of the Credit Agreement.

          In addition, we have examined the originals, or copies certified or otherwise identified to our satisfaction, of such other corporate records of the Company, certificates of officers of the Company and agreements, instruments and other documents as we have deemed necessary as a basis for the opinions ex-pressed below. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certifi-cates of the Company or of its officers.

          In our examination of the documents referred to above, we have assumed
(a) the due execution and delivery, pursuant to due authorization, of each of the documents referred to above by all parties thereto, (b) the authenticity of all such documents submitted to us as originals and (c) the conformity to originals of all such documents submitted to us as copies. In addition, we have assumed, without independent investigation, that
(i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction if its incorporation and has full power and authority to execute, deliver and perform the Credit Agreement and each of the Notes, (ii) the execution, delivery and performance by the Company of the Credit Agreement and each of the Notes do not contravene the certificate of incorporation or bylaws of the Company or violate any law, rule or regulation of the jurisdiction of incorporation of the Company, (iii) no authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body of the jurisdiction of incorporation of the Company is required for the due execution, delivery or performance by the Company of the Credit Agreement or any of the Notes or, if any such authoriza-tion, approval, consent, action, notice or filing is required therefor, it has been duly obtained or made and is in full force and effect, and (iv) immediately prior to the occurrence of the Restatement Effective Date, the Security Agree-ments create valid security interests in favor of the Collateral Agent in the Security Agreement Collateral to the extent that Article 9 of the Uniform Commercial Code (the "UCC") as in effect in the State of New York is applicable to such Security Agreement Collateral and such security interests are perfected to the extent the perfection of such interests is governed by the UCC as in effect in the State of California or New York.

          We have relied on the opinions of Anthony J. diBuono, Esq., Executive Vice President, General Counsel and Secretary of the Company, and of Messrs. Reed, Smith, Shaw & McClay, special Pennsylvania counsel to the Company, each dated the date hereof and addressed to you, as to all matters covered thereby to the extent such matters are not covered by the assumptions set forth in clauses
(i) through (iii) above.

          Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the following opinion:

          1. The execution, delivery and performance by the Company of the Credit Agreement and the Notes do not (a) violate any law, rule or regula-tion or (b) result in the breach of, or constitute a default under, or result in the creation or imposition of any Liens upon any property or assets of the Company under, (i) the Indenture dated as of December 1, 1985 between the Company and The Bank of New York (as successor to Mellon Bank, N.A.), as trustee, (ii) the Indenture dated as of April 1, 1992 between the Company and United States Trust Company of New York, as trustee, (iii) the Indenture dated as of April 1, 1992 between the Company and Norwest Bank Minnesota, National Association, as trustee, or

(iv) the Indenture dated as of October 26, 1992 between the Company and United States Trust Company of New York, as trustee.

     2. The Credit Agreement and each of the Notes are the legal, valid and binding obligations of the Company, enforceable against the Company in accor-dance with their respective terms.


     3. Upon the execution of the Credit Agreement by the Company, the Required Banks (determined immediately prior to the Restatement Effective Date and without giving effect thereto), each Continuing Bank and each New Bank, all consents needed to effect the Credit Agreement under the terms of the Original Credit Agreement will have been obtained.

     4. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     5. Under the UCC as in effect in each of the States of New York and California, the security interests in favor of the Collateral Agent in the Security Agreement Collateral and the perfection thereof would not terminate, and the respective priorities of such security interests would not change, in each case solely as a result of the occurrence of the Restatement Effective Date.

          Our opinions set forth above are subject to the following qualifica-tions:

     (a) Our opinion in paragraph 1 above is subject to the qualification that we have not conducted any investigation into the types of businesses and activities in which the Company and its Subsidiaries engage or into the manner in which they conduct their respective businesses and activities as would enable us to render any opinion (and, accordingly, we express no opinion) as to the applicability to the Company of any law, rule or regulation not of general applicability to business corporations.

     (b) Our opinion in paragraph 2 above is subject to the effect of general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

     (c) Our opinion in paragraph 2 above is also subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally.

     (d) Our opinion in paragraph 2 above is also subject to the qualification that we express no opinion as to Section 13.02 and, to the extent they address any of the Security Documents, Sections 13.08(a) and (b) of the Credit Agreement.

     (e) We express no opinion as to any of the indemnification provisions set forth in the Credit Agreement to the extent they may be violative of public policy.

     (f) Our opinions set forth above are limited to the law of the State of New York, the federal law of the United States and, solely to the extent set forth in our opinion in paragraph 5 above, the law of the State of California, and we do not express any opinion herein concerning any other law.

          This opinion is being furnished only to the addresses hereof and is solely for their benefit in connection with the Transaction. This opinion may not be relied upon for any other purpose, or relied upon by any other Person for any purpose, without our prior written consent.

                                   Very truly yours,

                                                  SCHEDULE A
                                                  ----------

Co-Agents
- ---------

Bank of Montreal
The Bank of Nova Scotia
Credit Lyonnais New York Branch
The Industrial Bank of Japan, Limited,
New York Branch


Banks
- -----

Bankers Trust Company
Bank of Montreal
The Bank of Nova Scotia
Credit Lyonnais New York Branch
The Industrial Bank of Japan, Limited,
  New York Branch
The Bank of New York
CIBC, Inc.
The Long Term Credit Bank
  of Japan, Limited, New York Branch
The Nippon Credit Bank, Limited,
  New York Branch
Society National Bank
ABN AMRO Bank, N.V.
The Bank of Tokyo Trust Company
Banque Paribas
Continental Bank, N.A.
The Sumitomo Bank, Limited
Arab Banking Corp.
Bank of Ireland
Bank of Scotland
Banque Francais Exterieur
  du Commerce
Comerica Bank

                                                                     EXHIBIT D-2
                                                                     -----------

                            REED SMITH SHAW & McCLAY

                                435 Sixth Avenue
                            Pittsburgh, PA 15219-1866
                                  412-288-3131



                                                  January 11, 1994



To each of the Co-Agents and
Banks party to the Credit
Agreement referred to below,
and to Bankers Trust Company,
as Administrative Agent

          Re:  COLTEC INDUSTRIES INC

Ladies and Gentlemen:

          We have acted as special Pennsylvania counsel to Coltec Industries Inc, a Pennsylvania corporation (the "Company"), in connection with the execu-tion and delivery of the Credit Agreement, dated as of March 24, 1992 and amended and restated as of January 11, 1994 (the "Credit Agreement"), among the Company, the financial institutions party thereto (the "Banks"), the Co-Agents, and Bankers Trust Company, as Administrative Agent, and the transactions contemplated thereby. This opinion is being delivered pursuant to Section 5.03(i) of the Credit Agreement. Unless otherwise indicated, capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

          In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the following:

               (a)  the Credit Agreement;

               (b)  the form of Notes attached as Exhib-
               its B-1 and B-2 to the Credit Agreement (the
               "Notes");

               (c)  the form of the Mortgage Amendment
               to be executed by the Company, as Mortgagor, and Bankers Trust Company, as Collateral Agent for the Secured Creditors, as Mortgagee;

               (d)  certified copies of resolutions of
               the Board of Directors of the Company relat-ing, among other things, to the Credit Agree-ment, the Notes, the Mortgage Amendments to which it is a party and the transactions contemplated thereby;

               (e)  copies of the Amended and Restated
               Articles of Incorporation of the Company as certified by the Secretary of the Commonwealth of Pennsylvania on September 20, 1993 and the By-Laws of the Company;

               (f)  copies of a subsistence certificate
               for the Company dated January 7, 1994 from the Secretary of the Commonwealth of Pennsylvania and a tax lien certificate for the Company dated January 10, 1994 from the Department of Revenue of the Commonwealth of Pennsylvania.

          The agreements described in clauses (a) through (c) above are referred to collectively in this opinion as the "Credit Documents".

          We have reviewed only the Credit Documents and the items listed in clauses (d) through (f) above and have made no other factual investigation or inquiry. We have examined such questions of law as we have deemed appropriate for purposes of rendering the opinions expressed herein.

          In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photo-static copies and the authenticity of the originals of such copies. In making our examination of the Credit Documents to be executed by parties other than the Company, we have assumed the enforceability thereof on all such parties.

          Based upon the foregoing, and subject to the limitations, qualifica-tions, exceptions and assumptions set forth herein, we are of the opinion that:

          1. The Company is a corporation presently subsisting under the laws of the Commonwealth of Pennsylvania.

          2. The Company has the corporate power to execute, deliver and perform all of its obligations under each of the Credit Documents and to consummate the Transaction. The execution and delivery by the Company of each of the Credit Documents and the consummation of the Transaction have been duly authorized by requisite corporate action on the part of the Company. The Credit Agreement has been duly executed and delivered by the Company and the other Credit Documents, when executed and delivered by Paul G. Schoen, the Senior Vice President, Finance and Treasurer of the

Company, will be duly executed and delivered by the Company.

          3. The execution and delivery by the Company of each of the Credit Documents, the performance by it of its obligations under each such Credit Document in accordance with its terms, and the consummation of the Transaction do not breach or otherwise violate the Amended and Restated Articles of Incorpo-ration or By-laws of the Company.

          4. Neither the execution, delivery and performance by the Company of its obligations under the Credit Documents, nor compliance by the Company with the terms and provisions thereof, nor consummation of the Transaction will violate applicable provisions of Pennsylvania law.

          5. No approval from any Pennsylvania governmental body or authority is required to authorize or is required in connection with the execution, delivery or performance by the Company of any Credit Document or the consumma-tion of the Transaction.

          The foregoing opinions are subject to the following qualifications:

          A. We have acted as special Pennsylvania counsel to the Company in connection with the Credit Documents and the Transaction. We have not partici-pated in the negotiation or drafting of the Credit Documents or in discussions relating to the Credit Documents or the Transaction. The opinions expressed in Paragraphs 2, 3, 4 and 5 above are limited to our actual knowledge of the Transaction based upon our review of the Credit Documents. We expressly disclaim any knowledge of any agreements, documents or transactions that may be referred to in or incorporated by reference in the Credit Documents or the items listed in clauses (d) through (f) above, other than the Credit Documents, such items and the Transaction. We have not reviewed any exhibits to the Credit Agreement not specifically referenced in the second paragraph of this letter.

          B. We call your attention to the provisions of Section 911(b) of the Crimes Code in effect in the Commonwealth of Pennsylvania which prohibits the use or investment of income derived from a pattern of "racketeering activity" in the establishment or operation of any enterprise. "Racketeering activity," as defined in the Crimes Code, includes the collection of money or other property in full or partial satisfaction of a debt which arose as the result of the lending of money or other property at a rate of interest exceeding 25% per annum where not otherwise authorized by law. Your attention is also called to the provisions of Section 4806.1 of the former Penal Code of the Commonwealth making "criminal usury" -- defined as the charging, taking or receiving of any money, things in action or other property as interest on a loan at a rate exceeding 36% per annum when not otherwise authorized by law -- a felony. It is unclear whether this provision was repealed by the Crimes Code. SEE 1 Pa.C.S. SECTION 1952; 46 P.S. Section 572 (repealed) and COMMONWEALTH V. FLASHBURG, 237 Pa. Super. 424, 352 A.2d 185 (1976). Accordingly, our opinion is qualified to the extent, if any, that the statutes referenced in this Paragraph B may be applicable to this transaction. Although there is an absence of case law on point, we believe that
(i) Section 13.18 of the Credit Agreement, (ii) Section 1510(a) of the Pennsylvania Business Corporation Law (which provides that a Pennsylvania business corporation may not plead usury as a defense to any action brought against it to enforce payment of, or to enforce any other remedy on, any obligation executed or effected by it and (iii) the inapplicability of 41 P.S.
Section 101 et seq. (regarding maximum lawful interest rates for loans) to loans in excess of $5,000, all provide strong arguments to the lenders under the Credit Agreement that the foregoing criminal statutes will not be violated by the provisions of the Credit Agreement relating to interest rates.

          C. With your permission, we have made no investigation and express no opinion as to the applicability to the transactions contemplated by the Credit Documents of the Uniform Fraudulent Conveyance Act as in effect in the Common-wealth of Pennsylvania or Statute 13 Elizabeth Ch. 5, 39 P.S. Chapter 2 App. relating to fraudulent conveyances and related matters. In rendering our opinions herein we express no opinion as to the applicability or effect of any preference or similar law on the Credit Documents or any transaction contemplat-ed thereby.

          D. Any purported assignment of any governmental approval, license or permit may be subject to restrictions upon assignment or transfer which may be applicable to assignments intended as security, or, although not necessarily applicable to assignments intended as security, may be required to be satisfied before you will be treated as an assignee thereof.

          E. We express no pinion in Paragraph 4 and 5 above as to statutes and ordinances, administrative decisions, or rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level) or judicial decisions to the extent they deal with any of the foregoing.

          F. We express no opinion as to the effect on the opinions herein stated of (i) the compliance or noncompliance of any party (other than the Company) to the Credit Documents with any state, federal or other laws or regulations applicable to them or (ii) the legal or regulatory status or the nature of the business of the Co-Agents, the Banks, the Administrative Agent or the Collateral Agent.

          We do not express any opinion herein concerning any law other than the laws of the Commonwealth of Pennsylvania.

          We are delivering a copy of this opinion to Shearman & Sterling and authorize such firm to rely on it as to matters of Pennsylvania law in rendering the opinion of such firm, as special counsel to the Company, to you of even date herewith in connection with the transactions contemplated by the Credit Agree-ment. Subject to the preceding sentence, this opinion is furnished solely for your benefit and for the benefit of your participants and assignees in connec-tion with the transactions contemplated by the Credit Agreement. None of you or any such participant or assignee may rely on this opinion for any other purpose. This opinion is limited to the matters set forth herein, no opinion may be inferred or implied beyond the matters expressly stated in this letter, and our statements contained in Paragraphs 1 through 5, inclusive, of the opinion portion of this letter must be read in conjunction with the assumptions, limitations, exceptions and qualifications set forth in this letter.

                                   Very truly yours,

            [NAME OF CREDIT PARTY AND/OR OTHER SUBSIDIARY]

                         Officers' Certificate


            I, the undersigned, [President/Executive Vice President/Senior Vice President/Vice President] of [Name of Credit Party and/or other Subsidiary], a corporation organized and existing under the laws of the State of ________ (the "Company"), do hereby certify that:

            1. This Certificate is furnished pursuant to the Credit Agreement, dated as of March 24, 1992 and amended and restated as of January 11, 1994, among [Coltec Industries Inc] [the Company], the lending institutions from time to time party thereto, the Co-Agents and Bankers Trust Company, as Administrative Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

            2. The following named individuals are elected officers of the Company, each holds the office of the Company set forth opposite his name and has held such office since __________, 19__.4 The signature written opposite the name and title of each such officer is his correct signature.

            NAME5          OFFICE         SIGNATURE

      _______________   _____________   _____________

      _______________   _____________   _____________

      _______________   _____________   _____________


- ---------------------------
4/   Insert a date prior to the time of any corporate action
relating to the Credit Agreement or the other Credit
Documents.

5/   Include name, office and signature of each officer who
will sign any Credit Document, including the officer who will sign the certification at the end of this Certificate.

            3. Attached hereto as Exhibit A is a certified copy of the [Certificate of Incorporation] [describe appropriate charter document] of the Company as filed in the [Office of the Secretary of State of the State of ________ on ___________, 19__] [describe appropriate filing office], together with all amendments thereto adopted through the date hereof.6

            4. Attached hereto as Exhibit B is a true and correct copy of the [By-Laws] [describe appropriate governing document] of the Company which were duly adopted, are in full force and effect on the date hereof, and have been in effect since _____________, 19__.7

            [5.   There are in existence no organizational or other governing documents with respect to the Company except as attached hereto as Exhibits A and B.]8

            [5] [6]. Attached hereto as Exhibit C is a true and correct copy of resolutions which were duly adopted on __________, 19__ [by unanimous written consent of the Board of Directors of the Company] [by a meeting of the Board of Directors of the Company at which a quorum was present and acting throughout], and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of Directors of the Company which deal with the execution, delivery or performance of any of the Credit Documents or any other Documents to which the Company is party.9

          [6.     Attached hereto as Exhibit D are true and correct copies of all Employee Benefit Plans of the Company and its


- --------------
6/   Alternatively, state that Certificate of Incorporation
or other appropriate charter documents have not been amended since March 24, 1992.

7/   Alternatively, state that By-Laws or other appropriate
governing documents have not been amended since March 24, 1992.

8/   Insert only for Certificates signed by Foreign
Subsidiaries.

9/   Insert for Credit Parties executing Credit Documents, or
amendments thereto, in connection with the Transaction.

Subsidiaries, or amendments thereto, required to be delivered pursuant to
Section 5.05 of the Credit Agreement.

            7. Attached hereto as Exhibit E are true and correct copies of all Shareholders' Agreements with respect to the capital stock of the Company and its Subsidiaries, or amendments thereto, required to be delivered pursuant to Section 5.05 of the Credit Agreement.

            8. Attached hereto as Exhibit F are true and correct copies of all Management Agreements of the Company and its Subsidiaries, or amendments thereto, required to be delivered pursuant to Section 5.05 of the Credit Agreement.

            9. Attached hereto as Exhibit G are true and correct copies of all Employment Agreements of the Company and its Subsidiaries, or amendments thereto, required to be delivered pursuant to Section 5.05 of the Credit Agreement.

          10. Attached hereto as Exhibit H are true and correct copies of all Collective Bargaining Agreements of the Company and its Subsidiaries, or amendments thereto, required to be delivered pursuant to Section 5.05 of the Credit Agreement.

          11. Attached hereto as Exhibit I are true and correct copies of all Tax Sharing Agreements entered into by the Company or any of its Subsidiaries, or amendments thereto, required to be delivered pursuant to
Section 5.05 of the Credit Agreement.

          12. Attached hereto as Exhibit J are true and correct copies of all Debt Agreements of the Company and its Subsidiaries, or amendments thereto, required to be delivered pursuant to Section 5.05 of the Credit Agreement.

          13. Attached hereto as Exhibit K is a true and correct copy of the PRO FORMA consolidated balance sheet of the Company and its Subsidiaries referred to in Section 5.17 of the Credit Agreement.

          14. On the date hereof, all of the conditions in Sections 5.11, 5.12, 5.14, 5.16 and 6.01 have been satisfied, provided that no certification is made herein as to the acceptability of any items to the Agent and/or the Required Banks or as to whether the

Agents and/or the Required Banks are satisfied with any of the matters described in said Sections.]10

         [6] [7] [15]. There is no proceeding for the dissolution or liquidation of the Company or threatening its existence.







- -----------------
10/   Insert items 6-14 only in the Certificate of Coltec
Industries Inc. and, in the case of items 6-12, alternatively state that there are no such agreements, or amendments thereto, entered into since April 1, 1992.

            IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of __________, 1994.


                                    ______________________________
                                    Name:
                                    Title:

            [NAME OF CREDIT PARTY AND/OR OTHER SUBSIDIARY]


I, the undersigned, [Secretary/Assistant Secretary] of the Company, do hereby certify that:

            1. [Name of Person making above certifications] is the duly elected and qualified [President/Executive Vice President/Senior Vice President/Vice President] of the Company and the signature above is his genuine signature.

            2. The certifications made by [name of Person making above certifications] in Items 2, 3, 4, [5], [6] and [6] [7] [15] above are true and correct.


            IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of _________, 1994.


                                    ____________________________
                                    Name:
                                    Title:

                                                           EXHIBIT I


                      SUBORDINATION PROVISIONS



            Each promissory note evidencing Indebtedness (as defined in the Credit Agreement to which this Exhibit I is attached) incurred by Coltec Industries Inc, a Pennsylvania corporation (the "Company"), owing to any of its Subsidiaries shall have the following subordination provisions attached as Annex A thereto, and shall include in the text of such promissory note the language: "THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO ALL SENIOR INDEBTEDNESS (AS DEFINED IN ANNEX A HERETO) TO THE EXTENT PROVIDED IN ANNEX A."


                                                               ANNEX A
                                                  TO PROMISSORY NOTE


            Section 1.01. SUBORDINATION OF LIABILITIES. Coltec Industries Inc (the "Company"), for itself, its successors and assigns, covenants and agrees and each holder of the promissory note to which this Annex A is attached (the "Note") by its acceptance thereof likewise covenants and agrees that the payment of the principal of, and interest on, and all other amounts owing in respect of, the Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full of Senior Indebtedness (as defined in Section 1.07) in cash. The provisions of this Annex A shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder to the same extent as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

            Section 1.02. COMPANY NOT TO MAKE PAYMENTS WITH RESPECT TO NOTES IN CERTAIN CIRCUMSTANCES. (a) Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all principal thereof and premium, if any, and interest thereon or fees or any other amounts owing in respect thereof, in each case to the extent due and owing at such time, shall first be paid in full in cash, or such payment duly provided for in cash or in a manner satisfactory to the holder or holders of such Senior Indebtedness, before any payment is made on account of the principal of (including installments thereof), or interest on, or any amount otherwise owing in respect of, the Note. Each holder of the Note hereby agrees that, so long as an Event of Default (as defined below), or event which with notice or lapse of time or both would constitute an Event of Default, in respect of any Senior Indebtedness exists, it will not ask, demand, sue for, or otherwise take, accept or receive, any amounts owing in respect of the Note. As used herein, the term "Event of Default" shall mean any Event of Default, under and as defined in, the relevant documentation governing any Senior Indebtedness which has arisen as a result of the failure to make any payments with respect to Senior Indebtedness or as a result of any bankruptcy, insolvency or similar proceeding with respect to the Company, and in any event shall include any payment default with respect to any Senior Indebtedness.

            (b) In the event that notwithstanding the provisions of the preceding subsection (a) of this Section 1.02, the Company shall make any payment on account of the principal of, or interest on, or amounts otherwise owing in respect of, the Note at a time when payment is not permitted by said subsection (a), such payment shall be held by the holder of the Note, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, as their respective interests may appear, for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby, if such notice is not given, the Company shall give the holder of the Note prompt written notice of any maturity of Senior Indebtedness after which such Senior Indebtedness remains unsatisfied.

            Section 1.03. NOTE SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR INDEBTEDNESS ON DISSOLUTION, LIQUIDATION OR REORGANIZATION OF COMPANY. Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):


            (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash or in a manner satisfactory to the holder or holders of such Senior Indebtedness of the principal thereof, premium, if any, and interest (including, without limitation, all interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the governing documentation whether or not such interest is an allowed claim in such proceeding) and all other amounts due thereon before the holder of the Note is entitled to receive any payment on account of the principal of or interest on or any other amount owing in respect of the Note;

            (b) any payment or distributions of assets of the Company of any kind or character, whether in cash, property or securities to which the holder of the Note would be entitled except for the provisions of this Annex A, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

            (c) in the event that, notwithstanding the foregoing provisions of this Section 1.03, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the holder of the Note on account of principal of, or interest or other amounts due on, the Note before all Senior Indebtedness is paid in full in cash or in a manner satisfactory to the holder or holders of such Senior Indebtedness, or effective provisions made for its payment, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash or in a manner satisfactory to the holder or holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

            Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby, if such notice is not given, the Company shall give prompt written notice to the holder of the Note of any dissolution, winding up, liquidation or reorganization of the

Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise).

            Section 1.04. SUBROGATION. Subject to the prior payment in full of all Senior Indebtedness in cash, the holder of the Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the holder of the Note by virtue of this Annex A which otherwise would have been made to the holder of the Note, shall be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Annex A are and are intended solely for the purpose of defining the relative rights of the holder of the Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

            Section 1.05. OBLIGATION OF THE COMPANY UNCONDITIONAL. Nothing contained in this Annex A or in the Note is intended to or shall impair, as between the Company and the holder of the Note, the obligation of the Company, which is absolute and unconditional, to pay to the holder of the Note the principal of and interest on the Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of the Note and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder of the Note from exercising all remedies otherwise permitted by applicable law, subject to the rights, if any, under this Annex A of the holders of Senior Indebtedness in respect of cash, property, or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Annex A, the holder of the Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holder of the Note, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Annex A.

            Section 1.06. SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF COMPANY OR HOLDERS OF SENIOR INDEBTEDNESS. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by an act or failure to act on the part of the Company or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Company with the terms and provisions of the Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Note with respect thereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Indebtedness, or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of a default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder of the Note.

            Section 1.07. SENIOR INDEBTEDNESS. (a) The term "Senior Indebtedness" shall mean all Obligations (as defined below) (i) of the Company and/or its Subsidiaries (as defined below) under the Credit Agreement (as defined below) and any renewal, extension, restatement or refunding thereof,
(ii) of the Company and/or its Subsidiaries in respect of all Interest Rate Protection or Other Hedging Agreements (as defined below) with Other Creditors (as defined below) and (iii) of the Company with respect to the Senior Notes.

            (b) As used in this Agreement, the terms set forth below shall have the respective meanings provided below:

            "Credit Agreement" shall mean the Credit Agreement, dated as of
March 24, 1992 and amended and restated as of    January 11, 1994, among the
Company, various financial institutions from time to time party thereto (the "Banks"), the Co-Agents and Bankers Trust Company, as Administrative Agent; as same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time, and including any agreement extending the maturity of, refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers thereunder that are Subsidiaries of the Company and whose obligations are guaranteed by the Company thereunder or any increase in the amount borrowed) all or any portion of, the indebtedness under such agreement or of any successor agreements.

            "Interest Rate Protection or Other Hedging Agreements" shall have the meaning provided in the Credit Agreement.

            "Obligations" shall mean any principal, interest, premium, penalties, fees and other liabilities and obligations payable under the documentation governing any Senior Indebtedness (including, without limitation, all interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the governing documentation, whether or not such interest is an allowed claim in such proceeding).

            "Senior Notes" shall have the meaning provided in the Credit Agreement.

            "Other Creditors" shall mean any Bank which enters into, or which participates in, the extension of Interest Rate Protection Agreements or Other Hedging Agreements (even if any such Bank ceases to be a Bank under the Credit Agreement for any reason) and their subsequent assigns, if any, in all such cases in their capacity as creditors with respect to Interest Rate Protection or Other Hedging Agreements.

            "Subsidiary" shall have the meaning provided in the Credit
Agreement.

                                                           EXHIBIT J


                  ASSIGNMENT AND ASSUMPTION AGREEMENT


                                                 Date __________, 19__


            Reference is made to the Credit Agreement described in Item 2 of Annex I hereto (as such Credit Agreement may hereafter be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Unless defined in Annex I hereto, terms defined in the Credit Agreement are used herein as therein defined. ___________ (the "Assignor") and __________ (the "Assignee") hereby agree as follows:

            1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I hereto (the "Assigned Share") of all of the outstanding rights and obligations under the Credit Agreement relating to the Commitment listed in Item 4 of Annex I hereto, including, without limitation, all rights and obligations with respect to the Assigned Share of the Revolving Loans and Letters of Credit. After giving effect to such sale and assignment, the Assignee's Commitment will be as set forth in Item 4 of Annex I hereto.

            2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any of its Subsidiaries or the performance or observance by the Credit Parties of any of their obligations under the Credit Agreement or the other Credit Documents to which they are a party or any other instrument or document furnished pursuant thereto.

            3. The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, any Co-Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Transferee under
Section 13.04(b) of the Credit Agreement; (iv) appoints and authorizes the Co-Agents (including any such Agent in its capacity as Administrative Agent and/or Collateral Agent) to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to a Co-Agent, the Administrative Agent or the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; [and] (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank [; and (vi) to the extent legally entitled to do so, attaches the forms described in the last sentence of Section 13.04(b) of the Credit Agreement].11

            4. Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. The effective date of this Assignment and Assumption Agreement shall be the date (the "Settlement Date") on which all of the following conditions shall have been satisfied: (i) the Assignor and the Assignee shall have executed a counterpart hereof, (ii) BTCo and the Company shall have consented hereto to the extent required by Section 13.04(b) of the Credit Agreement and (iii) the Administrative Agent shall have received the administrative fee (if applicable) referred to in such Section 13.04(b), unless otherwise specified in Item 5 of Annex I hereto.

            5. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Bank thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

            6. It is agreed that the Assignee shall be entitled to (x) all interest on the Assigned Share of the Loans at the rates specified in Item 6 of Annex I; (y) all Commitment Commission (if applicable) on the Assigned Share of the Total Commitment at the rate specified in Item


- ----------------
11/   If the Assignee is organized under the laws of a
juridiction outside the United States.

7 of Annex I hereto; and (z) all Letter of Credit Fees (if applicable) on the Assignee's participation in all Letters of Credit at the rate specified in
Item 8 of Annex I hereto, which, in each case, accrue on and after the Settlement Date, such interest and, if applicable, Commitment Commission and Letter of Credit Fees, to be paid by the Administrative Agent directly to the Assignee. It is further agreed that all payments of principal made on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid directly by the Administrative Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Loans made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date.

            7. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Assignment and Assumption Agreement, as of the date first above written, such execution also being made on Annex I hereto.

Accepted this _____ day [NAME OF ASSIGNOR]
of _______, 19__        as Assignor

                              By_____________________________
                                Title:

                              [NAME OF ASSIGNEE]
                              as Assignee



                              By_____________________________
                                Title:
Acknowledged and Agreed:

BANKERS TRUST COMPANY



By________________________
  Title:

COLTEC INDUSTRIES INC



By:_______________________
   Title:

             ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

                                ANNEX I



1.    Borrower:  Coltec Industries Inc


2.    Name and Date of Credit Agreement:

      Credit Agreement, dated as of March 24, 1992 and amended and restated as of January ___, 1994, among Coltec Industries Inc, the Banks from time to time party thereto, the Co-Agents and Bankers Trust Company, as Administrative Agent.


3.    Date of Assignment Agreement:


4.    Amounts (as of date of item #3 above):

                                                     COMMITMENT

  a.  Aggregate Amount for all Banks                $___________

  b.  Assigned Share                                 ___________%

  c.  Amount of Assigned Share                      $___________

5.    Settlement Date:


6.    Rate of Interest        As set forth in Section 1.08
      to the Assignee:        of the Credit Agreement (unless otherwise agreed
                              to by the Assignor and the Assignee)12


- --------------------------
12/   The Company and the Administrative Agent shall direct
the entire amount of the interest to the Assignee at the rate set forth in Section 1.08 of the Credit Agreement, with the Assignor and Assignee effecting the agreed upon sharing of the interest through payments by the Assignee to the Assignor.

7.    Commitment Commission   As set forth in Section 3.01(a) of the Credit
                              Agreement (unless otherwise agreed to by the Assignor and the Assignee) 13

8.    Letter of Credit        As set forth in Section 3.01(b)
      Fees to the             of the Credit Agreement (unless
      Assignee:               otherwise agreed to by the Assignor and the
                              Assignee)14


9.    Notice:

         ASSIGNOR:

            _____________________
            _____________________
            _____________________
            _____________________
            Attention:
            Telephone:
            Telecopier:
            Reference:


         ASSIGNEE:

            _____________________
            _____________________


- ----------------------------
13/   The Company and the Administrative Agent shall direct
the entire amount of the Commitment Commission to the Assignee at the rate set forth in Section 3.01(a) of the Credit Agreement, with the Assignor and the Assignee effecting the agreed upon sharing of Commitment Commission through payment by the Assignee to the Assignor.

14/   The Company and the Administrative Agent shall direct
the entire amount of the Letter of Credit Fees to the Assignee at the rate set forth in Section 3.01(b) of the Credit Agreement, with the Assignor and the Assignee effecting the agreed upon sharing of Letter of Credit Fees through payment by the Assingee to the Assignor.

            _____________________
            _____________________
            Attention:
            Telephone:
            Telecopier:
            Reference:

      Payment Instructions:

         ASSIGNOR:

            _____________________
            _____________________
            _____________________
            _____________________
            Attention:
            Reference:

         ASSIGNEE:

            _____________________
            _____________________
            _____________________
            _____________________
            Attention:
            Reference:


Accepted and Agreed:

[NAME OF ASSIGNEE]                    [NAME OF ASSIGNOR]



By_______________________     By______________________
  _______________________          ______________________
  (Print Name and Title)           (Print Name and Title)

                   CREDIT PARTIES' ACKNOWLEDGEMENT


            ACKNOWLEDGEMENT, dated as of January 11, 1994, made by the undersigned (each a "Credit Party" and collectively, the "Credit Parties"). Except as otherwise defined herein, terms used herein and defined in the Amended and Restated Credit Agreement (as hereinafter defined) shall be used herein as so defined.


               W I T N E S S E T H :
               -------------------

            WHEREAS, Coltec Industries Inc, a Pennsylvania corporation (the "Company"), the Banks from time to time party thereto, Bankers Trust Company, Chemical Bank (as successor by merger to Manufacturers Hanover Trust Company), Barclays Bank PLC, New York Branch, and Credit Lyonnais New York Branch, as Agents, and Bankers Trust Company, as Administrative Agent (in such capacity, the "Administrative Agent"), have entered into a Credit Agreement, dated as of March 24, 1992 (as modified, supplemented or amended to, but not including, the date hereof, the "Original Credit Agreement");

            WHEREAS, each Subsidiary Pledgor has entered into a Pledge Agreement, dated as of March 24, 1992 (as modified, supplemented or amended from time to time, the "Subsidiaries Pledge Agreement") with the Collateral Agent for the benefit of the Secured Creditors;

            WHEREAS, each Subsidiary Assignor has entered into a Security Agreement, dated as of March 24, 1992 (as modified, supplemented or amended from time to time, the "Subsidiaries Security Agreement") with the Collateral Agent for the benefit of the Secured Creditors;

            WHEREAS, each Subsidiary Guarantor has entered into a Guaranty, dated as of March 24, 1992 (as modified, supplemented or amended from time to time, the "Subsidiaries Guaranty") in favor of the Creditors (as defined therein);

            WHEREAS, each Domestic Subsidiary has entered into an Assignment for Security in U.S. Trademarks, executed April 1, 1992 (as modified, supplemented or amended from time to time, the "Trademark

Assignment") in favor of the Collateral Agent for the benefit of the Secured Creditors;

            WHEREAS, each Domestic Subsidiary has entered into an Assignment for Security in U.S. Patents, dated as of April 1, 1992 (as modified, supplemented or amended from time to time, the "Patent Assignment" in favor of the Collateral Agent for the benefit of the Secured Creditors, and collectively with the Subsidiaries Pledge Agreement, the Subsidiaries Guaranty, the Subsidiaries Security Agreement and the Trademark Assignment, the "Credit Documents") in favor of the Collateral Agent for the benefit of the Secured Creditors;

            WHEREAS, the Company, various Banks from time to time party thereto, the Co-Agents and the Administrative Agent are amending and restating the Original Credit Agreement pursuant to a Credit Agreement, dated as of March 24, 1992 and amended and restated as of January 11, 1994 (as modified, supplemented or amended from time to time, the "Amended and Restated Credit Agreement");

            WHEREAS, it is a condition to the effectiveness of the Amended and Restated Credit Agreement and the making and/or maintaining of Loans and the issuance of Letters of Credit thereunder, that each Credit Party shall have executed and delivered this Acknowledgement; and

            WHEREAS, each Credit Party will obtain benefits from the incurrence and/or maintenance of Loans by the Company and the issuance of Letters of Credit for the account of the Company under the Amended and Restated Credit Agreement and, accordingly, desires to execute this Acknowledgement in order to satisfy the conditions described in the preceding paragraph;

            NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Credit Party, the receipt and sufficiency of which are hereby acknowledged, each Credit Party hereby makes the following representations and warranties to the Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:

            15. Each Credit Party acknowledges and agrees to the amendment and restatement of the Original Credit Agreement pursuant to the Amended and Restated Credit Agreement and further agrees, that after the occurrence of the Restatement Effective Date, all Credit Documents theretofore executed and delivered by such Credit Party shall remain in full force and effect (and shall guaranty or secure, as the case may be, all Obligations under and pursuant to the Amended and Restated Credit Agreement).

            16. Each Credit Party party to the Subsidiaries Pledge Agreement acknowledges and agrees that the terms "Initial Borrowing Date" and "Transaction" contained in the fourth sentence of Section 1 of the Subsidiaries Pledge Agreement shall be deemed hereafter to have the respective meanings ascribed thereto under the Original Credit Agreement (without giving effect to the Restatement Effective Date).

            17. Each Credit Party party to the Subsidiaries Guaranty acknowledges and agrees that the terms (x) "Initial Borrowing Date" contained in the second sentence of Section 1 and the fourth sentence of Section 7 and
(y) "Transaction" contained in the second sentence of Section 1 of the Subsidiaries Guaranty shall be deemed hereafter to have the respective meanings ascribed thereto under the Original Credit Agreement (without giving effect to the Restatement Effective Date).

            18. Each Credit Party party to the Subsidiaries Security Agreement acknowledges and agrees that the term "Initial Borrowing Date" contained in Section 7.4(h) and in the definition of "New York Mortgage" in
Article IX of the Subsidiaries Security Agreement shall be deemed hereafter to have the meaning ascribed thereto under the Original Credit Agreement (without giving effect to the Restatement Effective Date).

            19. Each Credit Party party to the Company Security Agreement acknowledges and agrees that the term "Initial Borrowing Date" contained in the Company Security Agreement shall be deemed hereafter to have the meaning ascribed thereto under the Original Credit Agreement (without giving effect to the Restatement Effective Date).

            20. Each Credit Party party to the Subsidiaries Pledge Agreement acknowledges and agrees that the reference to "Section 8.12 of the Credit Agreement" contained in the last sentence of Section 2 of the Subsidiaries Pledge Agreement shall be deemed hereafter to be a reference to Section 8.11 of the Amended and Restated Credit Agreement.

            21. This Acknowledgement shall be binding upon each Credit Party and its successors and assigns.

            22. THIS ACKNOWLEDGEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.
            23. This Acknowledgement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Company and the Administrative Agent.

            IN WITNESS WHEREOF, each Credit Party has caused this
Acknowledgement to be executed and delivered as of the date first above written.



By:__________________________

as Vice President and Treasurer of the following subsidiaries:


CII HOLDINGS INC
COLTEC TECHNICAL SERVICES
  INC
DELAVAN-DELTA, INC.
DELAVAN INC
GARLOCK INC
GARLOCK INTERNATIONAL INC
GARLOCK OVERSEAS CORPORATION
PENNSYLVANIA COAL & COKE
  CORPORATION
STEMCO INC
THE ANCHOR PACKING COMPANY
WALBAR INC

Attested to:



By __________________________
  Title:

Accepted and Agreed to:

BANKERS TRUST COMPANY, as
  Collateral Agent and
  as Administrative Agent
  for the Banks



By __________________________
  Title:

                                                                       EXHIBIT L


                                             OUTSTANDING LETTERS OF CREDIT

I.    Letters of Credit
      -----------------


Issuance
  DATE      Issuing Institution           Number       Beneficiary        Division
- --------    -------------------           ------       -----------        --------






















II.   Non-Facility Letters of Credit


Issuance
  DATE      Issuing Institution           Number       Beneficiary        Division
- --------    -------------------           ------       -----------        --------

